Filed pursuant to Rule 424(b)(2)
                                             Commission File No. 33-46723

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. Offers to buy these securities may not be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Subject to Completion, Dated March 14, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 1997)

                           $563,777,484 (Approximate)
                          Morgan Stanley Capital I Inc.
                                  as Depositor

                         CONTITRADE SERVICES L.L.C. and
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            as Mortgage Loan Sellers

                      GMAC COMMERCIAL MORTGAGE CORPORATION
          as Master Servicer, Special Servicer and Mortgage Loan Seller

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                                   ----------

     The Series 1997-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 17 classes (each, a "Class") of Certificates:
(i) the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class IO-1 and Class IO-2 Certificates (collectively, the "Class IO Certificates" or the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class IO-1, Class IO-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Duff & Phelps Credit Rating Co. ("DCR") and/or by Moody's Investors Service, Inc. ("Moody's" and, together with DCR, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance") or aggregate notional amount (the aggregate
"Notional Amount"), and will accrue interest (initially, in the case of the Class A-2 Certificates and the Interest Only Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

     The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, GMAC Commercial Mortgage Corporation as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined below) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers (as defined herein), the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any of their respective affiliates or any other person.

     See "Risk Factors and Other Special Considerations" beginning on page S-35 herein and "Risk Factors" beginning on page 13 in the Prospectus for certain factors to be considered in purchasing the Offered Certificates.

                                                  (cover continued on next page)

                                   ----------

                                  Approximate
                               Initial Aggregate       Approximate
                            Certificate Balance or    Initial Pass-        Final Scheduled                 Rating
Class                         Notional Amount(1)     Through Rate(2)    Distribution Date(3)          (DCR/Moody's)(4)
-----                         ------------------     ---------------    --------------------          ----------------
Class A-1A..................    $ 61,700,000              6.85%           February 17, 2003                AAA/Aaa
Class A-1B..................     193,000,000              7.36%             May 15, 2006                   AAA/Aaa
Class A-1C..................     139,496,000              7.51%           December 15, 2006                AAA/Aaa
Class A-2...................      38,248,484              5.88%            August 15, 2006                 AAA/Aaa
Class IO-1..................     601,807,030              1.49%           February 15, 2017                AAA/Aaa
Class IO-2..................      38,248,484              2.29%            August 15, 2006                 AAA/Aaa
Class B.....................      51,252,000              7.65%           January 15, 2007                 AA-/Aa2
Class C.....................      38,439,000              7.75%           January 15, 2007                  A-/A2
Class D.....................      35,236,000              7.85%            March 15, 2007                 BBB-/Baa2
Class E.....................       6,406,000              7.85%            March 15, 2007                  NR/Baa3

----------
     (Footnotes on next page)

                                   ----------

     The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by
the Depositor, will be approximately $        plus accrued interest. For further
information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

     The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company against payment therefor on or about
March   , 1997 (the "Closing Date").

                                   ----------

                              MORGAN STANLEY & CO.
                                  Incorporated
            The date of this Prospectus Supplement is March   , 1997

                               [GRAPHIC OMITTED]

[SET FORTH IN THE PRINTED MATERIALS IS A MAP OF THE CONTINENTAL UNITED STATES SHOWING THE BORDERS OF THE STATES AND INDICATING, BY BULLET MARKS, THE LOCATIONS OF THE MORTGAGED PROPERTIES.]

The footnotes to the table on the cover page are as follows:

     (1) The table sets forth: in the case of each Class of Interest Only Certificates, the initial aggregate Notional Amount thereof; and, in the case of each other Class of Offered Certificates, the initial aggregate Certificate Balance thereof. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to distributions of principal. The initial aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%.

     (2) The Pass-Through Rates for the Class A-1A, Class A-1B, Class A-1C, Class B, Class C, Class D and Class E Certificates are fixed at the respective per annum rates set forth in the table. The Pass-Through Rates for the Class A-2, Class IO-1 and Class IO-2 Certificates are variable and, subsequent to the initial Distribution Date (as defined herein), will be determined as described under "Description of the Certificates--Pass-Through Rates" herein. The initial Pass-Through Rates for the Offered Certificates as set forth in the table are approximate and subject to change in connection with initial pricing of such Certificates.

     (3) The Final Scheduled Distribution Date with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class based on the assumption that no Mortgage Loan is prepaid in whole or in part and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings", the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in February, 2020.

     (4)  See "Ratings" herein. "NR" means not rated.

----------
(cover continued from prior page)

     Initially, the assets of the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of 160 conventional commercial and multifamily mortgage loans (the "Mortgage Loans"). The Cut-off Date is March 1, 1997 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $640,657,923, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. One hundred fifty-six (156) of the Mortgage Loans, representing 94.0% of the Initial Pool Balance, are fixed-rate mortgage loans. The remaining four (4) Mortgage Loans, representing 6.0% of the Initial Pool Balance, are adjustable-rate mortgage loans which bear interest at rates that adjust semi-annually or, in one case, monthly, based on changes to the applicable LIBOR-based indexes. The Mortgage Loans are further described under "Description of the Mortgage Pool" herein and on Appendix I and Appendix II hereto.

     The Mortgage Pool has been divided into two separate sub-pools (each, a "Loan Group") designated as "Loan Group 1" (and the Mortgage Loans included therein, the "Group 1 Loans") and "Loan Group 2" (and the Mortgage Loans included therein, the "Group 2 Loans"), each of which is described herein. Loan Group 1 will consist of all the fixed-rate Mortgage Loans, and Loan Group 2 will consist of all the adjustable-rate Mortgage Loans. As of the Cut-off Date, the Group 1 Loans and the Group 2 Loans will have aggregate principal balances, after taking into account all payments of principal due on or before such date, whether or not received, of $602,409,439 and $38,248,484, respectively, in each case subject to a variance of plus or minus 5%.

     The Depositor will acquire the Mortgage Loans from the following sellers (each, a "Seller"): GMAC Commercial Mortgage Corporation (56 Mortgage Loans, representing 34.9% of the Initial Pool Balance); ContiTrade Services L.L.C. (68 Mortgage Loans, representing 34.4% of the Initial Pool Balance); and Morgan Stanley Mortgage Capital Inc. (36 Mortgage Loans, representing 30.7% of the initial Pool Balance).

     Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in April, 1997 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on
the  Pass-Through   Rate  then  applicable  to  such  Class  and  the  aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date.

Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to receive distributions of principal. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

     As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance or Notional Amount of such Class. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on or in respect of, in the case of the Class IO-1
Certificates, the Group 1 Loans (and, to a lesser extent, under certain circumstances, the Group 2 Loans) and, in the case of the Class IO-2 Certificates, the Group 2 Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of one or both
Classes of the Interest Only Certificates. Investors in the Interest Only Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in either or both Classes of such Certificates to recover fully their initial investments. See "Yield Considerations" and "Maturity Considerations" herein and "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

     As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-35 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

     THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

     THE UNDERWRITER MAY SELL OFFERED CERTIFICATES TO ITS AFFILIATES OR ENTITIES OVER WHICH ITS AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.


     THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH __, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL JUNE __, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

                           FORWARD-LOOKING STATEMENTS

         IF AND WHEN INCLUDED IN THIS OFFERING CIRCULAR OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS
CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS OFFERING CIRCULAR. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                                   ----------

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee will mail monthly reports concerning the Certificates to all Certificateholders of record.

                                   ----------

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
AVAILABLE INFORMATION...........................................................................................S-5

REPORTS TO CERTIFICATEHOLDERS...................................................................................S-5

TRANSACTION OVERVIEW............................................................................................S-8

SUMMARY.........................................................................................................S-9

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS..................................................................S-35
         The Certificates......................................................................................S-35
         The Mortgage Loans....................................................................................S-36

DESCRIPTION OF THE CERTIFICATES................................................................................S-42
         General  .............................................................................................S-42
         Certificate Balances and Notional Amounts.............................................................S-43
         Pass-Through Rates....................................................................................S-44
         Calculation of One-Month Certificate LIBOR............................................................S-45
         The Certificate Groups................................................................................S-45
         Certain Considerations Regarding Reports to Holders of Class IO-1 Certificates........................S-46
         Distributions.........................................................................................S-46
         Appraisal Reductions..................................................................................S-50
         Subordination; Allocation of Losses and Certain Expenses..............................................S-51
         Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls................................S-52
         Optional Termination..................................................................................S-53
         Advances .............................................................................................S-53
         Reports to Certificateholders; Available Information..................................................S-55
         Example of Distributions..............................................................................S-57
         Voting Rights.........................................................................................S-57
         The Trustee and the Fiscal Agent......................................................................S-57

MATURITY CONSIDERATIONS........................................................................................S-59

YIELD CONSIDERATIONS...........................................................................................S-64
         General  .............................................................................................S-64
         Pass-Through Rates....................................................................................S-64
         Rate and Timing of Principal Payments.................................................................S-64
         Losses and Shortfalls.................................................................................S-65
         Certain Relevant Factors..............................................................................S-65
         Delay in Payment of Distributions.....................................................................S-66
         Yield Sensitivity of the Interest Only Certificates...................................................S-66

DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-68
         General  .............................................................................................S-68
         Certain Terms and Characteristics of the Mortgage Loans...............................................S-69
         Assessments of Property Value and Condition...........................................................S-72
         Additional Mortgage Loan Information..................................................................S-73
         Standard Hazard Insurance.............................................................................S-75
         The Sellers...........................................................................................S-75
         Assignment of the Mortgage Loans......................................................................S-76
         Representations and Warranties........................................................................S-76
         Repurchases and Other Remedies........................................................................S-78
         Changes in Mortgage Pool Characteristics..............................................................S-79

SERVICING OF THE MORTGAGE LOANS................................................................................S-79
         General  .............................................................................................S-79
         GMAC Commercial Mortgage Corporation..................................................................S-81
         Sub-Servicers.........................................................................................S-81
         Servicing and Other Compensation and Payment of Expenses..............................................S-81


         The Operating Adviser.................................................................................S-82
         Modifications, Waivers, Amendments and Consents.......................................................S-83
         Sale of Defaulted Mortgage Loans......................................................................S-84
         REO Properties........................................................................................S-84
         Inspections; Collection of Operating Information......................................................S-85
         Maintenance of Master Servicer/Special Servicer Acceptability.........................................S-85

CERTAIN FEDERAL INCOME TAX CONSEQUENCES........................................................................S-85
         General  .............................................................................................S-85
         Original Issue Discount and Premium...................................................................S-86

ERISA CONSIDERATIONS...........................................................................................S-87
         Plan Asset Regulation.................................................................................S-88
         Availability of Underwriter's Exemption...............................................................S-88

LEGAL INVESTMENT...............................................................................................S-89

USE OF PROCEEDS................................................................................................S-89

PLAN OF DISTRIBUTION...........................................................................................S-89

LEGAL MATTERS..................................................................................................S-90

RATINGS........................................................................................................S-90

INDEX OF PRINCIPAL DEFINITIONS.................................................................................S-92



APPENDIX I - MORTGAGE POOL INFORMATION..........................................................................I-1

APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS....................................................II-1

APPENDIX III - PRELIMINARY TERM SHEET.........................................................................III-1


                              TRANSACTION OVERVIEW

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in their entirety.


              APPROX.
              INITIAL
             AGGREGATE
            CERTIFICATE
            BALANCE OR            RATINGS                                         DESCRIPTION        APPROX. INITIAL
             NOTIONAL             (DCR/              WEIGHTED      PRINCIPAL        OF PASS-           PASS-THROUGH
  CLASS      AMOUNT(1)         MOODY'S)(2)         AVG. LIFE (3)   WINDOW (3)     THROUGH RATE           RATE (4)
  -----      ---------         -----------         -------------   ----------     ------------           --------
A-1A        $ 61,700,000         AAA/Aaa               3.0           1-61          Fixed Rate              6.85%
A-1B        $193,000,000         AAA/Aaa               7.0          61-108         Fixed Rate              7.36%
A-1C        $139,496,000         AAA/Aaa               9.4         108-117         Fixed Rate              7.51%
A-2          $38,248,484         AAA/Aaa               5.8          1-113          Adjustable Rate         5.88%
IO-1        $601,807,030 (b)     AAA/Aaa               N/A           N/A           Variable Rate I/O       1.49%
IO-2        $ 38,248,484 (b)     AAA/Aaa               N/A           N/A           Variable Rate I/O       2.29%
B            $51,252,000         AA-/Aa2               9.8         117-118         Fixed Rate              7.65%
C            $38,439,000          A-/A2                9.8           118           Fixed Rate              7.75%
D            $35,236,000        BBB-/Baa2              9.8         118-119         Fixed Rate              7.85%
E             $6,406,000         NR/Baa3               9.9           119           Fixed Rate              7.85%
F(a)         $19,220,000         BB/Ba2               10.2         119-134         Fixed Rate              6.85%
G(a)         $11,211,000         BB-/Ba3              12.0         134-154         Fixed Rate              6.85%
H(a)         $20,821,000          B/B3                14.3         154-179         Fixed Rate              6.85%
J(a)         $25,628,439         NR/NR                17.3         179-239         Fixed Rate              6.85%

(1)  In each case, subject to a variance of plus or minus 5%.

(2)  See "Ratings" herein.

(3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 5% CPR (as defined in the Prospectus) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium (as defined herein) in connection therewith. See "Yield Considerations" and "Maturity Considerations" herein.

(4) The initial Pass-Through Rates for the Offered Certificates set forth in the table are approximate and subject to change in connection with the initial pricing of such Certificates.

---------------

(a)  Not offered hereby.

(b)  Aggregate Notional Amount.

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of each of this Prospectus Supplement and the Prospectus.

Depositor............................   Morgan   Stanley   Capital  I  Inc.,   a
                                        Delaware  corporation (the "Depositor").
                                        The Depositor's principal offices are located at 1585 Broadway, New York, New
                                        York 10036, telephone (212) 761-4700.

The Certificates.....................   The Series 1997-C1  Commercial  Mortgage
                                        Pass-Through      Certificates      (the
                                        "Certificates")  will  be  issued  in 17
                                        classes (each, a "Class") designated as:
                                        (i) the Class A-1A,  Class A- 1B,  Class
                                        A-1C   and   Class   A-2    Certificates
                                        (collectively,      the     "Class     A
                                        Certificates");  (ii) the Class IO-1 and
                                        Class IO-2  Certificates  (collectively,
                                        the "Interest Only  Certificates" or the
                                        "Class    IO    Certificates"    and   ,
                                        collectively    with    the    Class   A
                                        Certificates,         the        "Senior
                                        Certificates"); (iii) the Class B, Class
                                        C,  Class D,  Class E, Class F, Class G,
                                        Class  H  and   Class   J   Certificates
                                        (collectively,      the     "Subordinate
                                        Certificates" and, collectively with the
                                        Senior Certificates,  the "REMIC Regular
                                        Certificates");  and (iv) the Class R-I,
                                        Class R-II and Class R- III Certificates
                                        (collectively,   the   "REMIC   Residual
                                        Certificates").

                                        The    Certificates     will    evidence
                                        beneficial   ownership  interests  in  a
                                        trust  fund  (the  "Trust  Fund")  to be
                                        formed by the  Depositor  pursuant  to a
                                        Pooling and  Servicing  Agreement  to be
                                        dated  as  of  the  Cut-off   Date  (the
                                        "Pooling  and   Servicing   Agreement"),
                                        among   the   Depositor,    the   Master
                                        Servicer,   the  Special  Servicer,  the
                                        Trustee and the Fiscal Agent. Initially,
                                        the   assets  of  the  Trust  Fund  will
                                        consist  primarily of 160  conventional,
                                        fixed-  and   adjustable-rate   mortgage
                                        loans (each,  a "Mortgage  Loan").  Each
                                        Mortgage  Loan  is  secured  by a  first
                                        mortgage lien on the related  borrower's
                                        fee  and/or  leasehold   interest  in  a
                                        commercial or multifamily  real property
                                        (each,   a  "Mortgaged   Property"   and
                                        collectively,       the       "Mortgaged
                                        Properties").  As of the  Cut-off  Date,
                                        the  Mortgage  Loans  had  an  aggregate
                                        principal  balance  (the  "Initial  Pool
                                        Balance")   of    $640,657,923,    after
                                        application  of all  payments  due on or
                                        before   such   date,   whether  or  not
                                        received.  The Trust Fund will also hold
                                        (i) any Mortgaged  Property  acquired by
                                        foreclosure   or   deed   in   lieu   of
                                        foreclosure  in  respect  of a  Mortgage
                                        Loan that  becomes  defaulted  (any such
                                        property  upon   acquisition,   an  "REO
                                        Property")   and  (ii)   certain   other
                                        related  property,  as described herein.
                                        The Certificates collectively represent the entire interest in the Trust Fund.

                                        Only the Class A-1A,  Class A-1B,  Class
                                        A-1C, Class A-2, Class IO-1, Class IO-2,
                                        Class B,  Class C,  Class D and  Class E
                                        Certificates (collectively, the "Offered
                                        Certificates")  are offered hereby.  The
                                        Class  F,  Class G,  Class  H,  Class J,
                                        Class R-I,  Class  R-II and Class  R-III
                                        Certificates (collectively, the "Private
                                        Certificates") have not been

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

--------------------------------------------------------------------------------

                                        registered  under the  Securities Act of
                                        1933,  as  amended,  and are not offered
                                        hereby.  Accordingly, to the extent this
                                        Prospectus      Supplement      contains
                                        information  regarding  the terms of the
                                        Private  Certificates,  such information
                                        is  provided   solely   because  of  its
                                        potential relevance to a prospective purchaser of an Offered Certificate.

Sellers..............................   GMAC  Commercial  Mortgage   Corporation
                                        ("GMACCM"),  as  to 56  Mortgage  Loans,
                                        representing  34.9% of the Initial  Pool
                                        Balance;   ContiTrade   Services  L.L.C.
                                        ("ContiTrade"), as to 68 Mortgage Loans,
                                        representing  34.4% of the Initial  Pool
                                        Balance;  and  Morgan  Stanley  Mortgage
                                        Capital Inc.  ("MSMC" and,  collectively
                                        with  ContiTrade  and, in such capacity,
                                        GMACCM,   the   "Sellers"),   as  to  36
                                        Mortgage  Loans,  representing  30.7% of
                                        the Initial  Pool  Balance.  Each Seller
                                        will  sell  its  Mortgage  Loans  on the
                                        Closing  Date  pursuant to an  agreement
                                        (each,   a   "Mortgage   Loan   Purchase
                                        Agreement"),  which will be  assigned in
                                        relevant   part  to  the  Trustee.   See
                                        "Description  of the Mortgage  Pool--The
                                        Sellers" herein.

Master Servicer......................   GMAC  Commercial  Mortgage  Corporation.
                                        The Master Servicer will be obligated to
                                        make  Advances (as defined  herein) with
                                        respect   to  the   Mortgage   Loans  as
                                        described herein. See "Servicing of the Mortgage Loans--GMAC Commercial Mortgage
                                        Corporation"  and  "Description  of  the
                                        Certificates--Advances" herein.

Special Servicer.....................   GMAC  Commercial  Mortgage  Corporation.
                                        The Special Servicer will be responsible
                                        for   performing    certain    servicing
                                        functions with respect to Mortgage Loans
                                        that,  in general,  are in default or as
                                        to which  default is  imminent,  and for
                                        the  management of REO  Properties.  The
                                        Special  Servicer  will be  required  to
                                        notify  the  Operating   Adviser  before
                                        taking  certain  actions,   and  may  be
                                        replaced   by  the   Operating   Adviser
                                        without  cause,  as  described   herein.
                                        Initially,  however,  GMACCM will be the
                                        Operating Adviser. See "Servicing of the
                                        Mortgage Loans--GMAC Commercial Mortgage
                                        Corporation"    and   "--The   Operating
                                        Adviser" herein.

Trustee..............................   LaSalle   National  Bank,  a  nationally
                                        chartered bank. See  "Description of the
                                        Certificates--The Trustee and the Fiscal
                                        Agent"  herein.   The  Trustee  will  be
                                        obligated to make  Advances with respect
                                        to  the   Mortgage   Loans  in   certain
                                        circumstances  where the Master Servicer
                                        or Special  Servicer was  required,  but
                                        failed,  to do so,  as  described  under
                                        "Description    of   the    Certificates
                                        --Advances" herein.

Fiscal Agent.........................   ABN  AMRO  Bank  N.V.,   a   Netherlands
                                        banking  corporation,  and the  indirect
                                        corporate  parent  of the  Trustee.  See
                                        "Description  of  the  Certificates--The
                                        Trustee  and  the  Fiscal   Agent."  The
                                        Fiscal  Agent will be  obligated to make
                                        Advances  with  respect to the  Mortgage
                                        Loans in certain circumstances where the Master Servicer, Special Servicer and/or
                                        Trustee were required, but failed, to do so, as described under "Description of the Certificates--Advances" herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Operating Adviser.....................  The holders of Certificates representing
                                        more   than   50%   of   the   aggregate
                                        Certificate    Balance   of   the   most
                                        subordinate  Class of Principal  Balance
                                        Certificates  outstanding at any time of
                                        determination (or, if the then aggregate
                                        Certificate  Balance  of such  Class  of
                                        Certificates  is  less  than  25% of the
                                        initial aggregate Certificate Balance of
                                        such Class, of the next most subordinate
                                        Class of Principal Balance Certificates)
                                        (in any event, the "Controlling Class"),
                                        may   appoint  a   representative   (the
                                        "Operating    Adviser")   as   described
                                        herein.  The  Special  Servicer  will be
                                        required to notify the Operating Adviser
                                        before taking certain  actions,  and may
                                        be  replaced  by the  Operating  Adviser
                                        without  cause,  as  described   herein.
                                        Initially, however, GMACCM will be the Operating Adviser. See "Servicing of the Mortgage Loans--The Operating Adviser" herein.

Cut-off Date.........................   March 1, 1997.

Closing Date.........................   On or about March    , 1997.

Record Date..........................   With  respect  to each  Class of Offered
                                        Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

Distribution Date....................   The 15th day of each  month  or, if such
                                        15th day is not a business day, the business day immediately following such
                                        15th day, commencing in April, 1997.

Determination Date...................   With respect to each Distribution  Date,
                                        the fifth day of the month in which such Distribution Date occurs (or, if such fifth day is not a business day, the business day immediately preceding such fifth day).

Collection Period....................   With respect to the initial Distribution
                                        Date,  the period  beginning  on the day
                                        after the Cut-off Date and ending on the
                                        Determination Date in the month in which
                                        such  Distribution  Date  occurs.   With
                                        respect to any  subsequent  Distribution
                                        Date,  the period  beginning  on the day
                                        after  the  Determination  Date  in  the
                                        calendar  month  preceding  the month in
                                        which such  Distribution Date occurs and
                                        ending on the Determination  Date in the
                                        calendar    month    in    which    such
                                        Distribution Date occurs.

Interest Accrual Period..............   With  respect  to each  Class of Offered
                                        Certificates and each Distribution Date,
                                        the calendar month immediately preceding
                                        the  month  in which  such  Distribution
                                        Date occurs. Interest payable in respect
                                        of the  Class A-2  Certificates  will be
                                        calculated  on the  basis  of a  360-day
                                        year  and  the  actual  number  of  days
                                        elapsed during each applicable  Interest
                                        Accrual  Period.   Interest  payable  in
                                        respect of each  other  Class of Offered
                                        Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


                                      S-11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Registration and Denominations.......   The Offered  Certificates will be issued
                                        in book-entry format in denominations of
                                        $100,000 initial  Certificate Balance or
                                        Notional Amount,  as applicable,  and in
                                        any whole dollar  denomination in excess
                                        thereof.    Each    Class   of   Offered
                                        Certificates  will be represented by one
                                        or more  Certificates  registered in the
                                        name of Cede & Co.,  as  nominee  of The
                                        Depository  Trust  Company  ("DTC").  No
                                        person   acquiring  an  interest  in  an
                                        Offered  Certificate (any such person, a
                                        "Certificate Owner") will be entitled to
                                        receive  a  fully  registered   physical
                                        certificate (a "Definitive Certificate")
                                        representing such interest, except under
                                        the  limited   circumstances   described
                                        herein  and  in  the   Prospectus.   See
                                        "Description            of           the
                                        Certificates--General"     herein    and
                                        "Description            of           the
                                        Certificates--Book-Entry    Registration
                                        and  Definitive   Certificates"  in  the
                                        Prospectus.

Subordination........................   Credit  enhancement  for  each  Class of
                                        Offered Certificates will be provided by
                                        those other Classes of Certificates that
                                        are subordinate  thereto with respect to
                                        (a) rights to receive  distributions  of
                                        interest  and  principal,  to the extent
                                        described herein, and (b) the allocation
                                        of Realized  Losses (as defined  herein)
                                        incurred  on  the  Mortgage   Loans  and
                                        Expense Losses (also as defined herein),
                                        to  the  extent  described   herein.  As
                                        described  herein,  the  REMIC  Residual
                                        Certificates   are  subordinate  to  the
                                        REMIC Regular  Certificates;  each Class
                                        of    Subordinate     Certificates    is
                                        subordinate  to the Senior  Certificates
                                        and to each other  Class of  Subordinate
                                        Certificates     with     an     earlier
                                        alphabetical   Class   designation  (for
                                        example,  the Class J  Certificates  are
                                        subordinate     to    the     Class    H
                                        Certificates);    and   the   respective
                                        Classes of Senior Certificates rank pari
                                        passu in entitlement to distributions of
                                        interest.    The    level   of    credit
                                        enhancement  available  to any  Class of
                                        Offered  Certificates  will  change over
                                        time as a result of (i) the  allocation,
                                        as   described   herein,   of  principal
                                        payments   on   the    Mortgage    Loans
                                        (including      scheduled      payments,
                                        prepayments,  liquidations  of  Mortgage
                                        Loans or associated REO Properties or the sale of defaulted Mortgage Loans) and (ii) the allocation of any Realized
                                        Losses and Expense Losses to one or more
                                        Classes of Subordinate Certificates in the order of priority described herein.
                                        After the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, Realized Losses and Expense Losses will be allocated pro rata among the Class A- 1A, Class A-1B,
                                        Class A-1C and Class A-2 Certificates.


                                      S-12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of the
  Certificates.......................   The Certificates will have the following
                                        characteristics.

A.  Certificate Balances
      and Notional Amounts...........   Upon initial  issuance,  the Class A-1A,
                                        Class  A-1B,  Class  A- 1C,  Class  A-2,
                                        Class  B,  Class C,  Class  D,  Class E,
                                        Class F,  Class G,  Class H and  Class J
                                        Certificates     (collectively,      the
                                        "Principal Balance Certificates") will have the following aggregate Certificate
                                        Balances (in each case, subject to a variance of plus or minus 5%):


                                          Approximate           Approximate
                                       Initial Aggregate   Percentage of Initial
                        Class         Certificate Balance      Pool Balance
                        -----         -------------------      ------------
                     Class A-1A ....   $  61,700,000              9.63%
                     Class A-1B ....     193,000,000             30.13
                     Class A-1C ....     139,496,000             21.77
                     Class A-2 .....      38,248,484              5.97
                     Class B .......      51,252,000              8.00
                     Class C .......      38,439,000              6.00
                     Class D .......      35,236,000              5.50
                     Class E .......       6,406,000              1.00
                     Class F .......      19,220,000              3.00
                     Class G .......      11,211,000              1.75
                     Class H .......      20,821,000              3.25
                     Class J .......      25,628,439              4.00

                                        The   "Certificate   Balance"   of   any
                                        Principal      Balance       Certificate
                                        outstanding  at any time will  equal the
                                        then maximum amount that the holder will
                                        be  entitled  to  receive  in respect of
                                        principal out of future cash flow on the
                                        Mortgage Loans and other assets included
                                        in   the   Trust   Fund.   The   initial
                                        Certificate  Balance  of  any  Principal
                                        Balance Certificate will be set forth on
                                        the face thereof.  On each  Distribution
                                        Date,  the  Certificate  Balance of each
                                        Principal  Balance  Certificate  will be
                                        reduced   by   any    distributions   of
                                        principal    actually   made   on   such
                                        Certificate  on such  Distribution  Date
                                        and  will  be  further  reduced  by  any
                                        Realized   Losses  or   Expense   Losses
                                        allocated  to such  Certificate  on such
                                        Distribution  Date. See  "Description of
                                        the   Certificates--Distributions"   and
                                        "--Subordination; Allocation of Losses and Certain Expenses" herein.

                                        The Interest Only  Certificates will not
                                        have  Certificate  Balances;  each  such
                                        Certificate  will instead  represent the
                                        right  to   receive   distributions   of
                                        interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Class IO-1 Certificates will equal 99.9% of the aggregate Stated Principal Balance (as defined herein) of the Group 1 Loans (or, following the occurrence of the Class A-2 Cross-Over Date (as defined

                                      S-13
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        herein),  if any, the  aggregate  Stated
                                        Principal  Balance  of all the  Mortgage
                                        Loans)  outstanding  from  time to time.
                                        The  aggregate  Notional  Amount  of the
                                        Class IO-2  Certificates  will equal the
                                        aggregate  Stated  Principal  Balance of
                                        the Group 2 Loans  outstanding from time
                                        to time.  The  Notional  Amount  of each
                                        Interest Only Certificate is used solely
                                        for  the  purpose  of  determining   the
                                        amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                        The REMIC Residual Certificates will not have Certificate Balances.

                                        A Class of Offered  Certificates will be
                                        considered    outstanding    until   its
                                        aggregate    Certificate    Balance   or
                                        Notional Amount,  as the case may be, is
                                        reduced to zero; provided, however, that
                                        reimbursements    of   any    previously
                                        allocated  Realized  Losses and  Expense
                                        Losses may thereafter still be made with respect thereto. See "Description of the Certificates--Certificate Balances and
                                        Notional Amounts" and "--Distributions" herein.

B.   Pass-Through Rates..............   The Pass-Through Rates applicable to the
                                        Class  A-1A,  Class  A-1B,  Class  A-1C,
                                        Class B,  Class C,  Class D and  Class E
                                        Certificates  will,  at  all  times,  be
                                        equal to  6.85%,  7.36%,  7.51%,  7.65%,
                                        7.75%,   7.85%  and  7.85%  per   annum,
                                        respectively.

                                        The Pass-Through  Rate applicable to the
                                        Class IO-1  Certificates for the initial
                                        Distribution  Date will equal  1.49% per
                                        annum. The Pass-Through  Rate applicable
                                        to the Class IO-1  Certificates for each
                                        subsequent  Distribution Date (up to and
                                        including the Class A-2 Cross-Over Date,
                                        if any)  will,  in  general,  equal  the
                                        excess,  if  any,  of (i)  the  weighted
                                        average  of the Net  Mortgage  Rates  in
                                        effect  for the  Group 1 Loans as of the
                                        first  day  of  the  related  Collection
                                        Period   (in  the  case  of  each   such
                                        Mortgage Loan that is a Non-30/360 Loan,
                                        adjusted  as   described   below),   the
                                        relevant weighting to be on the basis of
                                        the respective Stated Principal Balances
                                        of such Mortgage Loans immediately prior
                                        to such Distribution Date, over (ii) the
                                        weighted  average  of  the  Pass-Through
                                        Rates   applicable  to  the   respective
                                        Classes     of     Principal     Balance
                                        Certificates  (other  than the Class A-2
                                        Certificates)   for  such   Distribution
                                        Date,  the  relevant  weighting to be on
                                        the  basis of the  respective  aggregate
                                        Certificate  Balances of such Classes of
                                        Certificates  immediately  prior to such
                                        Distribution Date. The Pass-Through Rate
                                        applicable    to    the    Class    IO-1
                                        Certificates for each  Distribution Date
                                        following the Class A-2 Cross-Over Date,
                                        if any,  will,  in  general,  equal  the
                                        excess,  if  any,  of (i)  the  weighted
                                        average  of the Net  Mortgage  Rates  in
                                        effect for all of the Mortgage  Loans as
                                        of  the   first   day  of  the   related
                                        Collection  Period  (in the case of each
                                        Non-30/360  Loan,  adjusted as described
                                        below  and,  in the case of each Group 2
                                        Loan,  net  of  the  Pass-Through   Rate
                                        applicable    to    the    Class    IO-2
                                        Certificates   for   such   Distribution
                                        Date),  the relevant  weighting to be on
                                        the  basis  of  the  respective   Stated
                                        Principal Balances of the Mortgage Loans immediately prior to such Distribution Date, over (ii) the weighted average of the Pass-

                                      S-14
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                                        Through   Rates    applicable   to   the
                                        respective  Classes of Principal Balance
                                        Certificates for such  Distribution Date
                                        (in   the   case   of  the   Class   A-2
                                        Certificates,   adjusted  as   described
                                        below),  the relevant weighting to be on
                                        the  basis of the  respective  aggregate
                                        Certificate  Balances of such Classes of
                                        Certificates  immediately  prior to such
                                        Distribution   Date.   The   "Class  A-2
                                        Cross-Over Date", if it occurs, will be the first Distribution Date on which either (i) distributions of principal are made on the Class A-2 Certificates from the Principal Distribution Amount (as defined herein) in respect of Loan Group 1 for such Distribution Date or
                                        (ii) Realized Losses incurred in respect of Loan Group 2 are allocated to the Principal Balance Certificates.

                                        The Pass-Through  Rate applicable to the
                                        Class A-2  Certificates  for the initial
                                        Distribution  Date will equal  5.88% per
                                        annum. The Pass-Through  Rate applicable
                                        to the Class A- 2 Certificates  for each
                                        subsequent  Distribution  Date will,  in
                                        general,  equal  the  lesser  of (i) the
                                        applicable     value    of     One-Month
                                        Certificate  LIBOR  (which value will be
                                        selected  as  described  herein),   plus
                                        0.44%,  and (ii) the weighted average of
                                        the Net  Mortgage  Rates for the Group 2
                                        Loans as of the first day of the related
                                        Collection  Period  (in the case of each
                                        such  Mortgage  Loan  that  is a  30/360
                                        Loan,  adjusted as described below), the
                                        relevant weighting to be on the basis of
                                        the respective Stated Principal Balances
                                        of such Mortgage Loans immediately prior
                                        to such  Distribution Date (or, if there
                                        are no longer  any Group 2 Loans,  12.0%
                                        per annum).

                                        The Pass-Through  Rate applicable to the
                                        Class IO-2  Certificates for the initial
                                        Distribution  Date will equal  2.29% per
                                        annum. The Pass-Through  Rate applicable
                                        to the Class IO-2  Certificates for each
                                        subsequent  Distribution  Date will,  in
                                        general,  equal the  excess,  if any, of
                                        (i)  the  weighted  average  of the  Net
                                        Mortgage Rates in effect for the Group 2
                                        Loans as of the first day of the related
                                        Collection  Period  (in the case of each
                                        such  Mortgage Loan that is a Non-30/360
                                        Loan adjusted as described  below),  the
                                        relevant weighting to be on the basis of
                                        the respective Stated Principal Balances
                                        of such Mortgage Loans immediately prior
                                        to such  Distribution  Date),  over (ii)
                                        the Pass-Through  Rate applicable to the
                                        Class   A-2    Certificates   for   such
                                        Distribution Date (adjusted as described
                                        below)    (or,    if   the   Class   A-2
                                        Certificates are no longer  outstanding,
                                        the   Pass-Through   Rate   that   would
                                        otherwise  have been  applicable  to the
                                        Class   A-2    Certificates   for   such
                                        Distribution Date).

                                        The Pass-Through Rates applicable to the Class F, Class G, Class H and Class J Certificates will, at all times, be equal to 6.85%, 6.85%, 6.85% and 6.85%, respectively.

                                        The "Net Mortgage  Rate" with respect to
                                        any Mortgage Loan will, in general, be a
                                        per  annum  rate  equal  to the  related
                                        Mortgage  Rate in  effect  from  time to
                                        time,   minus  the   applicable   Master
                                        Servicing   Fee   Rate.   However,   for
                                        purposes  of  calculating   Pass-Through
                                        Rates,  the Net  Mortgage  Rate  for any
                                        Mortgage Loan will be determined


                                      S-15
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                                        without regard to any post-Closing  Date
                                        modification, waiver or amendment of the
                                        terms   of  such   Mortgage   Loan.   In
                                        addition,   because  the  Interest  Only
                                        Certificates   accrue  interest  on  the
                                        basis of a 360-day  year  consisting  of
                                        twelve 30-day months,  when  calculating
                                        the  Pass-Through  Rates in  respect  of
                                        such  Certificates for each Distribution
                                        Date,  the  Net  Mortgage  Rate  of each
                                        relevant  Mortgage  Loan,  if any,  that
                                        accrues  interest  other  than  on  such
                                        basis (each, a "Non-30/360  Loan"),  and
                                        the Pass-Through  Rate for the Class A-2
                                        Certificates  (which accrue  interest on
                                        the  basis  of a  360-day  year  and the
                                        actual number of days elapsed during the
                                        applicable   Interest  Accrual  Period),
                                        will  be   appropriately   adjusted   to
                                        reflect  such  differences.   Similarly,
                                        when calculating the Pass-Through Rate for the Class A-2 Certificates, the Net Mortgage Rate for each Group 2 Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (any Mortgage Loan that does so, a "30/360 Loan"), will be appropriately adjusted to reflect that difference.

                                        The initial Pass-Through Rates for the Offered Certificates set forth above are approximate and subject to change in connection with the initial pricing of such Certificates.

                                        See       "Description       of      the
                                        Certificates--Pass-Through   Rates"  and
                                        "Servicing      of     the      Mortgage
                                        Loans--Servicing and Other Compensation and Payment of Expenses" herein.

C.    The Certificate Groups.........   The Class IO-1,  Class A-1A, Class A-1B,
                                        Class  A-1C,  Class B, Class C, Class D,
                                        Class E,  Class F,  Class G, Class H and
                                        Class  J  Certificates   initially  will
                                        correspond  to  and  evidence  interests
                                        generally   in   Loan   Group   1  (such
                                        Certificates,      the      "Group     1
                                        Certificates");  and the Class  IO-2 and
                                        Class A-2  Certificates  initially  will
                                        correspond  to  and  evidence  interests
                                        generally   in   Loan   Group   2  (such
                                        Certificates,      the      "Group     2
                                        Certificates";  the Group 1 Certificates
                                        and  the  Group 2  Certificates,  each a
                                        "Certificate  Group").  Distributions of
                                        interest on and principal of the Group 1
                                        Certificates  will initially be based on
                                        interest   and/or   principal   due   or
                                        collected,  as the  case  may be,  on or
                                        with  respect  to  the  Group  1  Loans.
                                        Distributions   of   interest   on   and
                                        principal  of the  Group 2  Certificates
                                        will  initially  be  based  on  interest
                                        and/or  principal due or  collected,  as
                                        the case may be, on or with  respect  to
                                        the Group 2 Loans.  See  "Description of
                                        the    Certificates--The     Certificate
                                        Groups" herein.

Distributions of Interest
  and Principal......................   The  total  of  all  payments  or  other
                                        collections   (or   advances   in   lieu
                                        thereof)   on  or  in   respect  of  the
                                        Mortgage Loans  (exclusive of Prepayment
                                        Premiums)   that   are   available   for
                                        distributions   of   interest   on   and
                                        principal  of  the  Certificates  on any
                                        Distribution  Date is herein referred to
                                        as the "Available  Distribution  Amount"
                                        for such date. See  "Description  of the
                                        Certificates--    Distributions--    The
                                        Available Distribution Amount" herein.


                                      S-16
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                                        On each  Distribution  Date, the Trustee
                                        will  apply the  Available  Distribution
                                        Amount for such date for the following purposes and in the following order of priority:

                                          (1)  to pay interest to the holders of
                                               the respective  Classes of Senior
                                               Certificates,  up  to  an  amount
                                               equal  to,  and pro rata as among
                                               such Classes in accordance  with,
                                               all   Distributable   Certificate
                                               Interest  in respect of each such
                                               Class  of  Certificates  for such
                                               Distribution Date;

                                          (2)  to pay  principal:  (a)  from the
                                               Principal Distribution Amount (as
                                               defined  below)  with  respect to
                                               Loan    Group    1    for    such
                                               Distribution  Date,  first to the
                                               holders   of   the   Class   A-1A
                                               Certificates,   second   to   the
                                               holders   of   the   Class   A-1B
                                               Certificates,    third   to   the
                                               holders   of   the   Class   A-1C
                                               Certificates  and  fourth  to the
                                               holders    of   the   Class   A-2
                                               Certificates, in each case, up to
                                               an amount  equal to the lesser of
                                               (i)    the    then    outstanding
                                               aggregate  Certificate Balance of
                                               such  Class of  Certificates  and
                                               (ii)  the  remaining  portion  of
                                               such    Principal    Distribution
                                               Amount;    and   (b)   from   the
                                               Principal   Distribution   Amount
                                               with  respect to Loan Group 2 for
                                               such Distribution  Date, first to
                                               the  holders  of  the  Class  A-2
                                               Certificates,   second   to   the
                                               holders   of   the   Class   A-1A
                                               Certificates,    third   to   the
                                               holders   of   the   Class   A-1B
                                               Certificates  and  fourth  to the
                                               holders   of   the   Class   A-1C
                                               Certificates, in each case, up to
                                               an amount  equal to the lesser of
                                               (i)    the    then    outstanding
                                               aggregate  Certificate Balance of
                                               such  Class of  Certificates  and
                                               (ii)  the  remaining  portion  of
                                               such    Principal    Distribution
                                               Amount;

                                          (3)  to  reimburse  the holders of the
                                               respective  Classes  of  Class  A
                                               Certificates,  up  to  an  amount
                                               equal  to,  and pro rata as among
                                               such Classes in accordance  with,
                                               (a)  the  respective  amounts  of
                                               Realized   Losses   and   Expense
                                               Losses,   if   any,    previously
                                               allocated   to  such  Classes  of
                                               Certificates  and  for  which  no
                                               reimbursement has previously been
                                               paid,   plus   (b)   all   unpaid
                                               interest    on    such    amounts
                                               (compounded   monthly)   at   the
                                               respective  Pass-Through Rates of
                                               such Classes; and

                                          (4)  to   make    payments    on   the
                                               Subordinate  Certificates and the
                                               REMIC  Residual  Certificates  as
                                               contemplated below;

                                        provided that, on each Distribution Date
                                        after the aggregate  Certificate Balance
                                        of the Subordinate Certificates has been
                                        reduced to zero, and in any event on the
                                        final  Distribution  Date in  connection
                                        with a  termination  of the  Trust  Fund
                                        (see       "Description      of      the
                                        Certificates--Optional      Termination"
                                        herein), the payments of principal to be
                                        made as contemplated by clause (2) above
                                        with    respect    to   the    Class   A
                                        Certificates,

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                                        will be so made  to the  holders  of the
                                        respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding aggregate Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

                                        On each Distribution Date, following the
                                        above-described   distributions  on  the
                                        Senior  Certificates,  the Trustee  will
                                        apply the remaining portion,  if any, of
                                        the  Available  Distribution  Amount for
                                        such  date  to  make   payments  to  the
                                        holders   of  each  of  the   respective
                                        Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and
                                        (3) below, in that order, to the holders of the Class C Certificates, and in such manner with respect to the Class D, Class E, Class F, Class G, Class H and Class J Certificates):

                                          (1)  to pay interest to the holders of
                                               the    particular     Class    of
                                               Certificates,  up  to  an  amount
                                               equal   to   all    Distributable
                                               Certificate  Interest  in respect
                                               of such Class of Certificates for
                                               such Distribution Date;

                                          (2)  if  the   aggregate   Certificate
                                               Balance    of   the    Class    A
                                               Certificates and each other Class
                                               of Subordinate  Certificates,  if
                                               any, with an earlier alphabetical
                                               Class    designation   has   been
                                               reduced to zero, to pay principal
                                               to the holders of the  particular
                                               Class of  Certificates,  up to an
                                               amount equal to the lesser of (a)
                                               the  then  outstanding  aggregate
                                               Certificate Balance of such Class
                                               of   Certificates   and  (b)  the
                                               aggregate   of   the    remaining
                                               Principal   Distribution  Amounts
                                               for  both  Loan  Groups  for such
                                               Distribution Date; and

                                          (3)  to  reimburse  the holders of the
                                               particular Class of Certificates,
                                               up to an amount  equal to (a) all
                                               Realized   Losses   and   Expense
                                               Losses,   if   any,    previously
                                               allocated   to  such   Class   of
                                               Certificates  and  for  which  no
                                               reimbursement has previously been
                                               paid,   plus   (b)   all   unpaid
                                               interest    on    such    amounts
                                               (compounded   monthly)   at   the
                                               respective  Pass-Through Rates of
                                               such Classes;

                                        provided that, on the final Distribution
                                        Date in connection with a termination of
                                        the  Trust   Fund,   the   payments   of
                                        principal to be made as  contemplated by
                                        clause  (2) above  with  respect  to any
                                        Class of Subordinate Certificates,  will
                                        be so made to the  holders of such Class
                                        of  Certificates,  up to an amount equal
                                        to the entire then outstanding aggregate
                                        Certificate  Balance  of such  Class  of
                                        Certificates,  and without regard to the
                                        Principal   Distribution   Amounts  with
                                        respect to the two Loan Groups for such date.

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                                        Any    portion    of    the    Available
                                        Distribution Amount for any Distribution
                                        Date that is not  otherwise  payable  to
                                        the    holders    of    REMIC    Regular
                                        Certificates as contemplated above, will be paid to the holders of the REMIC Residual Certificates.

                                        Reimbursement  of  previously  allocated
                                        Realized  Losses and Expense Losses will
                                        not    constitute    distributions    of
                                        principal  for any  purpose and will not
                                        result in an additional reduction in the
                                        Certificate Balances of the Certificates
                                        in    respect    of   which   any   such
                                        reimbursement is made.

                                        The "Distributable Certificate Interest"
                                        in respect of any Class of REMIC Regular
                                        Certificates for any  Distribution  Date
                                        will  equal  the   Accrued   Certificate
                                        Interest  in  respect  of such  Class of
                                        Certificates for such Distribution Date,
                                        reduced  (to not less than zero) by such
                                        Class of  Certificates'  allocable share
                                        (calculated as described  herein) of any
                                        Net   Aggregate    Prepayment   Interest
                                        Shortfall  (as defined  herein) for such
                                        Distribution  Date, and increased by any
                                        Class  Interest  Shortfall in respect of
                                        such  Class  of  Certificates  for  such
                                        Distribution    Date.    The    "Accrued
                                        Certificate  Interest" in respect of any
                                        Class of REMIC Regular  Certificates for
                                        any  Distribution  Date  will  equal the
                                        amount of  interest  for the  applicable
                                        Interest  Accrual  Period accrued at the
                                        applicable   Pass-Through  Rate  on  the
                                        aggregate    Certificate    Balance   or
                                        Notional Amount,  as the case may be, of
                                        such Class of  Certificates  outstanding
                                        immediately  prior to such  Distribution
                                        Date. Accrued Certificate  Interest will
                                        be  calculated  on the basis of:  (i) in
                                        the case of the Class A-2  Certificates,
                                        a 360-day year and the actual  number of
                                        days  elapsed   during  the   applicable
                                        Interest Accrual Period; and (ii) in the
                                        case  of  each  other   Class  of  REMIC
                                        Regular  Certificates,  a  360-day  year
                                        consisting of twelve 30-day months.  See
                                        "Description    of   the    Certificates
                                        --Distributions--Distributable   Certif-
                                        icate   Interest"   and    "--Prepayment
                                        Interest  Shortfalls and Balloon Payment
                                        Interest Shortfalls" herein.

                                        The  "Class  Interest   Shortfall"  with
                                        respect  to any  Class of REMIC  Regular
                                        Certificates for any  Distribution  Date
                                        will  equal:  (a)  in  the  case  of the
                                        initial Distribution Date, zero; and (b)
                                        in   the   case   of   any    subsequent
                                        Distribution  Date,  the  sum of (i) the
                                        excess, if any, of (A) all Distributable
                                        Certificate  Interest in respect of such
                                        Class    of    Certificates    for   the
                                        immediately preceding Distribution Date,
                                        over (B) all  distributions  of interest
                                        made  with  respect  to  such  Class  of
                                        Certificates    on    the    immediately
                                        preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date.

                                        The "Principal Distribution Amount" with
                                        respect  to each  Loan  Group  for  each
                                        Distribution   Date  will,  in  general,
                                        equal the aggregate of the following:

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                                          (a)  the  principal  portions  of  all
                                               Monthly   Payments   (other  than
                                               Balloon   Payments   (as  defined
                                               herein)) and any Assumed  Monthly
                                               Payments  due or deemed  due,  as
                                               the case may be,  in  respect  of
                                               the  Mortgage  Loans in such Loan
                                               Group  for their  respective  Due
                                               Dates   (as    defined    herein)
                                               occurring   during  the   related
                                               Collection Period; and

                                          (b)  all payments (including voluntary
                                               principal prepayments and Balloon
                                               Payments)  and other  collections
                                               received on the Mortgage Loans in
                                               such  Loan   Group   during   the
                                               related  Collection  Period  that
                                               were  identified  and  applied by
                                               the Master Servicer as recoveries
                                               of  principal  thereof,  in  each
                                               case net of any  portion  of such
                                               amounts that represents a payment
                                               or   other    recovery   of   the
                                               principal  portion of any Monthly
                                               Payment  (other  than  a  Balloon
                                               Payment)  due,  or the  principal
                                               portion  of any  Assumed  Monthly
                                               Payment deemed due, in respect of
                                               the  related  Mortgage  Loan on a
                                               Due Date  during  or prior to the
                                               related Collection Period and not
                                               previously paid or recovered.

                                        The  "Monthly  Payment" for any Mortgage
                                        Loan will, in general,  be the scheduled
                                        payment of principal and/or interest due
                                        thereon  from time to time  (taking into
                                        account  any  waiver,   modification  or
                                        amendment of the terms of such  Mortgage
                                        Loan,  whether  agreed to by the  Master
                                        Servicer  or  Special   Servicer  or  in
                                        connection  with a bankruptcy or similar
                                        proceeding    involving    the   related
                                        borrower).

                                        An  "Assumed   Monthly  Payment"  is  an
                                        amount deemed due in respect of: (i) any Balloon Loan (as defined herein) that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

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Distributions of
  Prepayment Premiums................   Any  Prepayment  Premium  collected with
                                        respect  to a  Group 1 Loan  during  any
                                        particular  Collection  Period  will  be
                                        distributed     on     the     following
                                        Distribution   Date  as   follows:   The
                                        holders  of the  respective  Classes  of
                                        Principal   Balance   Certificates  then
                                        entitled to  distributions  of principal
                                        from the Principal  Distribution  Amount
                                        in  respect  of Loan  Group  1 for  such
                                        Distribution   Date  (other   than,   if
                                        applicable, the Class A-2 Certificates),
                                        will be entitled to an aggregate  amount
                                        (allocable  among such Classes,  if more
                                        than one, as  described  below) equal to
                                        the  product  of (a) the  amount  of the
                                        subject Prepayment  Premium,  multiplied
                                        by (b) the  lesser of (i) 25% and (ii) a
                                        fraction, expressed as a percentage, the
                                        numerator  of  which  is  equal  to  the
                                        excess,  if  any,  of the  then  current
                                        Pass-Through Rate applicable to the most
                                        senior  of  such  Classes  of  Principal
                                        Balance  Certificates  then  outstanding
                                        (or, in the case of two or more  Classes
                                        of  Class A  Certificates,  the one with
                                        the earliest payment priority), over the
                                        relevant   Discount   Rate  (as  defined
                                        herein), and the denominator of which is
                                        equal  to the  excess,  if  any,  of the
                                        Mortgage  Rate for the  prepaid  Group 1
                                        Loan,  over the relevant  Discount Rate.
                                        If  there  is more  than  one  Class  of
                                        Principal  Balance  Certificates  (other
                                        than   the   Class   A-2   Certificates)
                                        entitled to  distributions  of principal
                                        from the Principal  Distribution  Amount
                                        for Loan  Group 1 for such  Distribution
                                        Date, the aggregate  amount described in
                                        the   preceding    sentence   shall   be
                                        allocated  among  such  Classes on a pro
                                        rata  basis  in   accordance   with  the
                                        relative sizes of such  distributions of
                                        principal.    Any    portion   of   such
                                        Prepayment   Premium   that  is  not  so
                                        distributed   to  the  holders  of  such
                                        Principal Balance Certificates will be distributed to the holders of the Class
                                        IO-1 Certificates.

                                        Any  Prepayment  Premium  collected with
                                        respect  to a  Group 2 Loan  during  any
                                        particular  Collection  Period  will  be
                                        distributed     on     the     following
                                        Distribution  Date to the holders of the
                                        Class     IO-2     Certificates.     See
                                        "Description      of     the      Certi-
                                        ficates--Distributions--Distributions of
                                        Prepayment Premiums" herein.

Appraisal Reductions.................   As   soon  as   reasonably   practicable
                                        following  the  earliest of (i) the date
                                        120 days  after  the  occurrence  of any
                                        delinquency in payment with respect to a
                                        Mortgage   Loan  if   such   delinquency
                                        remains  uncured,  (ii) the date 90 days
                                        after  the  related   borrower  files  a
                                        bankruptcy  petition  or a  receiver  is
                                        appointed  in  respect  of  the  related
                                        Mortgaged   Property,    provided   such
                                        petition  or  appointment  is  still  in
                                        effect,  (iii) the effective date of any
                                        modification   to  the  maturity   date,
                                        Mortgage   Rate,    principal   balance,
                                        amortization  term or payment  frequency
                                        (each,  a "Money  Term")  of a  Mortgage
                                        Loan,  other than the  extension  of the
                                        date that a Balloon Payment is due for a
                                        period of less than six months, and (iv)
                                        the date 30 days  following the date the
                                        related  Mortgaged  Property  becomes an
                                        REO Property (each of (i),  (ii),  (iii)
                                        and (iv), an "Appraisal  Event"; and the
                                        affected   Mortgage  Loan,  a  "Required
                                        Appraisal Loan"), the Master Servicer or
                                        Special Servicer, as applicable, will be required to obtain an MAI appraisal of the

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                                        related   Mortgaged   Property   or  REO
                                        Property, as the case may be (or, at its
                                        discretion,   if  the  Stated  Principal
                                        Balance  of  the   particular   Required
                                        Appraisal  Loan is less than or equal to
                                        $1,000,000,   to  perform  an   internal
                                        valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

                                        The Appraisal Reduction for any Mortgage
                                        Loan,  including  a Mortgage  Loan as to
                                        which the related Mortgaged Property has
                                        become  an  REO  Property,  will  be  an
                                        amount,   calculated  as  of  the  first
                                        Determination  Date  that  is  at  least
                                        fifteen  days after the date on which an
                                        appraisal  report is obtained,  equal to
                                        the  excess,  if any,  of (a) the sum of
                                        (i) the Stated Principal Balance of such
                                        Mortgage  Loan,  (ii) to the  extent not
                                        previously   advanced   by  the   Master
                                        Servicer,  the  Trustee  or  the  Fiscal
                                        Agent,   all  unpaid   interest  on  the
                                        Mortgage   Loan,   (iii)   all   related
                                        unreimbursed  Advances  and  interest on
                                        such  Advances at the  Advance  Rate (as
                                        defined  herein) and (iv) all  currently
                                        due and  unpaid  real  estate  taxes and
                                        assessments (net of any amounts escrowed
                                        for such items), insurance premiums and,
                                        if  applicable,  ground rents in respect
                                        of the related Mortgaged Property or REO
                                        Property,  as the case may be,  over (b)
                                        90% of the  appraised  value (net of any
                                        prior mortgage  liens) of such Mortgaged
                                        Property or REO  Property as  determined
                                        by such appraisal.  Notwithstanding  the
                                        foregoing,  if an internal  valuation of
                                        the  related  Mortgaged  Property or REO
                                        Property  is  performed,  the  Appraisal
                                        Reduction  will equal the greater of (a)
                                        the amount  calculated  as  described in
                                        the  preceding  sentence  and (b) 25% of
                                        the  Stated  Principal  Balance  of  the
                                        Mortgage  Loan.  An Appraisal  Reduction
                                        will be  reduced  to zero as of the date
                                        the  related  Mortgage  Loan is  brought
                                        current  under the then current terms of
                                        the  Mortgage  Loan for at  least  three
                                        consecutive  months  or is paid in full,
                                        liquidated,   repurchased,  replaced  or
                                        otherwise disposed of.

                                        The existence of an Appraisal  Reduction
                                        proportionately   reduces   the   Master
                                        Servicer's,  the Trustee's or the Fiscal
                                        Agent's,  as the case may be,  advancing
                                        obligation   in  respect  of  delinquent
                                        principal  and  interest  on the related
                                        Mortgage Loan, which may result in a reduction in current distributions in respect of the then most subordinate Class of Principal Balance Certificates. See "Description of the Certificates-- Advances--P&I Advances" herein.

Allocation of Realized Losses
  and Expense Losses.................   As and to the extent  described  herein,
                                        Realized  Losses and Expense Losses will
                                        generally be  allocated  with respect to
                                        each  Distribution  Date to the Class J,
                                        Class  H,  Class G,  Class  F,  Class E,
                                        Class   D,   Class   C   and   Class   B
                                        Certificates, in that order, and then to
                                        the Class A-1A,  Class A-1B,  Class A-1C
                                        and Class A-2 Certificates, pro rata, in
                                        each  case  by  reducing  the  aggregate
                                        Certificate  Balance  of such  Class  of
                                        Certificates  by the amount so allocated
                                        thereto.     See     "Description     of
                                        Certificates--Subordination;  Allocation
                                        of Losses and Certain Expenses" herein.

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Prepayment Interest Shortfalls
  and Balloon Payment
  Interest Shortfalls................   If a borrower  prepays a Mortgage  Loan,
                                        in  whole  or  in  part,  prior  to  the
                                        Determination   Date  in  any   calendar
                                        month,  the amount of  interest  (net of
                                        related   Master   Servicing   Fees  (as
                                        described   herein))   accrued  on  such
                                        prepayment,   in   general,   from   the
                                        beginning of such calendar month to, but
                                        not  including,  the date of  prepayment
                                        (or  any  later   date   through   which
                                        interest  accrues)  will,  to the extent
                                        actually    collected,    constitute   a
                                        "Prepayment       Interest      Excess".
                                        Conversely,  if  a  borrower  prepays  a
                                        Mortgage  Loan,  in  whole  or in  part,
                                        after  the  Determination  Date  in  any
                                        calendar month and does not pay interest
                                        on such prepayment  through, in general,
                                        the end of such calendar month, then the
                                        shortfall  in a  full  month's  interest
                                        (net of related Master  Servicing  Fees)
                                        on such  prepayment  will  constitute  a
                                        "Prepayment     Interest     Shortfall".
                                        Similarly,  if the stated  maturity date
                                        for any Balloon  Loan  occurs  after the
                                        first   day   of,    but    before   the
                                        Determination   Date  in,  any  calendar
                                        month,  the amount of  interest  (net of
                                        related Master  Servicing  Fees) accrued
                                        on the related Balloon Loan, in general,
                                        from the beginning of such month to such
                                        stated maturity date will, to the extent
                                        actually  collected in  connection  with
                                        the payment of such  Balloon  Payment on
                                        or  before  such   Determination   Date,
                                        constitute a "Balloon  Payment  Interest
                                        Excess".   Conversely,   if  the  stated
                                        maturity  date for any  Balloon  Payment
                                        occurs after the  Determination  Date in
                                        any  calendar   month,   the  amount  of
                                        interest   (net   of   related    Master
                                        Servicing  Fees) that would have accrued
                                        on the related Balloon Loan, in general,
                                        from such stated  maturity  date through
                                        the end of such calendar  month will, to
                                        the  extent  not  paid by the  borrower,
                                        constitute a "Balloon  Payment  Interest
                                        Shortfall". Prepayment Interest Excesses
                                        and Balloon  Payment  Interest  Excesses
                                        collected on the  Mortgage  Loans during
                                        any  Collection  Period  will  first  be
                                        applied  to offset  Prepayment  Interest
                                        Shortfalls and Balloon Payment  Interest
                                        Shortfalls,  respectively,  incurred  in
                                        respect  of the  Mortgage  Loans  during
                                        such  Collection   Period  and,  to  the
                                        extent  not  needed  for such  purposes,
                                        will be retained by the Master  Servicer
                                        as  additional  servicing  compensation.
                                        The Master Servicer will be obligated to
                                        cover,  out of its  own  funds,  without
                                        right  of  reimbursement:  (i) in  their
                                        entirety,   any  such  Balloon   Payment
                                        Interest  Shortfalls  in  respect of the
                                        Mortgage Loans that are not so offset by
                                        Balloon Payment Interest  Excesses;  and
                                        (ii) to the  extent of that  portion  of
                                        its  Master   Servicing   Fees  for  the
                                        related  Collection Period calculated in
                                        respect of all the  Mortgage  Loans at a
                                        rate of 0.05% per annum,  any Prepayment
                                        Interest  Shortfalls  in  respect of the
                                        Mortgage Loans that are not so offset by
                                        Prepayment   Interest   Excesses.    Any
                                        payment so made by the  Master  Servicer
                                        to cover such shortfalls will constitute
                                        a "Compensating  Interest Payment".  The
                                        aggregate  of  all  Prepayment  Interest
                                        Shortfalls  incurred  in  respect of the
                                        Mortgage  Loans  during  any  Collection
                                        Period  that  are   neither   offset  by
                                        Prepayment  Interest Excesses  collected
                                        on  the   Mortgage   Loans  during  such
                                        Collection   Period  nor  covered  by  a
                                        Compensating

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                                        Interest  Payment  made  by  the  Master
                                        Servicer,   shall  constitute  the  "Net
                                        Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                                        Any Net  Aggregate  Prepayment  Interest
                                        Shortfall for a  Distribution  Date will
                                        be   allocated   among  the   respective
                                        Classes of REMIC  Regular  Certificates,
                                        on a pro rata  basis,  in the ratio that
                                        the Accrued  Certificate  Interest  with
                                        respect    to   any   such    Class   of
                                        Certificates for such Distribution Date,
                                        bears  to  the  total  of  the   Accrued
                                        Certificate Interest with respect to all
                                        Classes  of REMIC  Regular  Certificates
                                        for   such   Distribution    Date.   The
                                        Distributable  Certificate  Interest  in
                                        respect  of any  Class of REMIC  Regular
                                        Certificates  will  be  reduced  to  the
                                        extent that any Net Aggregate Prepayment
                                        Interest    Shortfalls   are   allocated
                                        thereto.  See "Servicing of the Mortgage
                                        Loans--Servicing and Other Compensation and Payment of Expenses" herein.

Optional Termination.................   The Depositor,  the Master Servicer, the
                                        Special  Servicer  and any  holder  of a
                                        majority   interest  in  the  Class  R-I
                                        Certificates,  will each have the option
                                        to  purchase,  in whole but not in part,
                                        the   Mortgage   Loans   and  any  other
                                        property  remaining in the Trust Fund on
                                        any  Distribution  Date as of which  the
                                        aggregate  Certificate  Balance  of  all
                                        Classes     of     Principal     Balance
                                        Certificates  then  outstanding  is less
                                        than or equal to 3% of the Initial  Pool
                                        Balance.  Such  purchase  will be at the
                                        price described herein. See "Description
                                        of    the    Certificates--     Optional
                                        Termination" herein.

Master Servicing Fees ...............   The Master  Servicer will be entitled to
                                        receive   a  monthly   fee  (a   "Master
                                        Servicing   Fee")  in  respect  of  each
                                        Mortgage  Loan  (payable out of payments
                                        (or advances in lieu  thereof) and other
                                        collections    of   interest    thereon)
                                        generally  equal to that  portion of the
                                        interest  accrued on such  Mortgage Loan
                                        from time to time at the related  Master
                                        Servicing   Fee   Rate.    The   "Master
                                        Servicing  Fee Rate"  for each  Mortgage
                                        Loan will equal: (i) 0.136% per annum in
                                        the   case   of  114   Mortgage   Loans,
                                        representing  85.1% of the Initial  Pool
                                        Balance;  and (ii)  0.186%  per annum in
                                        the   case   of   46   Mortgage   Loans,
                                        representing  14.9% of the Initial  Pool
                                        Balance.  As of the  Cut-off  Date,  the
                                        weighted  average  Master  Servicing Fee
                                        Rate for the  Mortgage  Loans was 0.143%
                                        per annum.  The Master  Servicer will be
                                        obligated   to  pay   Special   Servicer
                                        Standby   Fees,    the   fees   of   its
                                        subservicers and the ongoing fees of the
                                        Trustee  out  of  its  Master  Servicing
                                        Fees.  For a  discussion  of  additional
                                        Master Servicer compensation, as well as
                                        Special   Servicer   compensation,   see
                                        "Servicing      of     the      Mortgage
                                        Loans--Servicing and Other Compensation and Payment of Expenses" herein.

Advances.............................   As and to the extent  described  herein,
                                        the Master Servicer, the Trustee and the
                                        Fiscal  Agent will each be  obligated to
                                        make advances ("Advances") in respect of
                                        delinquent  payments of principal (other
                                        than the  principal  portion  of Balloon
                                        Payments)   and/or   interest   on   the
                                        Mortgage  Loans ("P&I  Advances") and to
                                        cover   certain    servicing    expenses
                                        ("Servicing   Advances")  in  accordance
                                        with the provisions set

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                                        forth  in  the  Pooling  and   Servicing
                                        Agreement.   See   "Description  of  the
                                        Certificates--Advances"  herein.  If the
                                        Master   Servicer   fails  to  make  any
                                        Advance  that  it is  obligated  to make
                                        pursuant to the  Pooling  and  Servicing
                                        Agreement,  the Trustee will be required
                                        to make  such  Advance;  if the  Trustee
                                        fails to make any Advance  that it is so
                                        obligated   to  make   pursuant  to  the
                                        Pooling  and  Servicing  Agreement,  the
                                        Fiscal Agent will be required to make such Advance.

                                        Each of the Master Servicer, the Trustee
                                        and the  Fiscal  Agent,  as  applicable,
                                        will be obligated to make  Advances only
                                        to the extent that it determines, in its
                                        reasonable    discretion,    that   such
                                        Advances are ultimately recoverable from
                                        future payments and other collections on
                                        the   related   Mortgage   Loan  or  REO
                                        Property.  Such  determination  will  be
                                        conclusive    and    binding    on   the
                                        Certificateholders.

                                        Each Advance will bear  interest for the
                                        period during which it is outstanding at
                                        the Advance Rate (as defined  herein) in
                                        effect on the  first  day of each  month
                                        during    which    the    Advance    was
                                        outstanding.  See  "Description  of  the
                                        Certificates--Advances" herein.

Certain Yield and Prepayment
  Considerations.....................   The yield on the Offered Certificates of
                                        each Class thereof will depend on, among other things, the Pass-Through Rate for such Certificates.

                                        The  yield  on  any  Principal   Balance
                                        Certificate   that  is  purchased  at  a
                                        discount   or   premium   will  also  be
                                        affected  by  the  rate  and  timing  of
                                        distributions in respect of principal on
                                        such Certificate,  which in turn will be
                                        affected  by (i) the rate and  timing of
                                        principal payments (including  principal
                                        prepayments)  on the Mortgage  Loans and
                                        (ii) the extent to which such  principal
                                        payments are applied on any Distribution
                                        Date  in  reduction  of the  Certificate
                                        Balance of such Certificate. An investor
                                        that  purchases  any  Principal  Balance
                                        Certificate   at   a   discount   should
                                        consider  the risk  that a  slower  than
                                        anticipated  rate of principal  payments
                                        on such  Certificate  will  result in an
                                        actual  yield  that is lower  than  such
                                        investor's  expected  yield. An investor
                                        that  purchases  any  Principal  Balance
                                        Certificate at a premium should consider
                                        the risk that a faster than  anticipated
                                        rate  of  principal   payments  on  such
                                        Certificate  will  result  in an  actual
                                        yield that is lower than such investor's
                                        expected yield. Insofar as an investor's
                                        initial   investment  in  any  Principal
                                        Balance  Certificate  is returned in the
                                        form of payments of  principal  thereon,
                                        there  can  be no  assurance  that  such
                                        amounts   can   be   reinvested   in   a
                                        comparable alternative investment with a
                                        comparable  yield.  See  "Description of
                                        the        Certificates--Distributions--
                                        Application     of     the     Available
                                        Distribution         Amount"         and
                                        "--Distributions--Principal Distribution
                                        Amount" herein.

                                        The   Class    IO-1   and   Class   IO-2
                                        Certificates      are      interest-only
                                        Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Interest Only Certificates will be especially sensitive to the prepayment,

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                                        repurchase,    default   and    recovery
                                        experience  on, in the case of the Class
                                        IO-1  Certificates,  the  Group  1 Loans
                                        (and, to a lesser extent,  under certain
                                        circumstances,  the Group 2 Loans)  and,
                                        in   the   case   of  the   Class   IO-2
                                        Certificates,  the  Group 2 Loans  only,
                                        which  prepayment,  repurchase,  default
                                        and recovery  experience  may  fluctuate
                                        significantly  from time to time. A rate
                                        of principal  payments and  liquidations
                                        on the Mortgage Loans that is more rapid
                                        than  expected by investors  will have a
                                        material negative effect on the yield to
                                        maturity  of one or both of the  Classes
                                        of  Interest  Only   Certificates.   See
                                        "Yield Considerations--Yield Sensitivity
                                        of  the  Interest   Only   Certificates"
                                        herein.

                                        The  actual   rate  of   prepayment   of
                                        principal on the  Mortgage  Loans cannot
                                        be predicted. The investment performance
                                        of the  Offered  Certificates  may  vary
                                        materially   and   adversely   from  the
                                        investment expectations of investors due
                                        to  prepayments  on the  Mortgage  Loans
                                        being  higher or lower than  anticipated
                                        by  investors.  The actual  yield to the
                                        holder of an Offered Certificate may not
                                        be equal to the yield anticipated at the
                                        time of purchase of the  Certificate or,
                                        notwithstanding that the actual yield is
                                        equal to the yield  anticipated  at that
                                        time,  the total  return  on  investment
                                        expected by the investor or the expected
                                        weighted average life of the Certificate
                                        may not be realized. For a discussion of
                                        certain factors affecting  prepayment of
                                        the Mortgage Loans, including the effect
                                        of  Prepayment   Premiums,   see  "Yield
                                        Considerations"   herein.   In  deciding
                                        whether   to   purchase    any   Offered
                                        Certificates, an investor should make an
                                        independent    decision    as   to   the
                                        appropriate prepayment assumptions to be used.

Certificate Ratings..................   It is a condition of the issuance of the
                                        Offered  Certificates  that they receive
                                        the following credit ratings from Duff &
                                        Phelps Credit Rating Co.  ("DCR") and/or
                                        Moody's    Investors    Service,    Inc.
                                        ("Moody's" and, together with DCR, the "Rating Agencies"):


                                        Class              DCR          Moody's
                                        -----              ---          -------
                                        Class A-1A...      AAA            Aaa
                                        Class A-1B...      AAA            Aaa
                                        Class A-1C...      AAA            Aaa
                                        Class A-2....      AAA            Aaa
                                        Class IO-1...      AAA            Aaa
                                        Class IO-2...      AAA            Aaa
                                        Class B......      AA-            Aa2
                                        Class C......       A-             A2
                                        Class D......      BBB-           Baa2
                                        Class E......      NR*            Baa3
                                          * "NR" means not rated.

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                                        In  addition,  it is a condition  of the
                                        issuance  of  the  Private  Certificates
                                        that the  Class F,  Class G and  Class H
                                        Certificates  be rated  "BB",  "BB-" and
                                        "B",  respectively,  by DCR  and  "Ba2",
                                        "Ba3"   and   "B3",   respectively,   by
                                        Moody's. The Class J Certificates and the REMIC Residual Certificates will be unrated.

                                        A  securities   rating   addresses   the
                                        likelihood    of    the    receipt    by
                                        Certificateholders  of distributions due
                                        on their Certificates.  The rating takes
                                        into  consideration the  characteristics
                                        of the Mortgage Loans and the structural
                                        and legal  aspects  associated  with the
                                        Certificates,  including, if applicable,
                                        distribution  of  all  principal  by the
                                        Distribution  Date in February 2020 (the
                                        "Final Rated Distribution  Date").  Each
                                        security    rating   assigned   to   the
                                        Certificates    should   be    evaluated
                                        independently   of  any  other  security
                                        rating.

                                        The ratings on the Offered  Certificates
                                        do not represent  any  assessment of (i)
                                        the likelihood or frequency of principal
                                        prepayments on the Mortgage Loans or the
                                        corresponding   effect   on   yield   to
                                        investors, (ii) the degree to which such
                                        prepayments   might  differ  from  those
                                        originally  anticipated or (iii) whether
                                        and to what extent  Prepayment  Premiums
                                        will be received. A security rating does
                                        not  represent  any  assessment  of  the
                                        yield to  maturity  that  investors  may
                                        experience or the  possibility  that the
                                        holders  of a  Class  of  Interest  Only
                                        Certificates  might  not  fully  recover
                                        their  investment  in the event of rapid
                                        prepayments   of  the   Mortgage   Loans
                                        (including     both     voluntary    and
                                        involuntary  prepayments).  In  general,
                                        the ratings  address credit risk and not
                                        prepayment  risk.  As described  herein,
                                        the amounts  payable with respect to the
                                        Interest Only Certificates  consist only
                                        of interest and a portion of  Prepayment
                                        Premiums   actually    collected.    The
                                        aggregate  Notional  Amount  upon  which
                                        interest  in respect of either  Class of
                                        Interest Only Certificates is calculated
                                        may be  reduced by  Realized  Losses and
                                        prepayments   of   principal,    whether
                                        voluntary or involuntary.  If all of the
                                        Mortgage  Loans  were to  prepay  in the
                                        initial month,  with the result that the
                                        Interest Only Certificateholders receive
                                        only a single month's  interest and thus
                                        suffer a nearly  complete  loss of their
                                        investment,  all  amounts  "due" to such
                                        Certificateholders   would  nevertheless
                                        have been paid,  and such result will be
                                        consistent  with  the  "AAA/Aaa"  rating
                                        received    on   the    Interest    Only
                                        Certificates    because    the    rating
                                        addresses  only  the  obligation  to pay
                                        interest   timely   on  the   respective
                                        Notional Amounts of such Certificates as
                                        so   reduced    from   time   to   time.
                                        Accordingly, the ratings of the Interest
                                        Only Certificates should be evaluated independently from similar ratings on other types of securities.

                                        A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" and "Risk Factors and Other Special Considerations" herein.

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The Mortgage Pool....................   The  Mortgage  Pool will  consist of 160
                                        Mortgage  Loans  with  an  Initial  Pool
                                        Balance  of  $640,657,923,  subject to a
                                        permitted  variance of plus or minus 5%.
                                        The   Cut-off   Date   Balances  of  the
                                        Mortgage  Loans  (that is, in each case,
                                        its principal balance  outstanding as of
                                        the Cut-off Date,  after  application of
                                        all  payments  of  principal  due  on or
                                        before   such   date,   whether  or  not
                                        received)   range   from   $191,747   to
                                        $15,125,403, and the Mortgage Loans have
                                        an  average   Cut-off  Date  Balance  of
                                        $4,004,112.  All  numerical  information
                                        provided  herein  with  respect  to  the
                                        Mortgage   Loans  is   provided   on  an
                                        approximate  basis. All weighted average
                                        information regarding the Mortgage Loans
                                        reflects weighting of the Mortgage Loans
                                        by Cut-off Date Balance. For purposes of
                                        calculations  herein, each Mortgage Loan
                                        is deemed to be secured by a Mortgage on
                                        one Mortgaged  Property,  whether or not
                                        such Mortgaged Property consists of more
                                        than one  parcel of real  property.  See
                                        "Description     of     the     Mortgage
                                        Pool--Certain  Terms and Characteristics
                                        of    the    Mortgage    Loans--Multiple
                                        Mortgaged Properties" herein.

                                        Substantially  all of the Mortgage Loans
                                        are  non-recourse   obligations  of  the
                                        related   borrowers,   and   prospective
                                        investors should consider all of them to
                                        be  non-recourse.  No Mortgage Loan will
                                        be   insured   or   guaranteed   by  any
                                        governmental entity or private insurer, or by any other person.

                                        Each Mortgage Loan is secured by a first
                                        mortgage  lien  on  the  borrower's  fee
                                        simple  (or,  in three (3) cases,  which
                                        represent   3.7%  of  the  Initial  Pool
                                        Balance, leasehold or partial leasehold)
                                        estate  in  an   income-producing   real
                                        property (each, a "Mortgaged Property").

                                        Set  forth   below  are  the  number  of
                                        Mortgage  Loans,   and  the  approximate
                                        percentage  of the Initial  Pool Balance
                                        represented by such Mortgage Loans, that
                                        are  secured  by  Mortgaged   Properties
                                        operated for each indicated purpose:

                                                     Percentage of     Number of
                                      Property        Initial Pool     Mortgage
                                        Type            Balance          Loans
                                        ----            -------          -----

                                Multifamily.......       21.6%             35
                                Retail............       18.2              23
                                Self-Storage......       12.7              36
                                Industrial........       10.3              11
                                Nursing Home......        9.4              16
                                Office............        4.9               8
                                Various...........        5.5               5
                                Mobile Home Park..        5.4              10
                                Congregate Care...        4.7               3
                                Hospitality.......        3.4               6
                                Other.............        3.9               7

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                                        For purposes of the foregoing,  the term
                                        "Various"  is used to denote a Mortgaged
                                        Property   that   consists  of  multiple
                                        properties,  two or  more of  which  are
                                        used  for  different  purposes,  and the
                                        term   "Other"   is  used  to  denote  a
                                        Mortgaged  Property  that  consists of a
                                        single   property   used   for   certain
                                        combined uses detailed on Appendix II.

                                        Set  forth   below  are  the  number  of
                                        Mortgage  Loans,   and  the  approximate
                                        percentage  of the Initial  Pool Balance
                                        represented by such Mortgage Loans, that
                                        are  secured  by  Mortgaged   Properties
                                        located in the six (6) states with the highest concentrations.

                                                     Percentage of     Number of
                                                      Initial Pool     Mortgage
                                       State            Balance          Loans
                                       -----            -------          -----
                                   California........     20.4%           37
                                   New York .........      9.4             7
                                   Texas ............      9.4            17
                                   Arizona...........      8.3            11
                                   Massachusetts.....      8.2            10
                                   Michigan..........      5.1             5

                                        The remaining  Mortgaged  Properties are
                                        located  throughout 25 other states.  No
                                        other  state  has  a  concentration   of
                                        Mortgaged   Properties  that  represents
                                        security for more than 4.2% of the Initial Pool Balance. See Appendix I hereto.

                                        Seven (7)  separate  groups of  Mortgage
                                        Loans     (the     "Cross-Collateralized
                                        Mortgage  Loans")  are,  solely as among
                                        the  Mortgage  Loans in each such group,
                                        cross-collateralized  with  each  other.
                                        Each  such  group  of   Mortgage   Loans
                                        represents  between 0.5% and 3.0% of the
                                        Initial  Pool  Balance,   and  all  such
                                        groups of  Mortgage  Loans  collectively
                                        represent  11.2%  of  the  Initial  Pool
                                        Balance.   See   "Description   of   the
                                        Mortgage      Pool--Cross-Collateralized
                                        Mortgage Loans" herein and Appendix II hereto.

                                        Twelve (12)  additional  Mortgage  Loans
                                        (exclusive   of   the   Mortgage   Loans
                                        described  in  the  previous  paragraph)
                                        are,  in each  case,  secured  by one or
                                        more Mortgages encumbering multiple real
                                        properties.   Each  such  Mortgage  Loan
                                        represents  between 0.9% and 2.1% of the
                                        Initial  Pool  Balance,   and  all  such
                                        Mortgage  Loans  collectively  represent
                                        16.4% of the Initial Pool  Balance.  See
                                        "Description     of     the     Mortgage
                                        Pool--Certain  Terms and Characteristics
                                        of    the    Mortgage    Loans--Multiple
                                        Mortgaged    Properties"    herein   and
                                        Appendix II hereto.

                                        One  hundred   fifty-six  (156)  of  the
                                        Mortgage Loans (the "Fixed-Rate Loans"),
                                        representing  94.0% of the Initial  Pool
                                        Balance,  bear  interest  at  annualized
                                        rates   ("Mortgage   Rates")  that  will
                                        remain fixed for the remaining terms of the Mortgage

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                                        Loans.  Four (4) of the  Mortgage  Loans
                                        (the "ARM Loans"),  representing 6.0% of
                                        the   Initial   Pool   Balance,   accrue
                                        interest  at  Mortgage  Rates  that  are
                                        subject to  adjustment  on a semi-annual
                                        or,  in  one  case,  monthly  basis,  in
                                        general,    by   adding   a    specified
                                        percentage  (a  "Gross  Margin")  to the
                                        value of an index (an "Index"),  subject
                                        to rounding  conventions  and  specified
                                        floors  and caps.  The Index for the ARM
                                        Loans  is  Six-Month  LIBOR  or,  in one
                                        case,  One-Month  LIBOR  (in each  case,
                                        calculated  as  described  herein).   No
                                        Mortgage    Loan    permits     negative
                                        amortization  or the deferral of accrued
                                        interest.   See   "Description   of  the
                                        Mortgage   Pool  --  Certain  Terms  and
                                        Conditions  of  the  Mortgage  Loans  --
                                        Mortgage    Rates;    Calculations    of
                                        Interest"  and   "--Certain   Terms  and
                                        Conditions  of the  Mortgage  Loans--The
                                        ARM Loans" herein.

                                        For  purposes  of  calculating   certain
                                        distributions on the  Certificates,  the
                                        Mortgage  Pool has been divided into two
                                        Loan Groups,  designated  as "Loan Group
                                        1" and  "Loan  Group  2",  respectively.
                                        Loan Group 1 consists  of the Fixed Rate
                                        Loans,  and Loan Group 2 consists of the
                                        ARM Loans.  The Class IO-2 and Class A-2
                                        Certificates  initially will  correspond
                                        to and evidence  interests  generally in
                                        Loan  Group  2,  and  the  other   REMIC
                                        Regular   Certificates   initially  will
                                        correspond to and evidence interests generally in Loan Group 1.

                                        One  hundred  thirty-nine  (139)  of the
                                        Mortgage  Loans,  representing  93.9% of
                                        the Initial  Pool  Balance,  provide for
                                        one  of  the   following:   (i)  Monthly
                                        Payments based on amortization schedules
                                        significantly    longer    than    their
                                        respective  terms  to  maturity  (135 of
                                        such Mortgage Loans,  representing 90.6%
                                        of the Initial  Pool  Balance ); or (ii)
                                        mortgagee  call options  prior to Stated
                                        Maturity, which the Master Servicer will
                                        be  required  to  exercise  (two of such
                                        Mortgage Loans, representing 1.6% of the
                                        Initial   Pool   Balance);    or   (iii)
                                        increases  in  the  Mortgage   Rate  and
                                        principal  amortization  at a date  (the
                                        "Hyper-Amortization   Date")   prior  to
                                        stated maturity that create an incentive
                                        for the  related  borrower to prepay the
                                        loan  (two  of  such   Mortgage   Loans,
                                        representing  1.6% of the  Initial  Pool
                                        Balance).  As a  result,  such  Mortgage
                                        Loans (the  "Balloon  Loans")  will have
                                        substantial payments (each such payment,
                                        a "Balloon  Payment") due and payable on
                                        their  respective  maturity dates,  call
                                        dates and  Hyper-Amortization  Dates, as
                                        the case may be,  unless  prepaid  prior
                                        thereto.   The   remaining  21  Mortgage
                                        Loans,  representing 6.1% of the Initial
                                        Pool Balance, are fully-amortizing.  See
                                        "Risk    Factors   and   Other   Special
                                        Considerations--The             Mortgage
                                        Loans--Balloon       Payments"       and
                                        "Description     of     the     Mortgage
                                        Pool--Certain  Terms and Characteristics
                                        of  the  Mortgage   Loans--Amortization"
                                        herein.

                                        As of  the  Cut-off  Date,  all  of  the
                                        Mortgage   Loans   restrict    voluntary
                                        principal prepayments as follows: (i) 42
                                        Mortgage  Loans,  representing  31.1% of
                                        the  Initial  Pool   Balance,   prohibit
                                        voluntary  prepayments  for a period  (a
                                        "Lock-out  Period")  ending  on  a  date
                                        (generally  ranging  from one (1) to ten
                                        (10) years from the date of origination or the first Due Date) specified in the related Mortgage Note and, in general,

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                                        thereafter impose "Prepayment  Premiums"
                                        until,  in  general,  a  specified  date
                                        (generally    six   months)   prior   to
                                        maturity;   and   (ii)   the   remaining
                                        Mortgage   Loans  do  not   provide  for
                                        Lockout  Periods  but impose  Prepayment
                                        Premiums in  connection  with  voluntary
                                        principal  prepayments  made  prior to a
                                        specified   date  (also   generally  six
                                        months)  prior to maturity.  "Prepayment
                                        Premiums"  are  amounts  required  to be
                                        paid  in  addition  to the  amount  of a
                                        principal  prepayment and are calculated
                                        on the  basis  of  either  or  both of a
                                        yield  maintenance   formula  (a  "Yield
                                        Maintenance Premium") or as a percentage
                                        of the amount prepaid,  which percentage
                                        generally  declines over time until,  in
                                        most cases, a specified date  (generally
                                        six   months)   prior  to   maturity  (a
                                        "Percentage Premium").  See "Description
                                        of the Mortgage  Pool--Certain Terms and
                                        Characteristics    of    the    Mortgage
                                        Loans--Prepayment  Restrictions" herein.
                                        However,  seven  Mortgage  Loans,  which
                                        represent   5.7%  of  the  Initial  Pool
                                        Balance,  permit,  in  each  such  case,
                                        voluntary principal prepayments of up to
                                        10% of the original principal balance of
                                        the Mortgage  Loan in any calendar  year
                                        without the  imposition  of a Prepayment
                                        Premium.  The  Master  Servicer  may not
                                        waive  the  imposition  of a  Prepayment
                                        Premium or reduce  the  amount  thereof.
                                        The  Special   Servicer  may  waive  the
                                        imposition of a Prepayment  Premium,  or
                                        reduce the amount thereof,  with respect
                                        to a Specially Serviced Mortgage Loan if
                                        such waiver or reduction  is  consistent
                                        with   the   Servicing    Standard   (as
                                        described herein). Neither the Depositor
                                        nor any Seller makes any  representation
                                        as  to   the   enforceability   of   the
                                        provision of any Mortgage Loan documents requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium.

                                        As of the  Cut-off  Date,  the  Mortgage
                                        Loans will have the following additional characteristics:

                                        (i)  Mortgage Rates ranging from 7.9375%
                                             per annum to 10.440% per annum, and
                                             a weighted average Mortgage Rate of
                                             8.940%  per annum for all  Mortgage
                                             Loans,  8.968%  per  annum  for the
                                             Group  1  (fixed  rate)  Loans  and
                                             8.501%  per  annum  for the Group 2
                                             (adjustable rate) Loans.

                                        (ii) remaining    terms   to   scheduled
                                             maturity  ranging from 55 months to
                                             239 months,  and a weighted average
                                             remaining    term   to    scheduled
                                             maturity  of  121  months  for  all
                                             Mortgage Loans,  123 months for the
                                             Group 1 Loans and 87 months for the
                                             Group 2 Loans;

                                        (iii)remaining     amortization    terms
                                             ranging  from  168  months  to  360
                                             months,   and  a  weighted  average
                                             remaining  amortization term of 303
                                             months for all Mortgage Loans,  301
                                             months  for the  Group 1 Loans  and
                                             339 months for the Group 2 Loans;

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                                        (iv) a  weighted  average  Loan-to-Value
                                             Ratio   (calculated   as  described
                                             herein  under  "Description  of the
                                             Mortgage  Pool--Additional Mortgage
                                             Loan Information") of 69.2% for all
                                             the Mortgage  Loans,  69.5% for the
                                             Group 1  Mortgage  Loans  and 64.2%
                                             for the Group 2 Loans; and

                                        (v)  a  weighted  average  Debt  Service
                                             Coverage   Ratio   (calculated   as
                                             described herein under "Description
                                             of  the  Mortgage  Pool--Additional
                                             Mortgage  Loan   Information")   of
                                             1.41x for all the  Mortgage  Loans,
                                             1.42x  for the  Group  1 Loans  and
                                             1.37x for the Group 2 Loans.

                                        On or prior  to the  Closing  Date,  the
                                        Depositor  will  purchase  the  Mortgage
                                        Loans and  assign  the  Mortgage  Loans,
                                        without recourse, to the Trustee for the
                                        benefit   of   the    holders   of   the
                                        Certificates (the "Certificateholders").
                                        Each    Seller    will   make    certain
                                        representations   and  warranties   (or,
                                        alternatively,       assign      certain
                                        representations  and warranties  made to
                                        it  by  third  parties)   regarding  the
                                        characteristics  of the  Mortgage  Loans
                                        assigned  by such  Seller;  and, as more
                                        particularly   described  herein,   such
                                        Seller  will agree (or such third  party
                                        has agreed) to cure any material  breach
                                        thereof  or,  in the  absence  of such a
                                        cure,   to  repurchase  or  replace  the
                                        affected Mortgage Loan. See "Description of the Mortgage Pool--Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

                                        The   characteristics  of  the  Mortgage
                                        Loans  are more  particularly  described
                                        herein   under   "Description   of   the
                                        Mortgage   Pool,"   in  the   tables  in
                                        Appendix  I and  in  the  Mortgage  Loan
                                        Schedule in Appendix II.

Use of Proceeds......................   The Depositor will use substantially all
                                        of the net proceeds from the sale of the
                                        Offered  Certificates  to  purchase  the
                                        Mortgage   Loans  and  to  pay   certain
                                        expenses in connection with the issuance of the Offered Certificates.

Federal Income
 Tax Considerations..................   Three  separate  "real  estate  mortgage
                                        investment  conduit" ("REMIC") elections
                                        will be made with  respect  to the Trust
                                        Fund for  federal  income tax  purposes.
                                        The  assets of  "REMIC  I" will  consist
                                        primarily of the Mortgage  Loans and any
                                        properties  acquired  on  behalf  of the
                                        Certificateholders. The assets of "REMIC
                                        II"  will   consist   of  the   separate
                                        uncertificated     REMIC    I    regular
                                        interests.  The  assets of  "REMIC  III"
                                        will    consist    of    the    separate
                                        uncertificated    REMIC    II    regular
                                        interests.   For   federal   income  tax
                                        purposes,    (i)   the   REMIC   Regular
                                        Certificates   will   be  the   "regular
                                        interests" in, and generally will be treated as debt obligations of, REMIC
                                        III, and (ii) the Class R-I Certificates will be the sole class of residual interests in REMIC I, the Class R-II
                                        Certificates will be the sole class of residual interests in REMIC II and the Class R-III Certificates will be the sole class of residual interests in REMIC III.

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                                        The Offered Certificates will be treated
                                        as "real estate  assets"  under  Section
                                        856(c)(5)(A)  of  the  Internal  Revenue
                                        Code of 1986, as amended,  (the "Code"),
                                        generally  in the same  proportion  that
                                        the assets in the Trust Fund would be so
                                        treated.  In  addition,  interest on the
                                        Offered  Certificates will be treated as
                                        "interest  on  obligations   secured  by
                                        mortgages   on  real   property"   under
                                        Section   856(c)(3)(B)   of   the   Code
                                        generally   to  the  extent   that  such
                                        Offered   Certificates  are  treated  as
                                        "real  estate   assets"   under  Section
                                        856(c)(5)(A)  of the Code.  The  Offered
                                        Certificates  also  will be  treated  as
                                        "qualified   mortgages"   under  Section
                                        860G(a)(3)  of the  Code.  However,  the
                                        Offered Certificates will generally only
                                        be   considered   assets   described  in
                                        Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, may not be suitable for certain thrift institutions.

                                        The Class __ and  Class __  Certificates
                                        will  not,  and the  Class  IO-1,  Class
                                        IO-2,  Class  __,  Class __ and Class __
                                        Certificates   will,   be  treated   for
                                        Federal income tax information reporting
                                        purposes  as  having  been  issued  with
                                        "original    issue     discount."    The
                                        prepayment  assumption (the  "Prepayment
                                        Assumption")   that   will  be  used  in
                                        determining   the  rate  of  accrual  of
                                        original issue discount, market discount
                                        and  amortizable  premium,  if any,  for
                                        federal income tax purposes will be a 5%
                                        CPR  (as  described  in the  Prospectus)
                                        applied to each Mortgage Loan during any
                                        period    that    voluntary    principal
                                        prepayments  may be made thereon without
                                        a  Yield   Maintenance   Premium   being
                                        required.  However,  the Depositor makes
                                        no  representation   that  the  Mortgage
                                        Loans will in fact only prepay during any such period or that they will prepay at any particular rate before or during any such period.

                                        If the  method  for  computing  original
                                        issue discount  described herein results
                                        in a negative amount for any period with
                                        respect to an Offered Certificate issued
                                        with   original   issue   discount,   in
                                        particular,     an     Interest     Only
                                        Certificate,   the  amount  of  original
                                        issue discount  allocable to such period
                                        will be zero  and the  holder  of such a
                                        Certificate  will be permitted to offset
                                        such negative amount only against future
                                        original   issue   discount   (if   any)
                                        attributable  to such  Certificate.  See
                                        "Certain      Federal     Income     Tax
                                        Considerations"   herein   and   in  the
                                        Prospectus.

ERISA Considerations.................   A fiduciary of an employee  benefit plan
                                        or other  retirement plan or arrangement
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA")  or Section  4975 of the Code,
                                        or an  investor  that  is  an  insurance
                                        company,  should review  carefully  with
                                        its legal advisors whether the purchase,
                                        holding   or   sale   of   the   Offered
                                        Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

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                                        The United  States  Department  of Labor
                                        has  issued  an  individual   prohibited
                                        transaction exemption to the Underwriter
                                        that   generally    exempts   from   the
                                        application of certain of the prohibited
                                        transaction  provisions of ERISA and the
                                        Code   transactions   relating   to  the
                                        purchase,  holding  and sale of  certain
                                        pass-through  certificates  underwritten
                                        by the  Underwriter  such as the  Senior
                                        Certificates   and  the   servicing  and
                                        operation  of  asset  pools  such as the
                                        Mortgage  Pool,  provided  that  certain
                                        conditions    are    satisfied.    These
                                        exemptions  are  not  applicable  to the
                                        Class B,  Class C,  Class D and  Class E
                                        Certificates;     however,    a    class
                                        prohibited transaction exemption granted
                                        with respect to  transactions  involving
                                        insurance  company general  accounts may
                                        be   applicable   to  the  purchase  and
                                        holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA Considerations" herein.

Legal Investment.....................   The   Offered   Certificates   will  not
                                        constitute "mortgage related securities"
                                        for purposes of the  Secondary  Mortgage
                                        Market    Enhancement    Act   of   1984
                                        ("SMMEA").        The        appropriate
                                        characterization  of a Class of  Offered
                                        Certificates    under    various   legal
                                        investment  restrictions,  and  thus the
                                        ability  of  investors  subject to these
                                        restrictions    to   purchase    Offered
                                        Certificates,    may   be   subject   to
                                        significant interpretive  uncertainties.
                                        All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                                        The Depositor  makes no  representations
                                        as to the proper characterization of the
                                        Offered     Certificates    for    legal
                                        investment   or  financial   institution
                                        regulatory   purposes,   or  as  to  the
                                        ability  of   particular   investors  to
                                        purchase the Offered  Certificates under
                                        applicable        legal       investment
                                        restrictions.      The     uncertainties
                                        described  above  (and  any  unfavorable
                                        future  determinations  concerning legal
                                        investment   or  financial   institution
                                        regulatory    characteristics   of   the
                                        Offered   Certificates)   may  adversely
                                        affect  the  liquidity  of  the  Offered
                                        Certificates. See "Legal Investment" in the Prospectus.

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                  RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

The Certificates

Limited Liquidity

     There is currently no secondary market for the Offered Certificates. The Depositor has been advised by the Underwriter that it presently intends to make a secondary market in the Offered Certificates; however, it has no obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity" in the Prospectus.

Certain Yield Considerations

     The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Class A-1A, Class A-1B, Class A-1C, Class B, Class C, Class D and Class E Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Group 1 Loans (and, to a lesser extent, under certain circumstances, the Group 2 Loans), in the case of the Class IO-1 Certificates, and on or in respect of the Group 2 Loans (and not the Group 1 Loans), in the case of the Class IO-2 Certificates, and an investor in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the aggregate Notional Amount of its Certificates could result in the failure of such investors to recoup their initial investments. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield Considerations" herein. See also "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

Limited Obligations

     The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, any Seller, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors--Limited Assets" in the Prospectus.

Subordination of Class B, Class C, Class D and Class E Certificates

     As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans

     The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "Servicing of the Mortgage Loans--The Operating Adviser," the Operating Adviser will be empowered to replace the Special Servicer. At any given time, the Operating Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances as described herein, the next most subordinated) Class of Principal Balance Certificates (that is, the Controlling Class as described herein) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. Furthermore, it is anticipated that the Special Servicer or an affiliate will acquire certain Private Certificates (including those of the initial Controlling Class). Thus, the Special Servicer may, in certain circumstances, have interests that conflict with the interests of the holders of the Offered Certificates.

The Mortgage Loans

Risks of Lending on Income-Producing Properties Generally

     The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Risks Particular to Retail, Office and Industrial Properties

     Forty-nine (49) Mortgage Loans, representing 37.3% of the Initial Pool Balance, are secured by Mortgages on retail (18.2% of the Initial Pool Balance), industrial (10.3% of the Initial Pool Balance), office (4.9% of the Initial Pool Balance) and other (3.9% of the Initial Pool Balance) properties used for a combination of commercial purposes. In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors.

For instance, retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space). In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

     Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, and like anchored shopping centers, the success of an office property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Also, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or, like office properties, may become functionally obsolete relative to newer properties.

Risks Particular to Multifamily Properties

     Thirty-five (35) Mortgage Loans, representing 21.6% of the Initial Pool Balance, are secured by Mortgages on multifamily properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing. Certain of the multifamily Mortgaged Properties have material concentrations of students as tenants.

Risks Particular to Nursing Home Properties

     Sixteen (16) Mortgage Loans, representing 9.4% of the Initial Pool Balance, are secured by Mortgages on properties operated as skilled nursing facilities.

     Such facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

     Skilled nursing facilities are subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

Risks Particular to Self-Storage Facilities

     Thirty-six  (36)  Mortgage  Loans,  representing  12.7% of the Initial Pool
Balance, are secured by Mortgages on self-storage properties. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures. Thus, if the operations of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses. User privacy and ease of access to individual storage space may heighten environmental risks, although lease agreements generally prohibit users from storing hazardous substances in the units. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage Mortgaged Properties. Accordingly, there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or will remain so in the future.

Mortgage Loans Not Insured

     The Mortgage Loans are not insured or guaranteed by any governmental entity, any private mortgage insurer or any other person. As described herein, in certain limited circumstances, a Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Pool--The Sellers" and "--Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

Non-Recourse Mortgage Loans

     Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, the related Seller has not evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations

     Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. An environmental site assessment (or in some cases an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination or acquisition thereof. Although the reports of such environmental site assessments generally did not disclose the presence or risk of environmental contamination that is considered material to the interests of the holders of the Offered Certificates, no assurance can be given that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, certain of such environmental assessments are more than a year old. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

     The Pooling and  Servicing  Agreement  requires  that the Special  Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken); however, such requirement also decreases the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

Balloon Payments

     One hundred thirty-nine (139) of the Mortgage Loans, representing 93.9% of the Initial Pool Balance, do not fully amortize over their respective terms to maturity, or provide for mortgagee call options prior to stated maturity, which the Master Servicer will be required to exercise, or provide for increases in the Mortgage Rate and amortization at a specified date prior to stated maturity (thereby creating an incentive for the borrow to prepay). Thus, each such Mortgage Loan will have a substantial payment (that is, a "Balloon Payment") due at its stated maturity date, call date or Hyper-Amortization Date, unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Sellers, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors--Balloon Payments; Obligor Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "Yield Considerations" herein and in the Prospectus.

Geographic Concentration

     Thirty-seven (37) of the Mortgage Loans, representing 20.4% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. Concentrations of Mortgaged Properties (in each case representing security for less than 10% of the Initial Pool Balance) also exist in several other states. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in that state or region. In recent periods, most regions of the United States (including California and other regions in which the Mortgaged Properties are located) have experienced downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

Concentrations of Mortgage Loans

     Many of the Mortgage Loans, either individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the $4,004,112 average Cut-off Date Balance. For instance, the seven largest Mortgage Loans constitute 4.4% of the Mortgage Pool by number but have Cutoff Date Balances that represent, in the aggregate, approximately 14.0% of the Initial Pool Balance.

     There are also several groups of Mortgage Loans made to the same borrower or where the borrowers are affiliated entities related through common ownership and where, in general, the related Mortgaged Properties are commonly managed. The three largest of those groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 5.1%, 3.8% and 3.7%, respectively, of the Initial Pool Balance. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

     In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage pool can also pose increased risks. For instance, Mortgaged Properties that are owned by a group of related borrowers and are commonly managed create the risk that property management errors or poor property management, or financial difficulties in respect of any such borrower, could have a more widespread adverse effect on the Mortgage Pool than would be the case absent such common ownership and management.

Limitations of Appraisals

     An appraisal or other market analysis was conducted in respect of the Mortgaged Properties in connection with the origination or acquisition of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Appraisals" herein.

Adjustable Rate Mortgage Loans

     Four of the Mortgage Loans, representing 6.0% of the Initial Pool Balance, are adjustable rate mortgage loans and constitute Loan Group 2. If, as a result of increases in the value of the related Indexes, the amount of the required Monthly Payments increase beyond the amounts assumed in the original underwriting of such loans, a default rate higher than that on mortgage loans with fixed mortgage rates could result.

Property Management

     The successful operation of an income producing property is dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements are carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income producing property. The Sellers have identified several groups of Mortgage Loans that have the same or related management.

Leasehold Considerations

     One (1) Mortgage Loan representing 1.4% of the Initial Pool Balance, is secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. In addition, two (2) Mortgage Loans, which represent 2.3% of the Initial Pool Balance, are each secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Risks of Secured Subordinate Financing

     Two (2) of the Mortgaged Properties, representing security for 0.6% of the Initial Pool Balance, are known to be encumbered by secured subordinated debt held by third parties. In each such case, the holder of the subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. In addition, two (2) other Mortgage Loans permit further encumbrances of the related Mortgaged Property, subject to the satisfaction of certain conditions; and, in the case of certain of the nursing home Mortgaged Properties, the borrower is permitted to incur indebtedness secured by senior liens on its accounts receivable. Other than as indicated above, the Depositor has not determined whether any other secured subordinate financing currently encumbers any Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" herein. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed.

Risk of Changes in Concentrations

     As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Series 1997-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about March __, 1997 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date, scheduled payments of principal and interest due on or before the Cut-off Date and, in the case of one Mortgage Loan, payments in the nature of an equity participation in certain revenues); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgage Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

     The Certificates will consist of 17 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class IO-1 Certificates and the Class IO-2 Certificates (collectively, the "Interest Only Certificates" or the "Class IO Certificates" and , collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the
Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates (collectively, the "Subordinate Certificates"; and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H and Class J Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     The  Offered   Certificates   will  be  issued  in  book-entry   format  in
denominations of $100,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

Certificate Balances and Notional Amounts

     Upon initial issuance, the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):


                    Approximate            Approximate            Approximate
                 Initial Aggregate     Percent of Initial      Percent of Credit
   Class        Certificate Balance       Pool Balance              Support
   -----        -------------------       ------------              -------
Class A-1A           $61,700,000                9.63%                32.50%
Class A-1B           193,000,000               30.13                 32.50
Class A-1C           139,496,000               21.77                 32.50
Class A-2             38,248,484                5.97                 32.50
Class B               51,252,000                8.00                 24.50
Class C               38,439,000                6.00                 18.50
Class D               35,236,000                5.50                 13.00
Class E                6,406,000                1.00                 12.00
Class F               19,220,000                3.00                  9.00
Class G               11,211,000                1.75                  7.25
Class H               20,821,000                3.25                  4.00
Class J               25,628,439                4.00                  0.00

     The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Class IO-1 Certificates will equal 99.9% of the aggregate Stated Principal Balance of the Group 1 Loans (or, following the occurrence of the Class A-2 Cross-Over Date, if any, the aggregate Stated Principal Balance of all the Mortgage Loans) outstanding from time to time, and the aggregate Notional Amount of the Class IO-2 Certificates will equal the aggregate Stated Principal Balance of the Group 2 Loans outstanding from time to time. The Class IO-1 Certificates will have an initial aggregate Notional Amount of $601,807,030 (subject to a variance of plus or minus 5%), and the Class IO-2 Certificates will have an initial aggregate Notional Amount of $38,248,484 (subject to a variance of plus or minus 5%).

     The REMIC Residual Certificates will not have Certificate Balances.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distributions--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

Pass-Through Rates

     The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate".

     The Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-1C, Class B, Class C, Class D and Class E Certificates will, at all times, be equal to 6.85%, 7.36%, 7.51%, 7.65%, 7.75%, 7.85% and 7.85% per annum, respectively.

     The Pass-Through Rate applicable to the Class IO-1 Certificates for the initial Distribution Date will equal 1.49% per annum. The Pass-Through Rate applicable to the Class IO-1 Certificates for each subsequent Distribution Date (up to and including the Class A-2 Cross-Over Date, if any) will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of the first day of the related Collection Period (in the case of each such Mortgage Loan that is a Non-30/360 Loan, adjusted as described below), the relevant weighting to be on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately prior to such Distribution Date, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates (other than the Class A-2 Certificates) for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class IO-1 Certificates for each Distribution Date following the Class A-2 Cross-Over Date, if any, will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for all of the Mortgage Loans as of the first day of the related Collection Period (in the case of each Non-30/360 Loan, adjusted as described below and, in the case of each Group 2 Loan, net of the Pass-Through Rate applicable to the Class IO-2 Certificates for such Distribution Date), the relevant weighting to be on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately prior to such Distribution Date, over
(ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date (in the case of the Class A-2 Certificates, adjusted as described below), the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date. The "Class A-2 Cross-Over Date", if it occurs, will be the first Distribution Date on which either (i) distributions of principal are made on the Class A-2 Certificates from the Principal Distribution Amount in respect of Loan Group 1 for such Distribution Date or (ii) Realized Losses incurred in respect of Loan Group 2 are allocated to the Principal Balance Certificates.

         The Pass-Through Rate applicable to the Class A-2 Certificates for the initial Distribution Date will equal 5.88% per annum. The Pass-Through Rate applicable to the Class A-2 Certificates for each subsequent Distribution Date will, in general, equal the lesser of (i) the applicable value of One-Month Certificate LIBOR (which value shall be selected as described herein), plus 0.44%, and (ii) the weighted average of the Net Mortgage Rates for the Group 2 Loans as of the first day of the related Collection Period (in the case of each such Mortgage Loan that is a 30/360 Loan, adjusted as described below), the relevant weighting to be on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately prior to such Distribution Date (or, if there are no longer any Group 2 Loans, 12.00% per annum).

     The Pass-Through Rate applicable to the Class IO-2 Certificates for the initial Distribution Date will equal 2.29% per annum. The Pass-Through Rate applicable to the Class IO-2 Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Group 2 Loans as of the first day of the related Collection Period (in the case of each such Mortgage Loan that is a Non-30/360 Loan, adjusted as described below), the relevant weighting to be on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately prior to such Distribution Date), over (ii) the Pass-Through Rate applicable to the Class A-2 Certificates for such Distribution Date (adjusted as described below) (or, if the Class A-2 Certificates are no longer outstanding, the Pass-Through Rate that would otherwise have been applicable to the Class A-2 Certificates for such Distribution Date).

     The Pass-Through Rates applicable to the Class F, Class G, Class H and Class J Certificates will, at all times, be equal to 6.85%, 6.85%, 6.85% and 6.85% per annum, respectively.

     The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Master Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Interest Only Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rates in respect of such Certificates for each Distribution Date, the Net Mortgage Rate of each relevant Mortgage Loan that accrues interest other than on such basis (a "Non-30/360 Loan"), and the Pass-Through Rate for the Class A-2 Certificates (which accrue interest on the basis of a 360-day year and the actual number of days elapsed during the applicable Interest Accrual Period), will be appropriately adjusted to reflect such differences. Similarly, when calculating the Pass-Through Rate for the Class A-2 Certificates, the Net Mortgage Rate for each Group 2 Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (any Mortgage Loan that does so, a "30/360 Loan"), will be appropriately adjusted to reflect that difference. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off
Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date will be the fifth day of the month in which such Distribution Date occurs (or, if any such fifth day is not a business day, the business day immediately preceding such fifth day).

     The Pass-Through Rates for the Offered Certificates are approximate and subject to change in connection with the initial pricing of such Certificates.

Calculation of One-Month Certificate LIBOR

     On the second LIBOR Business Day (that is, a business day on which banks in both London and New York are open for business) prior to the commencement of each Interest Accrual Period (other than the initial Interest Accrual Period) for the Class A-2 Certificates (each, a "LIBOR Determination Date") until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero, the Trustee will determine One-Month Certificate LIBOR for the Distribution Date in the following calendar month by reviewing the Telerate Page 3750 quotation, as of 11:00 a.m. (London time) on such LIBOR Determination Date, for 30-day United States dollar deposits to leading banks in the London interbank market.

     One-Month Certificate LIBOR will be established by the Trustee on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date the Telerate Page 3750 provides such offered quotation, One-Month Certificate LIBOR for the Distribution Date in the following calendar month will be such offered quotation.

          (b) If on any LIBOR Determination Date the quotation specified in (a) above does not appear on the Telerate Page 3750, One-Month Certificate LIBOR for the Distribution Date in the following calendar month will be the average of the London interbank market rates for one-month United States dollar deposits appearing on the LIBOR page of Reuters as of 11:00 a.m. (London time) on such LIBOR Determination Date.

          (c) If on any LIBOR Determination Date the quotations specified in (a) or (b) above do not appear, One-Month Certificate LIBOR for the Distribution Date in the following calendar month will be either (i) the arithmetic mean of the offered rates which the Reference Banks (as defined herein) are quoting, at approximately 11:00 a.m. (London time) on the relevant LIBOR Determination Date, for 30-day United States dollar deposits, at the principal London office of each of the Reference Banks or those of them (being at least two in number) at which such offered quotations are, in the opinion of the Trustee, being so made, or (ii) if fewer than two quotations are provided as requested by the Trustee, the arithmetic mean of the rates quoted by any two or more major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the relevant LIBOR Determination Date, for 30-day loans in United States dollars to leading European banks, provided that if such banks specified by the Trustee are not providing such quotations, One-Month Certificate LIBOR for the Distribution Date in the following calendar month will be equal to One-Month Certificate LIBOR for the prior Distribution Date.

     Initially, the "Reference Banks" shall be Bank of Tokyo Ltd., Barclay's Bank plc, National Westminster Bank plc, and Bankers Trust Company. Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London. If any such bank should fail to meet the qualifications of a Reference Bank, the Trustee may designate alternative Reference Banks meeting the criteria specified in this paragraph.

     The establishment of One-Month Certificate LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the Pass-Through Rate applicable to the Class A-2 Certificates based thereon, will (in the absence of manifest error) be final and binding. One-Month Certificate LIBOR for the initial Distribution Date will be 5.43750% per annum.

The Certificate Groups

     The Class IO-1, Class A-1A, Class A-1B, Class A-1C, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates initially will correspond to and evidence interests solely in Loan Group 1 (such Certificates, the "Group 1 Certificates"); and the Class IO-2 and Class A-2 Certificates initially will correspond to and evidence interests solely in Loan Group 2 (such Certificates, the "Group 2 Certificates"; the Group 1 Certificates and the Group 2 Certificates, each a "Certificate Group"). Distributions of interest on and principal of the Group 1 Certificates will initially be based on interest and/or principal due or collected, as the case may be, on or with respect to the Group 1 Loans. Distributions of interest on and principal of the Group 2 Certificates will initially be based on interest and/or principal due or collected, as the case may be, on or with respect to the Group 2 Loans. In general, the exceptions to the foregoing would arise as a result of the subordination of the Subordinate Certificates in connection with losses and defaults on the Mortgage Loans (in particular, the Group 2 Loans) and, further, because no payments of principal may be made with respect to the Subordinate Certificates for so long as any Class of Class A Certificates is outstanding. The initial aggregate Certificate Balance of the Group 1 Certificates with Certificate Balances will equal the aggregate Cut-off Date Balance of the Group 1 Loans, and the initial aggregate Notional Amount of the Class IO-1 Certificates will equal 99.9% of the aggregate Cut-off Date Balance of the Group 1 Loans. The initial aggregate Certificate Balance of the Class A-2 Certificates and the initial aggregate Notional Amount of the Class IO-2 Certificates will each equal the aggregate Cut-off Date Balance of the Group 2 Loans.

Certain Considerations Regarding Reports to Holders of Class IO-1 Certificates

     The Pooling and Servicing Agreement will provide, and monthly statements to Certificateholders will reflect, that the Pass-Through Rate and aggregate Notional Amount of the Class IO-1 Certificates are, at all times (that is, both prior to and following the Class A-2 Cross-Over Date) actually calculated as described herein for the period following the Class A-2 Cross-Over Date (that is, Loan Group 2 and the Class A-2 Certificates are at all times taken into account). Prior to any Class A-2 Cross-Over Date (and for so long as any Group 2 Loans are outstanding), the calculation of such rate and amount in the manner described herein would result in a smaller aggregate Notional Amount but a higher Pass-Through Rate than the method that will in fact be employed because, although the Group 2 Loans would add to the aggregate Notional Amount of the Class IO-1 Certificates, they would effectively be weighted at zero in calculating the related Pass-Through Rate. The aggregate amount of Accrued Certificate Interest in respect of the Class IO-1 Certificates is unaffected by which method is used to calculate the aggregate Notional Amount and Pass-Through Rate for the Class IO-1 Certificates prior to the Class A-2 Cross-Over Date. The expression of the Pass-Through Rate and aggregate Notional Amount for the Class IO-1 Certificates set forth herein for the period prior to the Class A-2 Cross-Over Date is intended to demonstrate more clearly that during such period the Class IO-1 Certificates are a variable rate interest strip solely off the Group 1 Loans.

Distributions

General

     Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in April, 1997. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

     The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date, will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master
     Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

     As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections on the Mortgage Loans and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount

     On  each   Distribution   Date,   the  Trustee  will  apply  the  Available
Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

          (2) to pay principal: (a) from the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date, first to the holders of the Class A-1A Certificates, second to the holders of the Class A-1B Certificates, third to the holders of the Class A-1C Certificates and fourth to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount and (b) from the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, first to the holders of the Class A-2 Certificates, second to the holders of the Class A-1A Certificates, third to the holders of the Class A-1B Certificates and fourth to the holders of the Class A-1C Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding aggregate Certificate Balance of such Class of Certificates and
     (ii) the remaining portion of such Principal Distribution Amount;

          (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus
     (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

          (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding aggregate Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for both Loan Groups for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

     On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

Distributable Certificate Interest

     The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such
Distribution   Date,   reduced  (to  not  less  than  zero)  by  such  Class  of
Certificates'  allocable  share  (calculated  as  described  below)  of any  Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls" below.

     The  "Accrued  Certificate  Interest"  in  respect  of each  Class of REMIC
Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of: (i) in the case of the Class A-2 Certificates, a 360-day year and the actual number of days elapsed during the applicable Interest Accrual Period; and
(ii) in the case of each other class of REMIC Regular Certificates, a 360-day year consisting of twelve 30-day months.

     The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus
(ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date.

     The "Interest Accrual Period" for each Class of Offered Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount

     The "Principal Distribution Amount" with respect to each Loan Group for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in such Loan Group for their respective Due Dates occurring during the related Collection Period; and

          (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

     If on any Distribution Date the aggregate distributions of principal made on the Principal Balance Certificates in respect of the Principal Distribution Amount for either Loan Group is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount for such Loan Group for the next succeeding Distribution Date.

     The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

Distributions of Prepayment Premiums

     Any Prepayment Premium collected with respect to a Group 1 Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates then entitled to distributions of principal from the Principal Distribution Amount in respect of Loan Group 1 for such Distribution Date (other than, if applicable, the Class A-2 Certificates), will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (a) the amount of the subject Prepayment Premium, multiplied by (b) the lesser of (i) 25% and (ii) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then current Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two or more Classes of Class A Certificates, the one with the earliest payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Group 1 Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates (other than the Class A-2 Certificates) entitled to distributions of principal from the Principal Distribution Amount for Loan Group 1 for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative sizes of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Class IO-1 Certificates.

     Any Prepayment Premium collected with respect to a Group 2 Loan during any particular Collection Period will be distributed on the following Distribution Date to the holders of the Class IO-2 Certificates.

     For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

     Any  Prepayment  Premiums   distributed  to  the  holders  of  a  Class  of
Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

     Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount for the related Loan Group. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Appraisal Reductions

     As soon as reasonably practicable following the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event"; and the affected Mortgage Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, will be required to obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report is obtained, equal to the excess, if any, of (a) the sum of (i) the

Stated Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments (net of any amounts escrowed for such items), insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the appraised value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the related Mortgaged Property or REO Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated as described in the preceding sentence and
(b) 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

     The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the

Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements--The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Consequences--Prohibited Transactions and Other Taxes" in the Prospectus,
(v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower.

Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls

     If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Similarly, if the stated maturity date for any Balloon Loan occurs after the first day of, but before the Determination Date in, any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on the related Balloon Loan, in general, from the beginning of such month to such stated maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "Balloon Payment Interest Excess". Conversely, if the stated maturity date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) that would have accrued on the related Balloon Loan, in general, from such stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute, a "Balloon Payment Interest Shortfall". Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls, respectively, incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement: (i) in their entirety, any such Balloon Payment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Balloon Payment Interest Excesses; and (ii) to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans at a rate of 0.05% per annum, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

Optional Termination

     The Depositor, the Master Servicer, the Special Servicer and any holder of a majority interest in the Class R-I Certificates, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 3% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") equal to 100% of the aggregate Stated Principal Balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

Advances

P&I Advances

     With respect to each Distribution Date, unless the Master Servicer, in its reasonable discretion, determines that the funds therefor would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus, the Master Servicer, will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" above. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "--The Trustee and the Fiscal Agent" below.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the

Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See
"Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances

     In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances"
(Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer or the Special Servicer may advance the costs thereof). Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make within ten (10) days of the Master Servicer's receipt of such request. With limited exception, the Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Servicing Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three (3) more days, the Trustee will be obligated to make such Servicing Advance (and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee).

     The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances

     The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which support such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee, and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability.

Interest on Advances

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, in connection with or at any time following the reimbursement of such

Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

Reports to Certificateholders; Available Information

Trustee Reports

     1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder and anyone else the Depositor or the Underwriter reasonably designates:

          (a) A statement setting forth, to the extent applicable: (i) the amount, if any, of the distributions to the holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of the distributions to holders of each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and (B) Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool and in each Loan Group;
     (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool and in each Loan Group (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi)(A) the book value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance of each Class of Principal Balance Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date; (viii) the aggregate amount of principal prepayments made during the related Collection Period;
     (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of servicing compensation retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Prepayment Interest Shortfalls, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, separately stated; (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and
     (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

          (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and Appendix II, will be presented in a tabular format substantially similar to the respective format utilized in Appendix I and Appendix II and will be updated within a reasonable period after the requisite underlying information is available.

     2. For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement Number 241." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board.

     3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriter, the Certificateholders, the Depositor and anyone else the Depositor or the Underwriter reasonably designates, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement.

Special Servicer Reports

     No later than one business day following each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information necessary to prepare, reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the business day prior to each Distribution Date, to the Underwriter, the Rating Agencies and the Depositor.

Other Information

     The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date, (iii) all accountants' reports delivered to the Trustee since the Closing Date, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

Book-Entry Certificates

     Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as Certificateholders for purposes of obtaining the foregoing information and access.

Example of Distributions

     The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during March, 1997:


The close of business on
March 1....................... (A)       Cut-off Date.
March 31...................... (B)       Record Date for all Classes of Certificates.
March 1 -April 4.............. (C)       The Collection Period.  The Master Servicer receives
                                         Monthly Payments due, and any principal
                                         prepayments  made,  after  the  Cut-off
                                         Date  and on or  prior  to April 4, the
                                         last day of the Collection Period.
April 4....................... (D)       Determination Date.
April 14...................... (E)       Master Servicer Remittance Date.
April 15...................... (F)       Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on March 1, 1997 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 4, 1997 (the first business day preceding April 5) will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period.

     (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

     (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

Voting Rights

     At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the respective Classes of Interest Only Certificates in proportion to the aggregate Notional Amounts of such Classes, and the remaining Voting Rights are to be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

The Trustee and the Fiscal Agent

The Trustee

     LaSalle National Bank ("LaSalle") will act as Trustee . LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "Aa2" by Moody's and "AA" by DCR, or such lower rating as both Rating Agencies would permit without an adverse effect on any of the then-current rating of the Certificates. The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-C1. As of December 31, 1996, the Trustee had assets of approximately $13 billion. See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

     The Master Servicer will be responsible for payment of the compensation of the Trustee.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1996, the Fiscal Agent had consolidated assets of approximately $385 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                             MATURITY CONSIDERATIONS

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

     The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates (other than the Interest Only Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"): (i) the Initial Group 1 Balance is approximately $602,409,439 and the Initial Group 2 Balance is approximately $38,248,484, (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are (A) in the case of each ARM Loan, equal to the Monthly Payment in effect as of the Cut-off Date until the next payment adjustment is scheduled to occur and thereafter based on such Mortgage Loan's then scheduled principal balance and remaining amortization term and the value of the applicable Index described in clause (v) below, plus the related Gross Margin, subject to the respective minimum and maximum Mortgage Rates, and (B) in the case of each Fixed Rate Loan, based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term (or, in the case of the two Mortgage Loans that require quarterly payments of principal based on "net cash flow" as described herein, a 25-year amortization term) and the Mortgage Rate in effect as of the Cut-off Date, (iv) all Monthly Payments are due and timely received on the first day of each month, (v) One-Month LIBOR and One-Month Certificate LIBOR each remains constant at 5.43750% per annum and Six-Month LIBOR remains constant at 5.71484% per annum, (vi) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vii) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any), (viii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on a 30/360 basis, (ix) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination", (x) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party, (xi) no Prepayment Interest Shortfalls are incurred, (xii) there are no Additional Trust Fund Expenses,
(xiii) distributions on the Certificates are made on the 15th day of each month, commencing in April, 1997, (xiv) the Certificates are issued on March 26, 1997,
(xv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated, if received on a Group 1 Loan, 75% to the holders of the Class IO-1 Certificates and 25% to the holders of the Class of Principal Balance Certificates then receiving distributions of principal from the Principal Distribution Amount for Loan Group 1 and, if received on a Group 2 Loan, 100% to the holders of the Class IO-2 Certificates, and (xvi) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates set forth on the cover page hereof is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans was to reflect the Maturity Assumptions and any of the specified CPR percentages.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.


           Percentages of the Initial Aggregate Certificate Balance of the Class A-1A Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............      88       87       86       86       84       82
March 1999 ...............      75       73       72       70       68       65
March 2000 ...............      61       58       55       53       50       45
March 2001 ...............      46       39       35       30       24       15
March 2002 ...............      17        7        1        0        0        0
March 2003 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     3.4      3.1      3.0      2.9      2.8      2.6


            Percentages of the Initial Aggregate Certificate Balance
              of the Class A-1B Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100       98       96       92
March 2003 ...............      99       95       93       90       87       82
March 2004 ...............      36       32       29       27       23       19
March 2005 ...............      30       25       22       19       16       11
March 2006 ...............       7        1        0        0        0        0
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     7.3      7.1      7.0      6.9      6.8      6.6

            Percentages of the Initial Aggregate Certificate Balance
              of the Class A-1C Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100      100      100      100
March 2003 ...............     100      100      100      100      100      100
March 2004 ...............     100      100      100      100      100      100
March 2005 ...............     100      100      100      100      100      100
March 2006 ...............     100      100       97       93       87       80
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     9.5      9.5      9.4      9.4      9.4      9.3


           Percentages of the Initial Aggregate Certificate Balance of the Class A-2 Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............      99       96       94       92       89       84
March 1999 ...............      98       92       88       85       79       71
March 2000 ...............      97       88       83       78       71       60
March 2001 ...............      96       85       78       72       63       50
March 2002 ...............      94       81       73       66       56       42
March 2003 ...............      75       62       55       49       40       28
March 2004 ...............      74       60       52       44       35       24
March 2005 ...............       4        3        2        2        2        1
March 2006 ...............       4        3        2        2        1        1
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     6.9      6.2      5.8      5.4      4.9      4.1

           Percentages of the Initial Aggregate Certificate Balance of the Class B Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100      100      100      100
March 2003 ...............     100      100      100      100      100      100
March 2004 ...............     100      100      100      100      100      100
March 2005 ...............     100      100      100      100      100      100
March 2006 ...............     100      100      100      100      100      100
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     9.8      9.8      9.8      9.7      9.7      9.7




           Percentages of the Initial Aggregate Certificate Balance of the Class C Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100      100      100      100
March 2003 ...............     100      100      100      100      100      100
March 2004 ...............     100      100      100      100      100      100
March 2005 ...............     100      100      100      100      100      100
March 2006 ...............     100      100      100      100      100      100
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     9.8      9.8      9.8      9.8      9.8      9.8

           Percentages of the Initial Aggregate Certificate Balance of the Class D Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100      100      100      100
March 2003 ...............     100      100      100      100      100      100
March 2004 ...............     100      100      100      100      100      100
March 2005 ...............     100      100      100      100      100      100
March 2006 ...............     100      100      100      100      100      100
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     9.8      9.8      9.8      9.8      9.8      9.8




           Percentages of the Initial Aggregate Certificate Balance of the Class E Certificates at the Specified CPRs


                                         Prepayment Assumption (CPR)
                                 ----------------------------------------------
                Date             0%      3%       5%       7%      10%      15%
                ----             --      --       --       --      ---      ---
Closing Date .............     100%     100%     100%     100%     100%     100%
March 1998 ...............     100      100      100      100      100      100
March 1999 ...............     100      100      100      100      100      100
March 2000 ...............     100      100      100      100      100      100
March 2001 ...............     100      100      100      100      100      100
March 2002 ...............     100      100      100      100      100      100
March 2003 ...............     100      100      100      100      100      100
March 2004 ...............     100      100      100      100      100      100
March 2005 ...............     100      100      100      100      100      100
March 2006 ...............     100      100      100      100      100      100
March 2007 ...............       0        0        0        0        0        0
Weighted Average
Life (years) .............     10.0     9.9      9.9      9.8      9.8      9.8

                              YIELD CONSIDERATIONS


General

     The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

Pass-Through Rates

     The Pass-Through Rate for the Class IO-2 Certificates will be variable and will be calculated based upon the Net Mortgage Rates of the Group 2 Loans from time to time. The Pass-Through Rate for the Class IO-1 Certificates will also be variable and will be calculated based upon the Net Mortgage Rates of the Group 1 Loans (and, after any Class A-2 Cross-Over Date, of all the Mortgage Loans) from time to time. Accordingly, the yield on the Interest Only Certificates will be sensitive to changes in the relative composition of the two Loan Groups (or, in the case of the Class IO-2 Certificates, only Loan Group 2) as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases/substitutions of Mortgage Loans.

     The yield on the Class IO-1 Certificates will also be sensitive to changes in the relative sizes of the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates (other than the Class A-2 Certificates until the occurrence of any Class A-2 Cross-Over Date). In addition, if as a result of losses on or in respect of the Group 2 Loans, payments of interest on the Class A-2 Certificates become dependent upon interest accrued on the Group 1 Loans, the Pass-Through Rate for (and, accordingly, the yield on) the Class IO-1 Certificates will be adversely affected by increases in One-Month Certificate LIBOR. Furthermore, if as a result of the application of payments or other collections of principal on or in respect of the Group 1 Loans to pay principal of the Class A-2 Certificates following the retirement of the Class A-1A, Class A-1B and Class A-1C Certificates, payments on the remaining Group 1 Certificates become dependent upon interest accrued on the Group 2 Loans, the Pass-Through Rate for (and, accordingly, the yield on) the Class IO-1 Certificates will be adversely affected by decreases in One-Month LIBOR and Six-Month LIBOR (to the extent reflected in the Net Mortgage Rates for the Group 2 Loans).

     The yield on the Class IO-2 Certificates will also be sensitive to changes in the Pass-Through Rate for the Class A-2 Certificates. If One-Month Certificate LIBOR (and accordingly, the Pass-Through Rate for the Class A-2 Certificates) increases without a corresponding increase in the Net Mortgage Rates for the Group 2 Loans (whether as a result of lifetime or periodic rate caps for the Group 2 Loans or because the Mortgage Rates on the Six-Month LIBOR Loans can only adjust semi-annually while One-Month Certificate LIBOR adjusts monthly), the Pass-Through Rate (and, accordingly, the yield) on the Class IO-2 Certificates will be adversely affected.

     See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Interest Only Certificates" below.

Rate and Timing of Principal Payments

     The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Description of the Agreements--Realization Upon Defaulted Whole Loans" and

"Certain Legal Aspects of the Mortgage Loans and Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of, in the case of the Class IO-1 Certificates, the Group 1 Loans (and, to a lesser extent, under certain circumstances, the Group 2 Loans) and, in the case of the Class IO-2 Certificates, the Group 2 Loans only. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

Losses and Shortfalls

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

Certain Relevant Factors

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of the ARM Loans, adjustments to the Mortgage Rates thereon will generally be limited by lifetime and/or periodic caps and floors and, in each case, will be based on the related Index (which may not rise and fall consistently with mortgage interest rates then available) plus the related Gross Margin (which may be different from margins then offered on adjustable rate mortgage loans). See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--The ARM Loans" herein. As a result, the Mortgage Rates on the ARM Loans at any time may not be comparable to prevailing market interest rates. In addition, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on the ARM Loans decline in a manner consistent therewith, related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate, or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. If a Mortgage Loan is not in a Lock-out Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

Delay in Payment of Distributions

     Because monthly distributions will not be made to Certificateholders (other than the Class A-2 Certificateholders) until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates (other than the Class A-2 Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Yield Sensitivity of the Interest Only Certificates

     The yield to maturity of each Class of Interest Only Certificates will be especially sensitive to the prepayment and default experience on, in the case of the Class IO-1 Certificates, the Group 1 Loans (and, to a lesser extent, under certain circumstances, the Group 2 Loans) and, in the case of the Class IO-2 Certificates, the Group 2 Loans only, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of either or both Classes of the Interest Only Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Interest Only Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on each Class of the Interest Only Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the respective aggregate purchase prices of the Class IO-1 and Class IO-2 Certificates are as specified below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and the Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each Class of Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, which includes accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates (and accordingly does not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on each Class of Interest Only Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on either Class of Interest Only Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         Pre-Tax Yield to Maturity (CBE)
                         of the Class IO-1 Certificates


     Assumed Aggregate                            Prepayment Assumption (CPR)
      Purchase Price               -----------------------------------------------------------
(including accrued interest)       0%       3%         5%          7%          10%         15%
----------------------------       --       --         --          --          ---         ---
$50,270,382..........           10.19%     9.86%      9.66%       9.49%       9.26%       8.95%
$51,022,641..........            9.81      9.47       9.28        9.10        8.87        8.56
$51,774,899..........            9.44      9.10       8.90        8.72        8.49        8.18




                         Pre-Tax Yield to Maturity (CBE)
                         of the Class IO-2 Certificates


     Assumed Aggregate                            Prepayment Assumption (CPR)
      Purchase Price               -----------------------------------------------------------
(including accrued interest)       0%       3%         5%          7%          10%         15%
----------------------------       --       --         --          --          ---         ---
$3,383,717...........           20.06%     17.34%     15.51%      13.66%      10.84%       6.03%
$3,431,527...........           19.50      16.78      14.95       13.09       10.27        5.46
$3,479,338...........           18.96      16.24      14.40       12.55        9.72        4.91

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist of 160 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $640,657,923 equal to the aggregate Cut-off Date Balance of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans range from $191,747 to $15,125,403, and the Mortgage Loans have an average Cut-off Date Balance of $4,004,112. One hundred thirty-nine (139) of the Mortgage Loans, representing 93.9% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

     As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in three (3) cases, or 3.7% of the Initial Pool Balance, a leasehold or partial leasehold) estate in income-producing real property (a "Mortgaged Property"). In 12 cases, a single Mortgage Note is secured by Mortgages on multiple Mortgaged Properties. The presentation of numerical Mortgage Loan information herein reflects certain conventions that pertain to those Mortgage Loans described under "--Certain Terms and Characteristics of the Mortgage Loans--Multiple Mortgaged Properties" herein.

     Thirty-five (35) of the Mortgaged Properties, which represent security for 21.6% of the Initial Pool Balance, are multifamily apartment properties; 23 of the Mortgaged Properties, which represent security for 18.2% of the Initial Pool Balance, are retail properties; 19 of the Mortgaged Properties, which represent security for 14.2% of the Initial Pool Balance, are skilled nursing facilities (9.4% of the Initial Pool Balance) or congregate care facilities (4.7% of the Initial Pool Balance); 36 of the Mortgaged Properties, which represent security for 12.7% of the Initial Pool Balance, are self-storage properties; 11 of the Mortgaged Properties, which represent security for 10.3% of the Initial Pool Balance, are warehouse/industrial properties; eight (8) of the Mortgaged Properties, which represent security for 4.9% of the Initial Pool Balance, are office properties; ten (10) of the Mortgaged Properties, which represent security for 5.4% of the Initial Pool Balance, are mobile home park properties; and six (6) of the Mortgaged Properties, which represent security for 3.4% of the Initial Pool Balance, are hospitality properties, four (4) of which are affiliated with national hotel/motel franchisors. The remaining Mortgaged Properties, which represent security for 9.4% of the Initial Pool Balance, are generally combinations of property types (for instance, retail/office and retail/multifamily) as indicated on Appendix II. The Mortgaged Properties are located throughout 31 states, with the largest concentration in California (37 Mortgaged Properties, which represent security for 20.4% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 9.4% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans.

     Twelve (12) of the Mortgage Loans, each representing not more than 2.1% of the Initial Pool Balance, are, in each such case, without regard to the cross-collateralization described below, secured by one or more Mortgages encumbering multiple properties. See "--Multiple Mortgaged Properties" below.

     Fifty-six (56) of the Mortgage Loans (the "GMACCM Loans"), which represent 34.9% of the Initial Pool Balance, are currently held by GMACCM. All but three
(3) of the GMACCM Mortgage Loans were originated by GMACCM. Sixty-eight (68) of the Mortgage Loans (the "ContiTrade Loans"), which represent 34.4% of the Initial Pool Balance, are currently held by ContiTrade. Sixty-three (63) of the ContiTrade Mortgage Loans were originated by participants in ContiTrade's commercial and multifamily mortgage loan conduit program, and the remainder were acquired in the secondary market. Thirty-six (36) of the Mortgage Loans (the "Morgan Stanley Loans"), which represent 30.7% of the Initial Pool Balance, are currently held by MSMC. Ten (10) of the Morgan Stanley Loans were originated by participants in MSMC's commercial and multifamily mortgage loan conduit program, and the remainder were acquired in the secondary market.

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.

     The Mortgage Loans were originated between 1993 and 1997.

Certain Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

     One hundred forty-five (145) of the Mortgage Loans, which represent 92.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Fifteen (15) of the Mortgage Loans, which represent 7.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days.

     The Mortgage Pool consists of 156 Fixed-Rate Loans, which represent 94.0% of the Initial Pool Balance, and four (4) ARM Loans, which represent 6.0% of the Initial Pool Balance.

     For purposes of calculating distributions on the Certificates, the Mortgage Pool has been divided into two Loan Groups, designated as Loan Group 1 and Loan Group 2, respectively, based generally upon the Mortgage Rate type for the Mortgage Loans. Loan Group 1, which has an aggregate Cut-off Date Balance (the "Initial Group 1 Balance") of $602,409,439 (subject to a variance of plus or minus 5%), consists of the Fixed Rate Loans. Loan Group 2, which has an aggregate Cut-off Date Balance (the "Initial Group 2 Balance") of $38,248,484 (subject to a variance of plus or minus 5%), consists of the ARM Loans. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 7.9375% to 10.4400% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 8.940% per annum; the Mortgage Rates of the Group 1 Loans range from 8.0000% to 10.4400% per annum, and the weighted average Mortgage Rate of the Group 1 Loans is 8.968% per annum; and the Mortgage Rates of the Group 2 Loans range from 7.9375% to 8.5313% per annum, and the weighted average Mortgage Rate of the Group 2 Loans is 8.501% per annum.

The ARM Loans

     The ARM Loans, all of which are secured by Mortgages on multifamily properties, are subject to minimum and maximum lifetime Mortgage Rates, in each case as described herein, and provide (i) in the case of three (3) of the ARM Loans, which represent 5.7% of the Initial Pool Balance (the "Six-Month ARM Loans"), that Mortgage Rate adjustments may occur semi-annually on April 1 and October 1 (or, in one case January 1 and July 1) of each year and (ii) in the case of the remaining ARM Loan (the "One-Month ARM Loan"), that Mortgage Rate adjustments may occur monthly on the first day of each month. Any date on which the Mortgage Rate for any ARM Loan is subject to adjustment is herein referred to as a "Mortgage Rate Adjustment Date" for such ARM Loan.

     Two of the Six-Month ARM Loans have minimum lifetime Mortgage Rates of 6.000% per annum; the remaining Six-Month ARM Loan has a minimum lifetime Mortgage Rate of 8.500% per annum. The One-Month ARM Loan has a minimum lifetime Mortgage Rate of 5.750% per annum. As of the Cut-off Date, the ARM Loans have a weighted average minimum Mortgage Rate of 6.471% per annum. Two of the Six-Month ARM Loans have maximum lifetime Mortgage Rates of 11.750% per annum and the remaining Six-Month ARM Loan has a maximum lifetime Mortgage Rate of 13.750% per annum. The One-Month ARM Loan has a maximum lifetime Mortgage Rate of 10.375% per annum. As of the Cut-off Date, the ARM Loans had a weighted average maximum lifetime Mortgage Rate of 12.080% per annum.

     The Monthly Payments on each ARM Loan are subject to adjustment in response to changes in the related Mortgage Rate to an amount that would amortize fully the principal balance of the Mortgage Loan over its then remaining amortization term and pay one month's interest thereon at the applicable Mortgage Rate.

     The Six-Month ARM Loans have a Gross Margin of 2.750% per annum and the One-Month ARM Loan has a Gross Margin of 2.500% per annum. As of the Cut-off Date, the weighted average Gross Margin of all of the ARM Loans is 2.740% per annum.

     On their respective Mortgage Rate Adjustment Dates, the ARM Loans are subject to Mortgage Rate adjustments based on Six-Month LIBOR in the case of the Six-Month ARM Loans, and One-Month LIBOR, in the case of the One-Month ARM Loan, in each case as calculated below. With respect to the One-Month ARM Loan, "One-Month LIBOR" is determined two (2) LIBOR Business Days prior to the Mortgage Rate Adjustment Date by reference to the "average of London interbank offered rates for dollar deposits in an amount equal to $1,000,000 offered in the London interbank Euro-dollar market for a term of one month at 10:00 a.m. (London time) as quoted by Telerate." With respect to the Six-Month ARM Loans, Six-Month LIBOR is determined in each case two (2) LIBOR Business Days prior to the related Mortgage Rate Adjustment Date by reference to the London interbank offered rate for six-month United States dollar deposits as quoted, in the case of two of the Six-Month ARM Loans, at 11:00 a.m. (London time) by Reuters Monitor Money Rates Service, and in the case of the remaining Six-Month ARM Loan, at 10:00 a.m. (London time) by Telerate. A "LIBOR Business Day" is any day on which banks are open in New York City and in London.

Due Dates

     All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments are due) that occur on the first day (99.4% of the Initial Pool Balance), or last day (0.6% of the Initial Pool Balance) of each month.

Amortization

     One hundred thirty-five (135) of the Mortgage Loans, representing 90.6 % of the Initial Pool Balance, provide for Monthly Payments of principal and interest (or, in one case, representing 0.7% of the Initial Pool Balance, of interest only until June 1997) based on amortization schedules significantly longer than their terms to maturity, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. Two (2) of those Mortgage Loans, which represent 1.6% of the Initial Pool Balance and are secured by Mortgages on self-storage facilities, require quarterly payments of principal equal to a percentage (50% during the first seven (7) years of the loan term and 100% thereafter) of "net cash flow" (that is, in general, gross revenues less operating expenses (including debt service on the Mortgage Loan and any subordinate loan) and capital expenditures) for the preceding calendar quarter. Two (2) other Mortgage Loans, representing 1.6% of the Initial Pool Balance and not included among such 135 Mortgage Loans, are fully amortizing but provide for a mortgagee call option on a date approximately 120 months (in one case) or 180 months (in the other case) following the date of origination, which the Master Servicer will be required to exercise. Furthermore, two (2) additional Mortgage Loans, representing 1.6% of the Initial Pool Balance and also not included among such 135 Mortgage Loans, are fully amortizing but each provides for, among other things, significant increases in the Mortgage Rate and principal amortization of the respective Mortgage Loan, commencing on a date approximately 96 months (in one case) or 120 months (in the other case) following the date of origination, thereby providing an increased incentive to prepay the Mortgage Loan. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein. The remaining 21 Mortgage Loans, representing 6.1% of the Initial Pool Balance, are fully amortizing without call or hyper-amortization provisions.

Prepayment Restrictions

     As of the Cut-off Date, all of the Mortgage Loans restrict voluntary Principal Prepayments as follows: the Mortgage Loans either (i) in the case of 42 Mortgage Loans, representing 31.1% of the Initial Pool Balance, prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a date, ranging from three (3) months to 116 months from the Cut-Off Date and require, in general, that prepayments made thereafter until, in general, a specified date (generally six (6) months) prior to maturity, be accompanied by an additional amount (a "Prepayment Premium") or (ii) in the case of the remaining Mortgage Loans, permit voluntary Principal Payments but only if accompanied by a Prepayment Premium.

     With respect to those Mortgage Loans not currently in a Lock-Out Period, Prepayment Premiums are calculated on the basis of a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of 19 Mortgage Loans, or 18.3% of the Initial Pool Balance, a percentage of the amount prepaid ("Percentage Premium"), payable in the case of twelve (12) Mortgage Loans, representing 9.9% of the Initial Pool Balance, or the greater of a Percentage Premium and a Yield Maintenance Premium, payable in the case of 87 Mortgage
Loans, representing 40.6% of the Initial Pool Balance. However, seven (7) Mortgage Loans, representing 5.7% of the Initial Pool Balance, permit in each such case voluntary principal prepayments to be made each calendar year in an amount up to 10% of the original principal balance of the Mortgage Loans without the imposition of a Prepayment Premium. In the case of the Mortgage Loans that are subject to a Percentage Premium, such Percentage Premium generally declines over time (in some cases to zero) until, in general, a specified date prior to maturity, except that two of such Mortgage Loans, which were recently originated and represent 0.4% of the Initial Pool Balance, each provides for Prepayment Premiums that are: (i) for the first 16 months following the Cut-off Date, calculated as a Percentage Premium (such percentage starting at 1% and increasing to 2% after four (4) months and 3% after ten (10) months; and (ii) following such 16-month period up to a Date approximately six months prior to maturity, a Yield Maintenance Premium.

     Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. Neither the Depositor nor any Seller makes any representation as to the collectability or enforceability of any Prepayment Premium. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof with respect to a Specially Serviced Mortgage Loan, if such waiver or reduction is consistent with the Servicing Standard.

Non-recourse Obligations

     Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the Mortgage Loans generally permit a one-time transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Master Servicer or Special Servicer, as applicable. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

     There are 15 groups of two or more Mortgage Loans (excluding the Mortgage Loans described below under "--Multiple Mortgaged Properties") made to the same borrower or as to which the related borrowers are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 5.1%, 3.8% and 3.7%, respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

     The Mortgage Pool includes seven (7) separate sets of Cross-Collateralized Mortgage Loans, each representing no more than 3.0% of the Initial Pool Balance. See Appendix II hereto.

Multiple Mortgaged Properties

     In 12 cases,  or 16.4% of the Initial Pool Balance (not including the seven
(7) cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of Mortgage Loans is 160 and the total number of Mortgaged Properties is 194. In seven (7) of those cases, or 11.0% of the Initial Pool Balance, the Mortgaged Properties are located in the same state and are of the same property type; accordingly, in those cases, except for in Appendix II, where the separate Mortgaged Properties are identified, the Mortgaged Properties are collectively considered to constitute one Mortgaged Property for purposes of presenting numerical information herein. In every case, the related Mortgaged Properties are located in the same state. In five other cases, the related Mortgaged Properties are in each case located in the same state, but in each case are secured by Mortgages on two or more different types of properties. In each of those cases, the single Mortgage Note is treated as a single Mortgage Loan secured by a Mortgage on a single Mortgaged Property of a type referred to herein and on Appendix II as "Various". In all cases, however, the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties and the Loan-to-Value Ratios were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Release Provisions

     Most of the groups of Cross-Collateralized Mortgage Loans and individual Mortgage Loans secured by multiple properties described under "--Borrower Concentrations" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions.

Ground Leases

     One (1) of the Mortgage Loans, which represents 1.4% of the Initial Pool Balance, is secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. Two (2) of the Mortgage Loans, which represent 2.3% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remainder of the Mortgaged Property. None of the ground leases expire prior to ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "Risk Factors and Other Special Considerations--The Mortgage Loan--Leasehold Considerations" herein.

Subordinate Financing

     Two (2) of the Mortgaged Properties, which constitute security for Mortgage Loans that represent 0.6% of the Initial Pool Balance, are encumbered by secured subordinated debt that is not part of the Mortgage Pool. In each such case, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Two (2) other Mortgage Loans also permit the related borrower to encumber the Mortgaged Property with subordinate debt provided that the borrower satisfies certain conditions (such as maximum loan-to-value ratios, minimum debt service coverage ratios, and limitations in the loan documentation for the subordinated debt regarding the subordinate lender's ability to foreclose while the related Mortgage Loan is outstanding). All of the remaining Mortgage Loans either prohibit the related borrower from further encumbering the Mortgaged Property with additional debt or require the consent of the holder of the Mortgage prior to so encumbering such property. Other than as indicated above, the Depositor is unaware of any other subordinate financing that currently encumbers any Mortgaged Property. However, there are at least four cases (which represent 1.4% of the Initial Pool Balance) where the borrower is obligated to repay certain unsecured financing, and six (6) of the Mortgage Loans secured by nursing facilities provide that the borrower may incur indebtedness secured by senior liens on its accounts receivables. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

Assessments of Property Value and Condition

Appraisals

     In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriter, the Trustee, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "Risk Factors and Other Special Considerations - the Mortgage Loans - Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

     An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to each Mortgaged Property generally within the one-year period (and, in all cases within the two-year period) preceding or following, or otherwise in connection with, the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment. In general, the environmental assessments did not reveal any environmental condition or circumstance that would materially affect the interests of the holders of the Offered Certificates. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "Risk Factors and Other Special Considerations -- The Mortgage Loans --Environmental Considerations", herein.

Property Condition Assessments

     Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Zoning and Building Code Compliance.

     Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

     Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk-Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

     For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

          The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

          In determining Underwritable Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Seller's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

          (3) References to "Years Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

          (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

Standard Hazard Insurance

     To the extent permitted by the terms of the related Mortgage and consistent with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, will require each borrower to maintain a fire and hazard insurance policy with extended coverage. The coverage of each such policy will be in an amount (subject to a deductible customary in the related geographic area) that is not less than the lesser of the full insurable replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the principal amount of such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any co-insurance clause. If the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer or the Special Servicer, as applicable, will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the Principal Balance of the related Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, (iii) the maximum amount required under such current guidelines, and (iv) 100% of the replacement cost of the improvements on the Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard. In addition, the Master Servicer (or the Special Servicer may require any borrower to maintain other forms of insurance as the Master Servicer or the Special Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

     In general, the Mortgaged Properties are not insured for earthquake risk.

The Sellers

ContiTrade

     ContiTrade was organized in the State of Delaware on June 1, 1995 and is a wholly-owned indirect subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purposes of acquiring and selling mortgage assets. Through its commercial mortgage conduit program, ContiMAP(R), ContiTrade purchases commercial mortgage loans from its select correspondent network, then pools loans for securitization. The principal executive offices of ContiTrade is located at 277 Park Avenue, New York, New York 10172. Its telephone number is
(212) 207-2800.

GMAC Commercial Mortgage Corporation

     GMACCM a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

Morgan Stanley Mortgage Capital

     MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

Assignment of the Mortgage Loans

     On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);
(d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a copy thereof. The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

     Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

Representations and Warranties

     In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (i) Immediately prior to the transfer thereof to the Depositor, the Seller had good and marketable title to, and was the sole owner and holder of, each of its Mortgage Loans, free and clear of any and all liens, encumbrances and other interests on, in or to each such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service any such Mortgage Loan).

          (ii) The Seller has full right and authority to sell, assign and transfer each of its Mortgage Loans. No provision of the Mortgage Note, Mortgage or other loan document relating to any such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

          (iii) The information pertaining to each of the Seller's Mortgage Loans set forth in the loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date.

          (iv) None of such Seller's Mortgage Loans was as of the Cut-off Date, or had been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

          (v) The lien of the Mortgage relating to each of such Seller's Mortgage Loans is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" consist of (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of the subject Mortgage Loan.

          (vi) Such Seller has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note relating to any of its Mortgage Loans.

          (vii) There is no valid offset, defense or counterclaim to any of such Seller's Mortgage Loans.

          (viii) Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following such Seller's acquisition of) each of its Mortgage Loans, the related Mortgaged Property is, to such Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the Mortgaged Property relating to any of its Mortgage Loans.

          (ix) To such Seller's knowledge (which may be based solely on an opinion of counsel obtained in connection with the origination of such Mortgage Loan), each of such Seller's Mortgage Loans complied with all applicable usury laws in effect at its date of origination.

          (x) The proceeds of each of such Seller's Mortgage Loans have been fully disbursed and there is no requirement for future advances thereunder.

          (xi) The related Mortgage Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing each of such Seller's Mortgage Loans have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (xii) Such Seller is, as to each of its Mortgage Loans, in possession of one or more environmental site assessments (or an update of a previously conducted assessment) of the related Mortgaged Property which was (were) performed in connection with the origination of, or in connection with or otherwise following the Seller's acquisition of, such Mortgage Loan; and such Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

          (xiii) To such Seller's knowledge, as of the Closing Date, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other similar outstanding charges affecting the Mortgaged Property securing any of its Mortgage Loans, that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments will not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

          (xiv) All escrow deposits relating to such Seller's Mortgage Loans that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

          (xv) As of the date of origination of each of such Seller's Mortgage Loans and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage.

          (xvi) To such Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of each of its Mortgage Loans), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of any such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the title insurance referred to in paragraph (v) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To such Seller's knowledge (in certain cases, based on customary due diligence), the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

     Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to 26 of the Mortgage Loans sold by it to the Depositor, MSMC assigned to the Trustee, for the benefit of the Certificateholders, its right to require Heller Financial ("Heller") (17 Mortgage Loans, representing 15.3% of the Initial Pool Balance) or General American Life Insurance Company ("GAL") (nine (9) Mortgage Loans, representing 7.7% of the Initial Pool Balance) to (i) either cure a material breach of the representations and warranties made to MSMC in connection with MSMC's acquisition of such Mortgage Loans, which representations and warranties are substantially similar to those listed above, or (ii) repurchase the Mortgage Loan affected by any such breach.

Repurchases and Other Remedies

     If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes Heller and GAL, as applicable) regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860(a)(4)(B) (ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment term comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Document Defect or Material Breach, as the case may be, could be corrected or cured within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

     The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, either of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

General

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans in the best interests and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standard (the "Servicing Standard"): (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances (as defined herein); (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); and (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days; (iii) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii)
above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with  respect to the  circumstances  described  in clauses (i) and
     (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (iii), (v),
     (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Agreements," for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

GMAC Commercial Mortgage Corporation

     GMACCM, a Seller as described herein, will be the Master Servicer and the Special Servicer. The following information has been provided by GMACCM.

     As of December 31, 1996, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $24.8 billion in aggregate outstanding principal amounts. See "Description of the Mortgage Pool--The Sellers--GMACCM" herein.

Sub-Servicers

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Forty-six (46) Mortgage Loans, representing 14.9% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The "Master Servicing Fee Rate" is: 0.136% per annum in the case of 114 Mortgage Loans representing 85.1% of the Initial Pool Balance, and 0.186% per annum in the case of 46 Mortgage Loans representing 14.9% of the Initial Pool Balance. As of the Cut-off Date, the weighted average Master Servicing Fee Rate for the Mortgage Loans was 0.143% per annum. See Appendix II for the Master Servicing Fee Rate for each Mortgage Loan. As additional servicing compensation, the Master Servicer will be entitled to retain all assumption fees, modification fees and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls, respectively; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicer Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicer Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee (but at a rate of 0.005% per annum). The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Mortgage Loans, but only to the extent that (i) such default interest and late payment charges are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan and (ii) such default interest and late payment charges are not otherwise payable to the Master Servicer as additional servicing compensation.

     The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to pay, from the Master Servicing Fee, the fees of all Sub-Servicers retained by it, the Special Servicer Standby Fee and the fees of the Trustee.

The Operating Adviser

     The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

     If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

     The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to any Class of Certificates.

Modifications, Waivers, Amendments and Consents

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or, except as contemplated by clause (2) below, any Certificateholder, subject, however, to, where applicable, the approval of the Operating Advisor and each of the following limitations, conditions and restrictions:

          (1) with limited exception involving the waiver of late payment charges, due on sale clauses and due on encumbrance clauses, the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if (a) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation and (b) if such modification, waiver or amendment accomplishes any of the following, the Special Servicer has obtained the written consent of the holders of Certificates entitled to more than 50% of the Voting Rights allocated to the most senior Class of Principal Balance Certificates then outstanding (the Class A Certificates to be treated as a single Class for this purpose) that has an aggregate Certificate Balance at least equal to 25% of its original aggregate Certificate Balance: (i) extends the maturity date of such Mortgage Loan
     (A) beyond the third anniversary of its original scheduled maturity, (B) to a date later than three years prior to the Final Rated Distribution Date or
     (C) in the case of any Mortgage Loan secured by a Mortgage on the borrower's leasehold estate, beyond the date that is ten years prior to the expiration of such leasehold, (ii) reduces the Mortgage Rate of any Fixed Rate Loan below the lesser of 5% per annum and the then current rate on one-year Treasury securities, or (iii) permits deferral of interest without accrual of interest at the Mortgage Rate on the amount of such deferral;

          (2) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (a) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (b) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (3) neither the Master Servicer nor the Special Servicer shall permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (4) with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (1) through (4) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (1) through (4) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

Sale of Defaulted Mortgage Loans

     The Pooling and Servicing Agreement grants to each of the Master Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund, at the applicable Purchase Price (as defined herein), those defaulted Mortgage Loans that are at least 60 days delinquent and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of foreclosure proceedings (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, is in default to avoid a prepayment restriction).

     The Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, is in default to avoid a prepayment restriction), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the holder of any Certificate, the Operating Adviser or an affiliate of any such party (each, an "Interested Party") may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. When an Interested Party is to be the purchaser of any such defaulted Mortgage Loan, the Trustee is to determine (with the aid of an independent real estate adviser) what constitutes a fair price. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus.

REO Properties

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Inspections; Collection of Operating Information

     The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Maintenance of Master Servicer/Special Servicer Acceptability

     It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives notice from either Rating Agency to the effect that the continuation of the then current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the issuance of the Offered Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

Original Issue Discount and Premium

     The Class IO-1, Class IO-2, Class __, Class __ and Class __ Certificates will, and the Class __ and Class __ Certificates will not, be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the [assumption that the Mortgage Loans will not prepay during any period in which a Prepayment Premium or Yield Maintenance Premium is required to be paid, and will prepay at 5% CPR (as defined in the Prospectus) thereafter. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate]. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A-2 Certificates and the Class IO-2 Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class A-2 Certificates and the Class IO-2 Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to those Classes of Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-2 Certificates and the Class IO-2 Certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     In the case of the Class IO-2 Certificates, and if the Class A-2 Certificates are required to be treated as having been issued with original issue discount), the Class A-2 Certificates, it appears that a reasonable method of reporting original issue discount with respect to those Classes of Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, in particular an Interest Only Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of an Interest Only Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss. The contingent payment regulations proposed in December, 1994 and referred to in the Prospectus were published in final form in June, 1996 and specifically do not apply to REMIC regular interests, including the Interest Only Certificates.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the timing and correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

     The Class  ____,  Class  ____,  Class  ____,  Class _,  Class _ and Class _
Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--a. Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The Offered  Certificates  will be treated as assets  within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 35.7%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Prospectus" herein.

     Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries of ERISA Plans. In accordance with the general fiduciary standards of ERISA, a fiduciary of an ERISA Plan should consider whether an investment in the Offered Certificates is permitted under ERISA, permitted by the documents and instruments governing the ERISA Plan, consistent with the ERISA Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     In addition to imposing general fiduciary standards, ERISA prohibits sales, exchanges, loans and certain other transactions involving assets of an ERISA Plan and certain related persons ("Parties in Interest"). Section 4975 of the

Code imposes an excise tax on similar transactions between employee benefit plans subject to such Section (such plans collectively with ERISA Plans, "Plans") and similarly related persons ("Disqualified Persons"). Such a transaction may be exempt from such prohibitions and excise taxes if a statutory or administrative exemption applies thereto. The Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee or any obligor in respect of any Mortgage Loan may be considered to be, or may become considered to be, a Party in Interest or a Disqualified Person with respect to one or more Plans. Accordingly, the acquisition of the Offered Certificates on behalf of, or using the assets of, a Plan may constitute or result in a prohibited transaction under ERISA or the Code unless an exemption applies.

     Employee benefit plans that are governmental plans and certain church plans (if no election has been made under Section 410(a) of the Code) are not subject to ERISA or Section 4975 of the Code. Whether assets of such plans may be invested in the Offered Certificates is determined under the provisions of applicable law and, in the case of a plan that is qualified under Section 401(a) of the Code, any restrictions imposed under Section 503 of the Code.

Plan Asset Regulation

     The United States Department of Labor (the "DOL") has issued a final regulation (the "Final DOL Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. Unless an exception provided by the Final DOL Regulation applies, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards of ERISA and the prohibited transaction rules of ERISA and the Code, as an asset of each Plan that acquires and holds the Offered Certificates. If the Trust Fund is deemed to include "plan assets", transactions involving the assets of the Trust Fund will be subject to the fiduciary standards of ERISA and the prohibited transaction rules of ERISA and the Code.

     The Final DOL Regulation provides an exception to "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity (excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity or any affiliate of such a person) are held by "benefit plan investors" (e.g., Plans, governmental plans, foreign plans). There can be no assurance that this exception will apply to the Trust Fund.

Availability of Underwriter's Exemption

     The DOL has granted to the Underwriter Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Underwriter's Exemption") which generally exempts from the application of the prohibited transaction rules of ERISA and the Code transactions relating to: (1) the acquisition, holding and sale by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general and specific conditions set forth in the Underwriter's Exemption are satisfied. Among the conditions which must be satisfied for the Underwriter's Exemption to apply are: (a) assets of the type included in the Trust Fund have been included in other investment pools ("Other Pools"); (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. and (2) purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Offered Certificates in reliance upon the Underwriter's Exemption; (c) at the time of such acquisition, the Offered Certificates acquired by the Plan have received a rating in one of the rating categories referred to in condition (b) above; (d) the Class of the Offered Certificates acquired by the Plan are not subordinated to other Classes of the Offered Certificates with respect to the right to receive payment in the event of a default or delinquency on the underlying assets of the Trust Fund; (e) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended); (f) the acquisition of the Certificates by a Plan is on terms (including the price of the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; (g) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the assets of the Trust Fund to the trust represents not more than the fair market value of such assets; and the sum of all payments retained by the Master Servicer and the Special Servicer represents not more than reasonable compensation for such servicers' services under the Pooling and Servicing Agreement and reimbursement of such servicers' reasonable expenses in connection therewith; and (h) the Trustee is not an affiliate of any member of the Restricted Group (as defined in the Prospectus).

     The Underwriter (as defined below) believes that conditions (a) through (d) and (h) to the applicability of the Underwriter's Exemption as described above are satisfied with respect to the Class A Certificates and the Interest Only Certificates and that condition (g) is likely to be satisfied. Whether the other requirements of the Underwriter's Exemption are satisfied (including conditions
(e) and (f) above) will depend upon the particular circumstances at the time a Plan acquires any such Certificates.

     The conditions to the applicability of the Underwriter's Exemption are not satisfied with respect to Class B, Class C, Class D and Class E Certificates. Accordingly, the Certificates of any such Class may not be acquired by or with the assets of any Plan based on the availability of the Underwriter's Exemption. The foregoing prohibition does not apply to the acquisition of Certificates by an insurance company, provided that the requirements of Section III of Prohibited Transaction Class Exemption 95-60, 56 Fed. Reg. 27543 (1995) ("PTE 95-60") are satisfied with respect to such acquisition and holding. Each purchaser of a Class B, Class C, Class D or Class E Certificate will be deemed to represent, warrant and covenant that either (i) it is not acquiring such certificate with the assets of any Plan; or (ii) it is an insurance company and its acquisition and holding of such certificate satisfies the requirements of
Section III of PTE 95-60.

     Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm that the general and specific conditions of the Underwriter's Exemption and the other requirements set forth therein would be satisfied. Due to the complexity of the applicable provisions of ERISA and the Code, it is particularly important that persons responsible for investment decisions with respect to Plans review carefully the discussion above and consult their counsel regarding the consequences under ERISA and the Code of acquiring and holding the Offered Certificates.


                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.


                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.


                              PLAN OF DISTRIBUTION

     The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated (the "Underwriter"), an affiliate of the Depositor. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

     The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

     The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March ___, 1997, which is the _____ business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or the next succeeding business day are required, by virtue of the fact that such Classes of Certificates initially will settle in T+_, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

     The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Depositor has agreed to indemnify the Underwriter against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.


                                  LEGAL MATTERS

     The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley & Austin, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DCR and Moody's:


CLASS                                                     DCR          MOODY'S
-----                                                     ---          -------
Class A-1A.........................................       AAA            Aaa
Class A-1B.........................................       AAA            Aaa
Class A-1C.........................................       AAA            Aaa
Class A-2..........................................       AAA            Aaa
Class IO-1.........................................       AAA            Aaa
Class IO-2.........................................       AAA            Aaa
Class B............................................       AA-            Aa2
Class C............................................        A-             A2
Class D............................................       BBB-           Baa2
Class E............................................       N/R            Baa3

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in February 2020 (the "Rated Final Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/Aaa" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the two Classes of Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                               Page(s) on which
                                                                term is defined
Term                                                           in the Prospectus
----                                                           -----------------
30/360 Loan ..........................................................      S-15
ABN AMRO .............................................................       S-1
Accrued Certificate Interest .........................................      S-19
Advance Rate .........................................................      S-22
Advances .............................................................      S-10
Appraisal Event ......................................................      S-21
Appraisal Reduction ..................................................      S-21
ARM Loans ............................................................      S-30
Assumed Monthly Payments .............................................      S-20
Available Distribution Amount ........................................      S-16
Balloon Payment Interest Shortfall ...................................      S-19
Balloon Payment Interest Excess ......................................      S-23
Balloon Payment ......................................................      S-20
Balloon Loan .........................................................      S-20
Certificate Account ..................................................      S-81
Certificate Balance ..................................................       S-1
Certificate Owner ....................................................      S-12
Certificate Group ....................................................      S-16
Certificateholder ....................................................       S-1
Certificateholders ...................................................       S-1
Certificates .........................................................       S-1
Class IO Certificates ................................................       S-1
Class A Certificates .................................................       S-1
Class Interest Shortfall .............................................      S-19
Class ................................................................       S-1
Class A-2 Cross-Over Date ............................................      S-14
Closing Date .........................................................       S-1
Collection Period ....................................................      S-11
Commission ...........................................................       S-5
Compensating Interest Payment ........................................      S-23
ContiTrade Loan ......................................................      S-68
ContiTrade ...........................................................       S-1
Controlling Class ....................................................      S-11
Corporate Trust Office ...............................................      S-58
Corrected Mortgage Loan ..............................................      S-79
Cross-Collateralized Mortgage Loan ...................................      S-29
Cut-off Date .........................................................       S-2
DCR ..................................................................       S-1
Definitive Certificate ...............................................      S-12
Depositor ............................................................       S-1
Determination Date ...................................................      S-11
Discount Rate ........................................................      S-21
Disqualified Persons .................................................      S-88
Distributable Certificate Interest ...................................      S-17
Distribution Date ....................................................      S-17
Document Defect ......................................................      S-78
DOL ..................................................................      S-88
DSCR or Debt Service Coverage Ratio ..................................      S-73
DTC ..................................................................      S-12
ERISA ................................................................      S-33
ERISA Plans ..........................................................      S-87
Expense Loss .........................................................      S-91
Final DOL Regulation .................................................      S-88
Final Scheduled Distribution Date ....................................       S-2
Fiscal Agent .........................................................       S-1
Fixed-Rate Loan ......................................................      S-29

GAL ..................................................................      S-78
GMACCM ...............................................................      S-10
GMACCM Loan ..........................................................      S-68
Gross Margin .........................................................      S-30
Group 1 Certificates .................................................      S-16
Group 2 Certificates .................................................      S-16
Group 2 Loans ........................................................      S-16
Group 1 Loans ........................................................       S-2
Heller ...............................................................      S-78
Index ................................................................      S-86
Initial Group 1 Balance ..............................................      S-59
Initial Group 2 Balance ..............................................      S-59
Initial Pool Balance .................................................      S-68
Interest Accrual Period ..............................................      S-11
Interest Only Certificates ...........................................       S-1
LaSalle ..............................................................       S-1
LIBOR Business Day ...................................................      S-45
LIBOR Determination Date .............................................      S-45
Liquidation Fee Rate .................................................      S-82
Loan Group ...........................................................       S-2
Loan Group 1 .........................................................       S-2
Loan Group 2 .........................................................       S-2
Lock-out Period ......................................................      S-30
LOP ..................................................................      S-59
LTV or Loan to Value Ratio ...........................................      S-40
Master Servicer ......................................................       S-1
Master Servicing Fee .................................................      S-23
Master Servicing Fee Rate ............................................      S-15
Material Breach ......................................................      S-78
Material Document Defect .............................................      S-78
Maturity Assumptions .................................................      S-59
Money Term ...........................................................      S-21
Monthly Payment ......................................................      S-20
Moody's ..............................................................       S-1
Morgan Stanley Loan ..................................................      S-68
Mortgage Loan Purchase Agreement .....................................      S-10
Mortgage .............................................................       S-1
Mortgage Rate ........................................................      S-14
Mortgage Pool ........................................................       S-2
Mortgage Loan ........................................................       S-1
Mortgage Note ........................................................      S-30
Mortgage Rate Adjustment Date ........................................      S-69
Mortgage File ........................................................      S-76
Mortgaged Property ...................................................      S-77
MSMC .................................................................      S-10
Net Aggregate Prepayment Interest Shortfall ..........................      S-19
Net Mortgage Rate ....................................................      S-14
Non-30/360 Loan ......................................................      S-14
Notional Amount ......................................................       S-1
Offered Certificates .................................................       S-1
One-Month LIBOR ......................................................      S-30
One-Month ARM Loan ...................................................      S-69
Operating Adviser ....................................................      S-11
P&I Advance ..........................................................      S-24
Participant ..........................................................      S-42
Parties in Interest ..................................................      S-88
Pass-Through Rate ....................................................       S-1
Percentage Premium ...................................................      S-31
Permitted Investment .................................................      S-81
Permitted Cure Period ................................................      S-78
Plan .................................................................       S-1
Pooling and Servicing Agreement ......................................       S-1
Prepayment Interest Excess ...........................................      S-23

Prepayment Premium ...................................................      S-31
Prepayment Interest Shortfall ........................................      S-19
Principal Balance Certificate ........................................       S-3
Principal Distribution Amount ........................................      S-15
Private Certificate ..................................................       S-9
Purchase Price .......................................................      S-78
Qualifying Substitute Mortgage Loan ..................................      S-78
Rated Final Distribution Date ........................................      S-90
Rating Agency ........................................................      S-78
Realized Loss ........................................................      S-12
Record Date ..........................................................      S-11
Reference Bank .......................................................      S-45
Related Proceeds .....................................................      S-53
REMIC ................................................................       S-3
REMIC Regular Certificates ...........................................       S-1
REMIC Residual Certificates ..........................................       S-1
REMIC I ..............................................................       S-3
REMIC II .............................................................       S-3
REMIC III ............................................................       S-3
REO Extension ........................................................      S-84
REO Tax ..............................................................      S-85
REO Property .........................................................      S-79
Required Appraisal Loan ..............................................      S-21
Seller ...............................................................       S-1
Senior Certificates ..................................................       S-1
Servicing Transfer Event .............................................      S-79
Servicing Advance ....................................................      S-24
Servicing Standard ...................................................      S-31
Six-Month ARM Loans ..................................................      S-69
Six-Month LIBOR ......................................................      S-30
SMMEA ................................................................      S-34
Special Servicer .....................................................       S-1
Special Servicing Fee ................................................      S-82
Special Servicing Fee Rate ...........................................      S-82
Special Servicer Standby Fee .........................................      S-82
Specially Serviced Mortgage Loan .....................................      S-79
Stated Principal Balance .............................................      S-13
Sub-Servicer .........................................................      S-81
Sub-Servicing Agreement ..............................................      S-81
Subordinate Certificates .............................................       S-1
Substitution Shortfall Amount ........................................      S-78
Termination Price ....................................................      S-53
Trust Fund ...........................................................       S-1
Trustee ..............................................................       S-1
Underwritable Cash Flow ..............................................      S-72
Underwriter ..........................................................       S-1
Underwriter's Exemption ..............................................      S-88
Underwriting Agreement ...............................................      S-89
Various ..............................................................      S-29
Voting Rights ........................................................      S-67
Workout Fee ..........................................................      S-53
Workout Fee Rate .....................................................      S-82
Years Built/Renovated ................................................      S-74
Yield Maintenance Premium ............................................       S-8
YMP ..................................................................      S-59
"weighted average" ...................................................      S-14

                                                             APPENDIX I

                                                      MORTGAGE POOL INFORMATION

                                                CUT-OFF DATE BALANCES - Mortgage Pool
====================================================================================================================================
                                                                  Percentage                Weighted                        Weighted
                                  Number                          of Initial  Weighted      Average                         Average
                                   of           Aggregate          Pool       Average       Remaining       Weighted        Cut-off
                                  Mortgage    Cut-off Date        Balance     Mortgage      Term to         Average         Date
Cut-off Date Balance              Loans          Balance           (%)        Rate (%)      Maturity (mos)  DSCR (x)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

$250,000 and below                     1       $191,747            0.0         10.000         239              1.38           64.5
$250,001 to 500,000                    6      2,151,663            0.3         10.000         239              1.38           64.5
$500,001 to 750,000                    3      1,799,233            0.3          9.228         159              1.65           59.9
$750,001 to 1,000,000                  9      8,363,088            1.3          9.005         123              1.64           61.9
$1,000,001 to 2,000,000               31     47,993,841            7.5          9.136         125              1.48           66.5
$2,000,001 to 3,000,000               35     86,415,039           13.5          9.008         125              1.54           67.8
$3,000,001 to 4,000,000               13     46,018,300            7.2          9.207         129              1.54           65.6
$4,000,001 to 5,000,000               14     63,880,480           10.0          8.916         121              1.34           69.5
$5,000,001 to 7,500,000               29    185,390,210           28.9          8.981         115              1.38           71.3
$7,500,001 to 10,000,000              10     86,622,530           13.5          8.792         110              1.38           69.5
$10,000,001 to 12,500,000              6     69,113,699           10.8          8.812         120              1.33           71.2
$12,500,001 and above                  3     42,718,093            6.7          8.575         137              1.37           66.8
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average            160   $640,657,923          100.0          8.940         121              1.41           69.1
====================================================================================================================================

Range of Cut-off Date Balances:   $191,747 to $15,125,403
Average Cut-off Date Balance:     $4,004,112

                                                CUT-OFF DATE BALANCES - Loan Group 1
====================================================================================================================================
                                                               Percentage                     Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Cut-off Date Balance            Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
$250,000 and below                  1             $191,747           0.0          10.000       239               1.38         64.5
$250,001 to 500,000                 6            2,151,663           0.4          10.000       239               1.38         64.5
$500,001 to 750,000                 3            1,799,233           0.3           9.228       159               1.65         59.9
$750,001 to 1,000,000               9            8,363,088           1.4           9.005       123               1.64         61.9
$1,000,001 to 2,000,000            30           46,461,323           7.7           9.175       125               1.48         66.3
$2,000,001 to 3,000,000            35           86,415,039          14.3           9.008       125               1.54         67.8
$3,000,001 to 4,000,000            13           46,018,300           7.6           9.207       129               1.54         65.6
$4,000,001 to 5,000,000            14           63,880,480          10.6           8.916       121               1.34         69.5
$5,000,001 to 7,500,000            28          178,030,486          29.6           9.001       117               1.38         71.2
$7,500,001 to 10,000,000           10           86,622,530          14.4           8.792       110               1.38         69.5
$10,000,001 to 12,500,000           6           69,113,699          11.5           8.812       120               1.33         71.2
$12,500,001 and above               1           13,361,851           2.2           8.670       237               1.36         79.1

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439         100.0           8.968       123               1.42         69.5

====================================================================================================================================

Range of Cut-off Date Balances:             $191,747 to $13,361,851
Average Cut-off Date Balance:               $3,861,599

                                                CUT-OFF DATE BALANCES - Loan Group 2
====================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Cut-off Date Balance           Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
$1,000,001 to 2,000,000            1           $1,532,518         4.0       7.938             113               1.33         74.8
$5,000,001 to 7,500,000            1            7,359,724        19.2       8.500              65               1.34         74.0
$12,500,001 and above              2           29,356,242        76.8       8.531              91               1.38         61.2
-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average          4          $38,248,484       100.0       8.501              87               1.37         64.2
===================================================================================================================================

Range of Cut-off Date Balances:      $1,532,518 to $15,125,403
Average Cut-off Date Balance:        $9,562,121

                                                   MORTGAGE RATES - Mortgage Pool
====================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
                               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Mortgage Rate (%)              Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
8.000 and below                    2           $4,977,476         0.8         7.981           198            1.25          74.6
8.001 to 8.500                    29          134,610,147        21.0         8.409           120            1.30          71.1
8.501 to 9.000                    53          270,922,338        42.3         8.787           117            1.36          69.9
9.001 to 9.500                    45          154,857,859        24.2         9.244           118            1.56          68.0
9.501 to 10.000                   27           57,227,816         8.9         9.742           138            1.50          67.2
10.001 and above                   4           18,062,287         2.8        10.310           124            1.59          58.1

-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average        160         $640,657,923       100.0         8.940           121            1.41          69.1
===================================================================================================================================

Range of Mortgage Rates: 7.938% to 10.440%

                                                   MORTGAGE RATES - Loan Group 1
===================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
                               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Mortgage Rate (%)              Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
8.000 and below                    1           $3,444,957         0.6         8.000           236            1.21          74.5
8.001 to 8.500                    28          127,250,424        21.1         8.403           124            1.30          70.9
8.501 to 9.000                    51          241,566,096        40.1         8.818           120            1.35          70.9
9.001 to 9.500                    45          154,857,859        25.7         9.244           118            1.56          68.0
9.501 to 10.000                   27           57,227,816         9.5         9.742           138            1.50          67.2
10.001 and above                   4           18,062,287         3.0        10.310           124            1.59          58.1
-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average        156         $602,409,439       100.0         8.968           123            1.42          69.5
===================================================================================================================================

Range of Mortgage Rates:             8.000% to 10.440%




                                                   MORTGAGE RATES - Loan Group 2
===================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Mortgage Rate (%)              Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)

-----------------------------------------------------------------------------------------------------------------------------------
8.000 and below                    1           $1,532,518         4.0         7.938           113            1.33          74.8
8.001 to 8.500                     1            7,359,724        19.2         8.500            65            1.34          74.0
8.501 to 9.000                     2           29,356,242        76.8         8.531            91            1.38          61.2

-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average          4          $38,248,484       100.0         8.501            87            1.37          64.2
===================================================================================================================================

Range of Mortgage Rates:             7.938% to 8.531%

                                                       INDICES - Loan Group 2
===================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Index                          Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)

-----------------------------------------------------------------------------------------------------------------------------------

Six-Month LIBOR                    3          $36,715,966        96.0         8.525            86            1.37          63.8
One-Month LIBOR                    1            1,532,518         4.0         7.938           113            1.33          74.8

-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average          4          $38,248,484       100.0         8.501            87            1.37          64.2

===================================================================================================================================

                                                    GROSS MARGINS - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Gross Margin (%)                Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
2.500                               1           $1,532,518         4.0         7.938           113            1.33          74.8
2.750                               3           36,715,966        96.0         8.525            86            1.37          63.8

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================

                                           MAXIMUM LIFETIME MORTGAGE RATES - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
Maximum Lifetime                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Mortgage Rate (%)               Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
10.375                              1           $1,532,518         4.0         7.938           113            1.33          74.8
11.750                              2           29,356,242        76.8         8.531            91            1.38          61.2
13.750                              1            7,359,724        19.2         8.500            65            1.34          74.0

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================

Range of Max. Lifetime Mortgage Rates:      10.375% to 13.750%
Wted. Avg. Max. Lifetime Mortgage Rate:     12.080%

                                           MINIMUM LIFETIME MORTGAGE RATES - Loan Group 2
====================================================================================================================================
                                                               Percentage                    Weighted                      Weighted
                               Number                          of Initial  Weighted          Average                       Average
                                of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
Minimum Lifetime               Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Mortgage Rate (%)              Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)

-----------------------------------------------------------------------------------------------------------------------------------
5.750                              1           $1,532,518         4.0         7.938           113            1.33          74.8
6.000                              2           29,356,242        76.8         8.531            91            1.38          61.2
8.500                              1            7,359,724        19.2         8.500            65            1.34          74.0

-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average          4          $38,248,484       100.0         8.501            87            1.37          64.2
===================================================================================================================================

Range of Min. Lifetime Mortgage Rates:      5.750% to 8.500%
Wted. Avg. Min. Lifetime Mortgage Rate:     6.471%

                                                   PROPERTY TYPES - Mortgage Pool
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Property Type                   Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                        35         $138,132,083        21.6         8.603           105            1.34          70.1
Retail                             23          116,913,683        18.2         8.667           130            1.32          70.8
Self-Storage                       36           81,350,900        12.7         9.402           118            1.45          69.4
Industrial                         11           65,837,933        10.3         8.862           112            1.34          66.9
Nursing Home                       16           60,388,912         9.4         9.339           129            1.90          67.8
Various                             5           34,950,187         5.5         9.088           109            1.35          66.8
Mobile Home Park                   10           34,467,540         5.4         8.809            86            1.25          73.2
Office                              8           31,372,021         4.9         9.047           115            1.48          63.7
Congregate Care                     3           30,400,739         4.7         8.819           225            1.35          77.8
Other                               7           25,020,880         3.9         9.151            94            1.32          68.4
Hospitality                         6           21,823,043         3.4         9.685           154            1.55          57.7
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         160         $640,657,923       100.0         8.940           121            1.41          69.1
====================================================================================================================================

                                                   PROPERTY TYPES - Loan Group 1
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Property Type                   Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                             23         $116,913,683        19.4         8.667           130            1.32          70.8
Multifamily                        31           99,883,599        16.6         8.642           112            1.33          72.3
Self-Storage                       36           81,350,900        13.5         9.402           118            1.45          69.4
Industrial                         11           65,837,933        10.9         8.862           112            1.34          66.9
Nursing Home                       16           60,388,912        10.0         9.339           129            1.90          67.8
Various                             5           34,950,187         5.8         9.088           109            1.35          66.8
Mobile Home Park                   10           34,467,540         5.7         8.809            86            1.25          73.2
Office                              8           31,372,021         5.2         9.047           115            1.48          63.7
Congregate Care                     3           30,400,739         5.0         8.819           225            1.35          77.8
Other                               7           25,020,880         4.2         9.151            94            1.32          68.4
Hospitality                         6           21,823,043         3.6         9.685           154            1.55          57.7

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439       100.0         8.968           123            1.42          69.5
====================================================================================================================================

                                                   PROPERTY TYPES - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Property Type                   Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                         4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================

                                                       STATES - Mortgage Pool
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
State                           Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California                         37         $130,760,253        20.4         8.987           124            1.53          67.5
New York                            7           60,445,369         9.4         9.104           170            1.36          74.6
Texas                              17           60,357,326         9.4         9.044           109            1.38          67.7
Arizona                            11           53,031,638         8.3         8.820           101            1.42          65.9
Massachusetts                      10           52,610,576         8.2         8.759           110            1.30          72.5
Michigan                            5           32,766,973         5.1         8.667           108            1.46          68.5
Colorado                            7           27,069,546         4.2         9.247            99            1.44          68.1
Georgia                             7           25,908,744         4.0         8.720           119            1.26          70.5
New Jersey                          4           24,631,019         3.8         9.168           116            1.37          70.1
Illinois                            3           18,542,529         2.9         8.765           131            1.20          71.4
Virginia                            6           16,873,735         2.6         9.274           149            1.45          66.6
Pennsylvania                        6           14,673,750         2.3         8.673           112            1.37          73.4
Utah                                6           13,426,191         2.1         8.707           100            1.55          66.5
Missouri                            3           12,986,557         2.0         9.034           166            1.50          73.2
Minnesota                           3           12,462,190         1.9         8.910            97            1.37          68.2
Maryland                            3           11,850,703         1.8         9.535           115            1.36          64.5
Washington                          2            9,706,860         1.5         8.335            84            1.13          69.6
Tennessee                           1            9,657,415         1.5         8.910           118            1.46          62.9
South Carolina                      3            9,288,959         1.4         8.287           117            1.33          73.1
Nevada                              2            8,899,273         1.4         8.993           128            1.37          64.2
Indiana                             1            8,693,111         1.4         8.890           114            1.47          71.3
South Dakota                        4            6,183,512         1.0         8.875            79            1.17          80.3
Florida                             1            5,286,828         0.8         8.610           108            1.22          72.2
Kentucky                            1            3,186,563         0.5         8.660           108            1.50          69.3
New Mexico                          1            2,518,604         0.4         9.375           117            1.42          76.3
Connecticut                         1            2,296,923         0.4         9.625           119            2.41          63.8
North Carolina                      2            1,991,003         0.3         9.050           177            2.51          40.5
Rhode Island                        1            1,498,719         0.2         9.260           119            1.32          68.1
Mississippi                         1            1,394,241         0.2         9.750           237            1.92          43.6
Alabama                             3            1,292,795         0.2        10.000           239            1.38          64.5
Louisiana                           1              366,017         0.1        10.000           239            1.38          64.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         160         $640,657,923       100.0         8.940           121            1.41          69.1
====================================================================================================================================

                                                       STATES - Loan Group 1
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
State                           Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California                         37         $130,760,253        21.7         8.987           124            1.53          67.5
New York                            7           60,445,369        10.0         9.104           170            1.36          74.6
Massachusetts                      10           52,610,576         8.7         8.759           110            1.30          72.5
Texas                              16           45,231,922         7.5         9.216           114            1.41          70.6
Arizona                            10           38,800,799         6.4         8.926           104            1.42          66.7
Colorado                            7           27,069,546         4.5         9.247            99            1.44          68.1
Georgia                             7           25,908,744         4.3         8.720           119            1.26          70.5
Michigan                            4           25,407,249         4.2         8.715           120            1.49          66.9
New Jersey                          4           24,631,019         4.1         9.168           116            1.37          70.1
Illinois                            3           18,542,529         3.1         8.765           131            1.20          71.4
Virginia                            6           16,873,735         2.8         9.274           149            1.45          66.6
Pennsylvania                        6           14,673,750         2.4         8.673           112            1.37          73.4
Utah                                6           13,426,191         2.2         8.707           100            1.55          66.5
Missouri                            3           12,986,557         2.2         9.034           166            1.50          73.2
Minnesota                           3           12,462,190         2.1         8.910            97            1.37          68.2
Maryland                            3           11,850,703         2.0         9.535           115            1.36          64.5
Tennessee                           1            9,657,415         1.6         8.910           118            1.46          62.9
South Carolina                      3            9,288,959         1.5         8.287           117            1.33          73.1
Nevada                              2            8,899,273         1.5         8.993           128            1.37          64.2
Indiana                             1            8,693,111         1.4         8.890           114            1.47          71.3
Washington                          1            8,174,341         1.4         8.410            79            1.09          68.7
South Dakota                        4            6,183,512         1.0         8.875            79            1.17          80.3
Florida                             1            5,286,828         0.9         8.610           108            1.22          72.2
Kentucky                            1            3,186,563         0.5         8.660           108            1.50          69.3
New Mexico                          1            2,518,604         0.4         9.375           117            1.42          76.3
Connecticut                         1            2,296,923         0.4         9.625           119            2.41          63.8
North Carolina                      2            1,991,003         0.3         9.050           177            2.51          40.5
Rhode Island                        1            1,498,719         0.2         9.260           119            1.32          68.1
Mississippi                         1            1,394,241         0.2         9.750           237            1.92          43.6
Alabama                             3            1,292,795         0.2        10.000           239            1.38          64.5
Louisiana                           1              366,017         0.1        10.000           239            1.38          64.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439       100.0         8.968           123            1.42          69.5
====================================================================================================================================

                                                       STATES - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
State                           Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Texas                               1          $15,125,403        39.5         8.531            91            1.32          59.1
Arizona                             1           14,230,839        37.2         8.531            91            1.44          63.5
Michigan                            1            7,359,724        19.2         8.500            65            1.34          74.0
Washington                          1            1,532,518         4.0         7.938           113            1.33          74.8

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2

====================================================================================================================================

                                         REMAINING TERMS TO STATED MATURITY - Mortgage Pool
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
Remaining Term                  Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
to Stated Maturity (months)     Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
49 to 60                            1           $8,225,570         1.3         8.680            55            1.17          74.1
61 to 84                           30          127,379,143        19.9         9.014            78            1.36          70.2
85 to 120                          96          400,816,185        62.6         8.912           113            1.43          68.3
121 to 180                         12           49,357,219         7.7         8.958           175            1.47          69.3
181 to 240                         21           54,879,806         8.6         8.994           235            1.43          71.8
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         160         $640,657,923       100.0         8.940           121            1.41          69.1
====================================================================================================================================

Range of Remaining Terms:             55 months to 239 months

                                         REMAINING TERMS TO STATED MATURITY - Loan Group 1
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
Remaining Term                  Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
to Stated Maturity (months)     Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
49 to 60                            1           $8,225,570         1.4         8.680            55            1.17          74.1
61 to 84                           29          120,019,419        19.9         9.045            79            1.36          70.0
85 to 120                          93          369,927,425        61.4         8.947           115            1.43          68.9
121 to 180                         12           49,357,219         8.2         8.958           175            1.47          69.3
181 to 240                         21           54,879,806         9.1         8.994           235            1.43          71.8
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439       100.0         8.968           123            1.42          69.5
====================================================================================================================================

Range of Remaining Terms:             55 months to 239 months

                                         REMAINING TERMS TO STATED MATURITY - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
Remaining Term                  Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
to Stated Maturity (months)     Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 to 84                            1           $7,359,724        19.2         8.500            65            1.34          74.0
85 to 120                           3           30,888,760        80.8         8.502            92            1.38          61.9
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================

Range of Remaining Terms:             65 months to 113 months

                                            DEBT SERVICE COVERAGE RATIOS - Mortgage Pool
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
Debt Service                    Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Coverage Ratio                  Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000x to 1.150x                   14          $58,866,188         9.2         8.647           141            1.13          70.7
1.151x to 1.250x                   23          108,867,503        17.0         8.692           108            1.21          72.1
1.251x to 1.350x                   35          138,879,322        21.7         8.866           111            1.31          71.2
1.351x to 1.500x                   46          205,118,367        32.0         9.047           126            1.42          69.3
1.501x to 1.750x                   19           71,917,506        11.2         9.129           102            1.61          66.3
1.751x to 2.000x                    8           21,457,543         3.3         9.401           166            1.87          61.4
2.001x and above                   15           35,551,496         5.5         9.197           144            2.23          59.3
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         160         $640,657,923       100.0         8.940           121            1.41          69.1
====================================================================================================================================

Range of DSCRs:                       1.07x to 3.08x

                                            DEBT SERVICE COVERAGE RATIOS - Loan Group 1
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
Debt Service                    Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Coverage Ratio                  Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000x to 1.150x                   14          $58,866,188         9.8         8.647           141            1.13          70.7
1.151x to 1.250x                   23          108,867,503        18.1         8.692           108            1.21          72.1
1.251x to 1.350x                   32          114,861,677        19.1         8.946           116            1.30          72.5
1.351x to 1.500x                   45          190,887,528        31.7         9.085           129            1.42          69.7
1.501x to 1.750x                   19           71,917,506        11.9         9.129           102            1.61          66.3
1.751x to 2.000x                    8           21,457,543         3.6         9.401           166            1.87          61.4
2.001x and above                   15           35,551,496         5.9         9.197           144            2.23          59.3
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439       100.0         8.968           123            1.42          69.5
====================================================================================================================================

Range of DSCRs:                       1.07x to 3.08x

                                            DEBT SERVICE COVERAGE RATIOS - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
Debt Service                    Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Coverage Ratio                  Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.251x to 1.350x                    3          $24,017,645        62.8         8.484            84            1.33          64.6
1.351x to 1.500x                    1           14,230,839        37.2         8.531            91            1.44          63.5

------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================
Range of DSCRs:                       1.32x to 1.44x

                                                LOAN-TO-VALUE RATIOS - Mortgage Pool
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate          Pool       Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Loan-To-Value Ratio (%)         Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
30.01 to 50.00                      3           $3,385,244         0.5         9.338           202            2.26          41.8
50.01 to 60.00                     24           73,669,904        11.5         9.207           112            1.71          55.8
60.01 to 70.00                     58          219,577,452        34.3         9.011           115            1.40          65.5
70.01 to 80.00                     70          330,668,048        51.6         8.830           127            1.35          74.4
80.01 and above                     5           13,357,275         2.1         8.910            80            1.23          80.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         160         $640,657,923       100.0         8.940           121            1.41          69.1
====================================================================================================================================

Range of Cut-off Date LTVs:           34.6% to 80.6%

                                                LOAN-TO-VALUE RATIOS - Loan Group 1
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 1     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Loan-To-Value Ratio (%)         Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
30.01 to 50.00                      3           $3,385,244         0.6         9.338           202            2.26          41.8
50.01 to 60.00                     23           58,544,501         9.7         9.382           118            1.81          54.9
60.01 to 70.00                     57          205,346,613        34.1         9.044           117            1.40          65.6
70.01 to 80.00                     68          321,775,806        53.4         8.842           128            1.35          74.4
80.01 and above                     5           13,357,275         2.2         8.910            80            1.23          80.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average         156         $602,409,439       100.0         8.968           123            1.42          69.5
====================================================================================================================================

Range of Cut-off Date LTVs:           34.6% to 80.6%

                                                LOAN-TO-VALUE RATIOS - Loan Group 2
====================================================================================================================================
                                                                Percentage                    Weighted                      Weighted
                                Number                          of Initial  Weighted          Average                       Average
                                 of           Aggregate         Group 2     Average           Remaining       Weighted      Cut-off
                                Mortgage    Cut-off Date        Balance     Mortgage          Term to         Average       Date
Loan-To-Value Ratio (%)         Loans          Balance           (%)        Rate (%)          Maturity (mos)  DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
50.01 to 60.00                      1          $15,125,403        39.5         8.531            91            1.32          59.1
60.01 to 70.00                      1           14,230,839        37.2         8.531            91            1.44          63.5
70.01 to 80.00                      2            8,892,242        23.2         8.403            73            1.34          74.1
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average           4          $38,248,484       100.0         8.501            87            1.37          64.2
====================================================================================================================================

Range of Cut-off Date LTVs:           59.1% to 74.8%

The following three tables indicate for each specified prepayment restriction the portion of the Initial Pool Balance, Initial Loan Group 1 Balance or Initial Loan Group 2 Balance to which such restriction is applicable as of the first day of each of the specified months based on the Maturity Assumptions (as set forth in the Prospectus Supplement of which this Appendix forms a part) and the further assumption that no prepayments are made on any Mortgage Loan prior to its stated maturity date. It is highly likely that the actual prepayment experience and principal balances of the Mortgage Loans will not be in accordance with such assumptions. Variations in the actual prepayment experience and principal balances of the Mortgage Loans may increase or decrease the percentage of the aggregate Mortgage Pool principal balance or Loan Group principal balance that is subject to each indicated prepayment restriction at any date.





                                              PREPAYMENT RESTRICTIONS - Mortgage Pool
====================================================================================================================================
Prepayment
Restrictions                Current    12 Mo.     24 Mo.    36 Mo.     48 Mo.   60 Mo.    72 Mo.   84 Mo.   96 Mo.  108 Mo.  120 Mo.
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                   31.14%    21.39%     20.46%    10.54%      8.88%    0.43%     0.43%    0.54%    0.58%    0.63%    0.00%
Yield Maintenance            58.95%    68.72%     70.06%    72.05%     72.16%   78.58%    76.16%   78.04%   82.07%   68.89%   44.76%
Penalty Points
     5.00% and greater        0.53%     0.00%      0.00%     5.53%      0.00%    1.53%     1.28%    1.59%    1.70%    1.85%    1.10%
     4.00% to 4.99%           2.54%     3.04%      2.49%     2.46%      7.97%    0.00%     0.27%    0.00%    0.00%    0.00%    8.53%
     3.00% to 3.99%           5.73%     0.38%      0.53%     0.29%      0.00%    8.56%     2.42%    3.29%    3.09%    3.29%    3.07%
     2.00% to 2.99%           0.00%     5.75%      0.00%     0.24%      0.29%    1.37%     6.21%    0.00%    0.35%    0.00%    0.00%
     1.00% to 1.99%           1.12%     0.72%      6.47%     3.10%      3.03%    1.79%     3.18%    9.83%    9.31%    9.34%   40.88%
     Less than 1.00%/Open     0.00%     0.00%      0.00%     5.78%      7.67%    7.75%    10.06%    6.71%    2.91%   16.00%    1.66%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                      100.00%   100.00%    100.00%   100.00%    100.00%  100.00%   100.00%  100.00%  100.00%  100.00%  100.00%
Mortgage Pool Principal
   Balance Outstanding
   (in millions)            $640.66   $633.10    $624.79   $615.71    $605.78  $587.08   $568.43  $445.59  $407.33  $362.12   $76.24
                            -------   -------    -------   -------    -------  -------   -------  -------  -------  -------   ------
% of Initial Pool Balance   100.00%    98.82%     97.52%    96.11%     94.56%   91.64%    88.73%   69.55%   63.58%   56.52%   11.90%
====================================================================================================================================

Note: 7 of the Mortgage Loans (5.7% of the Initial Balance) allow annual partial voluntary Principal Payments without restriction.


                                               PREPAYMENT RESTRICTIONS - Loan Group 1
===================================================================================================================================
Prepayment
Restrictions                 Current   12 Mo.   24 Mo.    36 Mo.   48 Mo.   60 Mo.   72 Mo.   84 Mo.    96 Mo.    108 Mo.   120 Mo.
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                    33.11%   22.75%   21.76%    11.21%    9.45%    0.45%    0.46%    0.58%     0.58%      0.63%     0.00%
Yield Maintenance             62.69%   73.09%   74.54%    76.67%   76.81%   83.73%   80.21%   83.32%    82.35%     69.15%    44.76%
Penalty Points
     5.00% and greater         0.30%    0.00%    0.00%     5.89%    0.00%    1.63%    1.34%    1.70%     1.70%      1.86%     1.10%
     4.00% to 4.99%            2.70%    2.98%    2.65%     2.62%    8.48%    0.00%    0.28%    0.00%     0.00%      0.00%     8.53%
     3.00% to 3.99%            0.00%    0.41%    0.31%     0.31%    0.00%    9.12%    2.55%    3.51%     3.10%      3.30%     3.07%
     2.00% to 2.99%            0.00%    0.00%    0.00%     0.00%    0.31%    1.46%    6.54%    0.00%     0.35%      0.00%     0.00%
     1.00% to 1.99%            1.19%    0.77%    0.75%     3.30%    2.97%    1.90%    3.35%   10.49%     9.34%      9.37%    40.88%
     Less than 1.00%/Open      0.00%    0.00%    0.00%     0.00%    1.98%    1.70%    5.28%    0.40%     2.58%     15.68%     1.66%

------------------------------------------------------------------------------------------------------------------------------------

TOTALS                       100.00%  100.00%  100.00%   100.00%  100.00%  100.00%  100.00%  100.00%   100.00%    100.00%   100.00%
Aggregate Loan Group 1
   Principal Balance
   Outstanding (in millions) $602.41  $595.20  $587.28   $578.62  $569.15  $550.94  $539.71  $417.36   $405.94    $360.76    $76.24
                             -------  -------  -------   -------  -------  -------  -------  -------   -------    -------    ------
% of Initial Group 1 Balance 100.00%   98.80%   97.49%    96.05%   94.48%   91.46%   89.59%   69.28%    67.39%     59.89%    12.66%
====================================================================================================================================

Note: 7 of the Mortgage Loans (6.1% of the Initial Group 1 Balance) allow annual partial voluntary Principal Payments without restriction.

                                               PREPAYMENT RESTRICTIONS - Loan Group 2
====================================================================================================================================
Prepayment
Restrictions                  Current    12 Mo.     24 Mo.    36 Mo.   48 Mo.   60 Mo.   72 Mo.    84 Mo.   96 Mo.  108 Mo. 120 Mo.
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                      0.00%     0.00%      0.00%     0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
Yield Maintenance               0.00%     0.00%      0.00%     0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
Penalty Points
     5.00% and greater          4.01%     0.00%      0.00%     0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
     4.00% to 4.99%             0.00%     4.01%      0.00%     0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
     3.00% to 3.99%            95.99%     0.00%      4.01%     0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
     2.00% to 2.99%             0.00%    95.99%      0.00%     4.01%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
     1.00% to 1.99%             0.00%     0.00%     95.99%     0.00%    4.02%    0.00%    0.00%     0.00%    0.00%    0.00%   0.00%
     Less than 1.00%/Open       0.00%     0.00%      0.00%    95.99%   95.98%  100.00%  100.00%   100.00%  100.00%  100.00%   0.00%
------------------------------------------------------------------------------------------------------------------------------------

TOTALS                        100.00%   100.00%    100.00%   100.00%  100.00%  100.00%  100.00%   100.00%  100.00%  100.00%   0.00%
Aggregate Loan Group 2
   Principal Balance
   Outstanding (in millions)   $38.25    $37.89     $37.51    $37.09   $36.63   $36.14   $28.72    $28.24    $1.39    $1.36   $0.00
                               ------    ------     ------    ------   ------   ------   ------    ------    -----    -----   -----
% of Initial Group 2 Balance  100.00%    99.07%     98.07%    96.97%   95.77%   94.48%   75.08%    73.82%    3.62%    3.56%   0.00%
====================================================================================================================================

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information




                                                                   Cut-off   Cut-off                               Orig.
Seller      Loan                                            Foot     Date    Loan per            Note    Maturity  Loan
 (1)         ID  Property Name                              Notes   Balance   Unit(2)   Rate     Date      Date    Term
------------------------------------------------------------------------------------------------------------------------
Loan Group 1
CT           1   Crestwood - Hampton                         4(A)  $2,518,939  $2,581  9.125%  12/30/96    1/1/07   120
CT           2   Crestwood - Redding                         4(A)   2,116,747   2,581  9.125%  12/30/96    1/1/07   120
CT           3   Crestwood - Fremont                         4(A)   2,030,920   2,581  9.125%  12/30/96    1/1/07   120
CT           4   Crestwood - Sacramento                      4(A)   2,437,104   2,581  9.125%  12/30/96    1/1/07   120
CT           5   Crestwood - Stockton                        4(A)   3,523,920   2,581  9.125%  12/30/96    1/1/07   120
CT           6   Crestwood - Modesto                         4(A)   3,915,134   2,581  9.125%  12/30/96    1/1/07   120
CT           7   Crestwood Executive Office                  4(A)     554,903      51  9.250%  12/30/96    1/1/07   120
CT           8   Kern Care Center                            4(A)   1,897,251   2,581  9.250%  12/30/96    1/1/07   120
GMACCM       9   St. Paul Gardens                            4(B)   6,035,423  67,627  8.350%  12/24/96    1/1/07   120
GMACCM      10   Chauncy Street                              4(B)   5,779,744  67,627  8.350%  12/24/96    1/1/07   120
GMACCM      11   Auburn/Harris                               4(B)   2,521,834  67,627  8.350%  12/24/96    1/1/07   120
CT          12   The Manors Rollup                                 13,361,851  55,443  8.670%  11/14/96   12/1/16   240
CT          12A  Colonie Manor
CT          12B  West Side Manor
CT          12C  Woodland Manor
MSMC        13   Livonia Metroplex Roll-Up                         12,017,061      27  8.390%   1/30/96   1/31/06   120
MSMC        13A  Livonia Trade  Center I and II
MSMC        13B  Livonia Commerce Center
MSMC        13C  Livonia Commerce Center West
MSMC        13D  Jeffries Commerce Center
MSMC        13E  Wayne Road Industrial
MSMC        13F  Eight Mile Industrial
GMACCM      14   Sunset Industrial Park                            11,966,972      39  8.875%  11/27/96   12/1/06   120
MSMC        15   Commonwealth Properties Rollup                    11,639,503  38,288  8.900%   5/30/96   5/31/06   120
MSMC        15A  66-70 Chiswick Street
MSMC        15B  1626-1638 Commonwealth Avenue
MSMC        15C  1800-1820 Commonwealth Avenue
MSMC        15D  2045 Commonwealth Avenue
CT          16   Glenoaks Convalescent Hospital              4(D)   2,329,306  22,266  9.250%   1/31/97    2/1/12   180
CT          17   Golden State - Riverdale                    4(D)   1,565,354  22,266  9.250%   1/31/97    2/1/12   180
CT          18   Sylmar Health & Rehab. Center               4(D)   5,512,441  22,266  9.250%   1/31/97    2/1/12   180
CT          19   Westlake Convalescent Hospital              4(D)   2,059,676  22,266  9.250%   1/31/97    2/1/12   180
GMACCM      20   Centerpoint Plaza                                 11,456,171      73  9.125%   7/24/96    8/1/03    84
GMACCM      21   Sandy Springs Crossing Shopping Center            11,434,255      86  8.920%  10/15/96   11/1/03    84
CT          22   The Manors Rollup                                 10,599,737  57,922  8.670%  11/14/96   12/1/16   240
CT          22A  Bassett Manor
CT          22B  Bassett Park Manor





                                                                       Orig.                       Under-            Related
          Loan                                              Foot  Rem. Amort.  Balloon   Balloon  writable           Borrower
Seller (1)  ID  Property Name                              Notes  Term  Term    Amount    LTV    Cash Flow    DSCR   Code (3)
-----------------------------------------------------------------------------------------------------------------------------
Loan Group 1
CT          1   Crestwood - Hampton                         4(A)   118    300 $2,149,101  44%      $444,587     2.31
CT          2   Crestwood - Redding                         4(A)   118    300  1,805,959  44%       599,497     2.31
CT          3   Crestwood - Fremont                         4(A)   118    300  1,732,734  44%       560,342     2.31
CT          4   Crestwood - Sacramento                      4(A)   118    300  2,079,280  44%       934,082     2.31
CT          5   Crestwood - Stockton                        4(A)   118    300  3,006,527  44%     1,532,185     2.31
CT          6   Crestwood - Modesto                         4(A)   118    300  3,340,302  44%        91,061     2.31
CT          7   Crestwood Executive Office                  4(A)   118    300    474,945  44%        73,275     2.31
CT          8   Kern Care Center                            4(A)   118    300  1,623,864  44%       240,047     2.31
GMACCM      9   St. Paul Gardens                            4(B)   118    360  5,347,278  67%       659,758     1.20    I
GMACCM      10  Chauncy Street                              4(B)   118    360  5,120,751  67%       645,735     1.20    I
GMACCM      11  Auburn/Harris                               4(B)   118    360  2,234,301  67%       260,120     1.20    I
CT          12  The Manors Rollup                                  237    300  5,383,528  32%     1,784,336     1.36   II
CT         12A  Colonie Manor                                                                       850,940            II
CT         12B  West Side Manor                                                                     539,352            II
CT         12C  Woodland Manor                                                                      394,044            II
MSMC        13  Livonia Metroplex Roll-Up                          107    300  9,960,613  55%     1,604,793     1.38
MSMC       13A  Livonia Trade  Center I and II
MSMC       13B  Livonia Commerce Center
MSMC       13C  Livonia Commerce Center West
MSMC       13D  Jeffries Commerce Center
MSMC       13E  Wayne Road Industrial
MSMC       13F  Eight Mile Industrial
GMACCM      14  Sunset Industrial Park                             117    300  9,926,347  55%     1,470,804     1.23
MSMC        15  Commonwealth Properties Rollup                     111    360 10,460,117  70%     1,557,979     1.39
MSMC       15A  66-70 Chiswick Street
MSMC       15B  1626-1638 Commonwealth Avenue
MSMC       15C  1800-1820 Commonwealth Avenue
MSMC       15D  2045 Commonwealth Avenue
CT          16  Glenoaks Convalescent Hospital              4(D)   179    300  1,656,501  52%       490,279     2.01
CT          17  Golden State - Riverdale                    4(D)   179    300  1,113,210  52%       287,460     2.01
CT          18  Sylmar Health & Rehab. Center               4(D)   179    300  3,920,209  52%     1,143,666     2.01
CT          19  Westlake Convalescent Hospital              4(D)   179    300  1,464,751  52%       445,181     2.01
GMACCM      20  Centerpoint Plaza                                   77    360 10,795,568  64%     1,549,311     1.38
GMACCM      21  Sandy Springs Crossing Shopping Center              80    360 10,732,974  67%     1,339,913     1.22
CT          22  The Manors Rollup                                  237    300  4,270,667  32%     1,417,059     1.36   II
CT         22A  Bassett Manor                                                                       770,149            II
CT         22B  Bassett Park Manor                                                                  646,910            II

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information



                                                                      Cut-off    Cut-off                             Orig.
Seller      Loan                                            Foot       Date      Loan per          Note    Maturity  Loan
 (1)         ID  Property Name                              Notes     Balance    Unit(2)  Rate     Date      Date    Term
--------------------------------------------------------------------------------------------------------------------------
CT          23   Vineland Nursing Center                              9,979,950  47,524  9.125%  12/31/96    1/1/07   120
GMACCM      24   Hampton Court                               4(E)     4,949,974  70,891  8.500%  12/24/96    1/1/07   120
GMACCM      25   Langdon Terrace                             4(E)     2,636,690  70,891  8.350%  12/24/96    1/1/07   120
GMACCM      26   Wendell Terrace                             4(E)     2,267,154  70,891  8.350%  12/24/96    1/1/07   120
MSMC        27   Tennessee Office Rollup                           9,657,415.11      36  8.910%  12/31/96    1/1/07   120
MSMC        27A  Estate Office Park
MSMC        27B  Perimeter II Office Building
MSMC        27C  The Terraces
MSMC        27D  Crossroad Commons
MSMC        27E  Pine Ridge
GMACCM      28   Hilton Village Shopping Center                       8,989,057     128  8.500%   12/6/96    1/1/07   120
MSMC        29   Safe Keep Self Storage - Redwood City             8,937,253.45      53  8.900%   3/14/96   3/31/03    85
MSMC        30   American Business Center                          8,693,110.50      11  8.890%   8/13/96   8/31/06   121
GMACCM      31   Liberty Central Warehouse                            8,448,971      14  9.375%   7/23/96    8/1/03    84
CT          32   Gem Suburban MHC                                     8,225,570  21,646  8.680%   9/16/96   10/1/01    60
GMACCM      33   Tower 801 Apt                                        8,174,341  47,803  8.410%    9/5/96   10/1/03    84
MSMC        34   North Broadway Plaza                       5, 13     7,984,442      82  8.500%  12/26/96    1/1/12   180
GMACCM      35   Southpointe Plaza                           4(C)     2,806,360      79  8.190%   12/6/96    1/1/07   120
GMACCM      36   Plantation Plaza                            4(C)     2,396,891      79  8.190%   12/6/96    1/1/07   120
GMACCM      37   Mountain View Plaza                         4(C)     2,446,826      79  8.190%   12/6/96    1/1/07   120
MSMC        38   Quincy Commons Shopping Center                       7,532,419      45  8.500%  10/31/96   11/1/11   180
MSMC        39   Watt Properties Rollup                               7,485,486      67  8.530%  12/18/96    1/1/07   120
MSMC        39A  Country Hills Shopping Center
MSMC        39B  Canyon Country Shopping Center
GMACCM      40   Trident Pool I Roll Up                               7,450,162     164  8.510%  11/25/96   12/1/06   120
GMACCM      40A  7565 Melrose Avenue
GMACCM      40B  Star Of India Building
GMACCM      40C  Napoleon Bakery Building
GMACCM      40D  1426 Montana Retail Property
GMACCM      40E  1460 Westwood Office Building
GMACCM      41   Fenton Place Apartments                              7,173,762  25,805  8.940%   10/3/96   11/1/03    84
MSMC        42   Rainbow Plaza                                        7,166,374      80  8.750%  11/19/96   12/1/06   120
GMACCM      43   Rock Grove Multiproperty Rollup                      7,065,813     103  9.750%    8/9/96    9/1/06   120
GMACCM      43A  Comfort Inn - Shady Grove
GMACCM      43B  Shady Grove Professional Building
MSMC        44   1111 West Mockingbird Lane                           7,050,000      27  9.230%   2/25/97    3/1/04    84
GMACCM      45   Trident Pool II - Rollup Of Six Properties           7,049,133     142  8.450%  11/25/96   12/1/06   120
GMACCM      45A  Fourth Avenue Retail Property
GMACCM      45B  Melrose Ave Retail Building


                                                                       Orig.                       Under-            Related
          Loan                                              Foot  Rem. Amort.  Balloon   Balloon  writable           Borrower
Seller (1)  ID  Property Name                              Notes  Term  Term    Amount    LTV    Cash Flow    DSCR   Code (3)
-----------------------------------------------------------------------------------------------------------------------------
CT           23   Vineland Nursing Center                         118    300   8,514,660  68%     1,364,559    1.34
GMACCM       24   Hampton Court                           4(E)    118    360   4,398,097  66%       517,706    1.15      I
GMACCM       25   Langdon Terrace                         4(E)    118    360   2,336,060  66%       275,983    1.15      I
GMACCM       26   Wendell Terrace                         4(E)    118    360   2,008,658  66%       243,590    1.15      I
MSMC         27   Tennessee Office Rollup                         118    300   8,009,553  52%     1,411,501    1.46
MSMC        27A   Estate Office Park                                                                253,968
MSMC        27B   Perimeter II Office Building                                                      279,403
MSMC        27C   The Terraces                                                                      431,762
MSMC        27D   Crossroad Commons                                                                 116,739
MSMC        27E   Pine Ridge                                                                        329,629
GMACCM       28   Hilton Village Shopping Center                  118    360   7,986,858  55%     1,427,565    1.72     III
MSMC         29   Safe Keep Self Storage - Redwood City            73    360   8,417,827  68%     1,335,418    1.55     IV
MSMC         30   American Business Center                        114    300   7,221,335  59%     1,280,705    1.47
GMACCM       31   Liberty Central Warehouse                        77    300   7,672,640  57%     1,388,808    1.57     V
CT           32   Gem Suburban MHC                                 55    360   7,897,178  71%       908,721    1.17     VI
GMACCM       33   Tower 801 Apt                                    79    360   7,632,884  64%       817,056    1.09
MSMC         34   North Broadway Plaza                   5, 13    178    300   5,223,034  48%       887,520    1.15
GMACCM       35   Southpointe Plaza                       4(C)    118    360   2,478,683  65%       327,430    1.32
GMACCM       36   Plantation Plaza                        4(C)    118    360   2,117,024  65%       284,997    1.32
GMACCM       37   Mountain View Plaza                     4(C)    118    360   2,161,130  65%       297,143    1.32
MSMC         38   Quincy Commons Shopping Center                  176    204   1,611,203  15%       971,045    1.15
MSMC         39   Watt Properties Rollup                          118    300   6,154,032  59%     1,069,371    1.47
MSMC        39A   Country Hills Shopping Center                                                     453,087
MSMC        39B   Canyon Country Shopping Center                                                    615,767
GMACCM       40   Trident Pool I Roll Up                          117    300   6,128,130  58%       905,846    1.25    VIII
GMACCM      40A   7565 Melrose Avenue                                                               115,777            VIII
GMACCM      40B   Star Of India Building                                                             75,358            VIII
GMACCM      40C   Napoleon Bakery Building                                                           66,004            VIII
GMACCM      40D   1426 Montana Retail Property                                                      490,780            VIII
GMACCM      40E   1460 Westwood Office Building                                                     157,927            VIII
GMACCM       41   Fenton Place Apartments                          80    300   6,458,513  73%       929,678    1.29
MSMC         42   Rainbow Plaza                                   117    240   5,103,318  47%     1,059,677    1.39
GMACCM       43   Rock Grove Multiproperty Rollup                 114    300   5,987,155  57%     1,046,746    1.38
GMACCM      43A   Comfort Inn - Shady Grove                                                         689,336
GMACCM      43B   Shady Grove Professional Building                                                 357,410
MSMC         44   1111 West Mockingbird Lane                       84    360   6,625,871  64%       958,610    1.38
GMACCM       45   Trident Pool II - Rollup Of Six Properties      117    300   5,790,100  55%       809,563    1.19    VIII
GMACCM      45A   Fourth Avenue Retail Property                                                      72,043            VIII
GMACCM      45B   Melrose Ave Retail Building                                                       163,987            VIII

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information



                                                                      Cut-off    Cut-off                             Orig.
Seller      Loan                                            Foot       Date      Loan per          Note    Maturity  Loan
 (1)         ID  Property Name                              Notes     Balance    Unit(2)  Rate     Date      Date    Term
--------------------------------------------------------------------------------------------------------------------------
GMACCM      45C   12260 - 12266 Ventura Blvd.
GMACCM      45D   The Gap - 2654 Main Street
GMACCM      45E   Men's Wearhouse Building
GMACCM      45F   Larchmont Market Building -
                    125 N. Larchmont
GMACCM      46    Trident Pool III - Roll Up                         7,017,227        103   8.450% 11/25/96    12/1/06  120
GMACCM      46A   6907 Melrose Ave. Retail Building
GMACCM      46B   Pico Boulevard Retail Building
GMACCM      46C   Midnite Expresso Building
GMACCM      46D   First Republic Thrift Building
GMACCM      46E   Pacific Plaza Shopping Center
MSMC        47    Big Key SSF                                        6,926,230         60   9.350%  3/14/96    2/28/06  120
GMACCM      48    Clinton Adams Corporation                          6,887,645         15   9.000% 12/17/96     1/1/07  120
CT          49    Crocker's Lockers                                  6,800,000         89   9.250%  2/17/97     3/1/07  120
CT          50    Montgomery Nursing Home                            6,767,936     67,679   9.875%  8/29/96     9/1/06  120
GMACCM      51    Lyons Plaza Shopping Center                        6,745,301         86   9.000%  1/10/97     2/1/07  120
CT          52    Long Island Hebrew Living Ctr.                     6,439,151     28,492   9.375% 12/26/96     1/1/12  180
MSMC        53    The Oxford Rollup                            6     6,367,853         44  10.440%  7/18/96    7/31/03   84
MSMC        53A   The Oxford Hotel and Parking
MSMC        53B   The Oxford Office Annex
CT          54    Skyline Village MHC                                6,331,767     17,113   8.830%  9/16/96    10/1/03   84
CT          55    Carriage Villa MHC                                 1,346,159     11,869   8.875%  9/24/96    10/1/03   84
CT          56    Johnson Estates MHC                                2,094,026     11,869   8.875%  9/24/96    10/1/03   84
CT          57    Starlite Estates                                   1,745,021     11,869   8.875%  9/24/96    10/1/03   84
CT          58    Valley View                                          998,306     11,869   8.875% 11/22/96    12/1/03   84
MSMC        59    Intech of Novi                                     6,168,396         68   8.970%  5/30/96    5/31/06  120
CT          60    Brentwood Place                                    5,980,490     13,115   9.625%  10/2/96    11/1/06  120
MSMC        61    Apollo - Utah Retail Rollup                        5,589,560         54   8.410% 11/20/96    12/1/03   84
MSMC        61A   Highline Plaza
MSMC        61B   Parley's Plaza
MSMC        61C   Plaza 7000
MSMC        61D   Antelope Plaza
MSMC        62    Columbia Plaza Shopping Center                     5,553,999         70   8.375%  9/30/96    10/1/16  240
MSMC        63    Holiday Inn - Hasbrouck Heights                    5,509,630     22,397   9.470%  3/29/96    4/30/06  121
CT          64    Westwood Hills Health Care Center                  5,456,821     41,340   9.500% 10/25/96    11/1/06  120
MSMC        65    Colonial Acres Mobile Home Park                    5,286,828     17,861   8.610%  2/28/96    2/28/06  120
MSMC        66    Regency Suites Hotel                        13     5,267,899     54,874   9.000% 10/10/96    11/1/06  120
MSMC        67    Peachtree Marketplace                       13     5,165,416         36   8.250% 10/31/96    11/1/06  120
GMACCM      68    Promenade Shopping Center                          4,982,422         71   8.750%  8/14/96     9/1/06  120
GMACCM      69    Ashley Court                                       4,956,919     19,515   8.750%  5/30/96    5/30/06  120

                                                                       Orig.                         Under-             Related
          Loan                                              Foot  Rem. Amort.  Balloon   Balloon    writable            Borrower
Seller (1)  ID  Property Name                              Notes  Term  Term    Amount    LTV      Cash Flow    DSCR    Code (3)
-----------------------------------------------------------------------------------------------------------------------------
GMACCM      45C   12260 - 12266 Ventura Blvd.                                                           76,478          VIII
GMACCM      45D   The Gap - 2654 Main Street                                                           251,383          VIII
GMACCM      45E   Men's Wearhouse Building                                                              83,495          VIII
GMACCM      45F   Larchmont Market Building -
                    125 N. Larchmont                                                                   162,172          VIII
GMACCM       46   Trident Pool III - Roll Up                      117    300    5,763,892  60%         890,435  1.31    VIII
GMACCM      46A   6907 Melrose Ave. Retail Building                                                     22,203          VIII
GMACCM      46B   Pico Boulevard Retail Building                                                        46,191          VIII
GMACCM      46C   Midnite Expresso Building                                                            110,547          VIII
GMACCM      46D   First Republic Thrift Building                                                       181,922          VIII
GMACCM      46E   Pacific Plaza Shopping Center                                                        529,572          VIII
MSMC         47   Big Key SSF                                     108    300    5,852,446  67%       1,025,390  1.41
GMACCM       48   Clinton Adams Corporation                       118    300    5,723,981  57%         813,049  1.17      V
CT           49   Crocker's Lockers                               120    300    5,672,726  65%         921,962  1.32
CT           50   Montgomery Nursing Home                         114    300    5,749,135  66%       1,145,907  1.56
GMACCM       51   Lyons Plaza Shopping Center                     119    330    5,852,020  63%         833,432  1.26
CT           52   Long Island Hebrew Living Ctr.                  178    300    4,356,482  50%         860,562  1.29
MSMC         53   The Oxford Rollup                         6      77    300    5,858,880  50%       1,183,222  1.64
MSMC        53A   The Oxford Hotel and Parking
MSMC        53B   The Oxford Office Annex
CT           54   Skyline Village MHC                              79    360    5,940,932  67%         755,161  1.25     VI
CT           55   Carriage Villa MHC                               79    360    1,263,696  75%         148,323  1.17
CT           56   Johnson Estates MHC                              79    360    1,965,750  75%         231,827  1.17
CT           57   Starlite Estates                                 79    360    1,638,124  75%         188,640  1.17
CT           58   Valley View                                      81    360      936,071  75%         122,641  1.17
MSMC         59   Intech of Novi                                  111    360    5,549,920  64%         870,112  1.46
CT           60   Brentwood Place                                 116    300    5,046,228  60%         943,217  1.48
MSMC         61   Apollo - Utah Retail Rollup                      81    360    5,212,701  68%         783,085  1.53
MSMC        61A   Highline Plaza                                                                       311,918
MSMC        61B   Parley's Plaza                                                                       150,346
MSMC        61C   Plaza 7000                                                                           162,626
MSMC        61D   Antelope Plaza                                                                       158,191
MSMC         62   Columbia Plaza Shopping Center                  235    240            0  0%          659,811  1.14
MSMC         63   Holiday Inn - Hasbrouck Heights                 110    240    4,030,667  40%         909,262  1.45
CT           64   Westwood Hills Health Care Center               116    300    4,592,379  63%       1,121,953  1.95
MSMC         65   Colonial Acres Mobile Home Park                 108    300    4,398,565  60%         638,792  1.22
MSMC         66   Regency Suites Hotel                      13    116    240    3,783,679  45%         748,854  1.31
MSMC         67   Peachtree Marketplace                     13    116    240    3,631,771  52%         649,872  1.22
GMACCM       68   Promenade Shopping Center                       114    360    4,457,949  67%         614,078  1.30     III
GMACCM       69   Ashley Court                                    111    300    4,124,022  63%         702,850  1.42

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information


                                                                      Cut-off    Cut-off                               Orig.
Seller      Loan                                            Foot       Date      Loan per          Note    Maturity    Loan
 (1)         ID  Property Name                              Notes     Balance    Unit(2)  Rate     Date      Date      Term
----------------------------------------------------------------------------------------------------------------------------
GMACCM      70    Maple Hill Apartments                                 4,942,756  24,229   8.500%  12/12/96    1/1/07   120
MSMC        71    Bingham Office Park                           7       4,707,661      30   9.000%  12/23/94    6/1/11   198
MSMC        72    11211 Vanowen Street                         13       4,674,215      23   8.625%  12/18/96    1/1/12   180
MSMC        73    Highland Square Shopping Center                       4,512,535      70   8.870%  11/26/96   12/1/06   120
CT          74    Country View                                          4,480,388  12,012   9.230%    9/4/96   10/1/06   120
MSMC        75    United Artists Theatre                                4,425,000     105   9.060%   2/20/97    3/1/07   120
CT          76    Spectrum Self Storage                                 4,383,493      44  10.125%   9/20/96   10/1/06   120
MSMC        77    Security Public Storage                               4,350,677      40   8.970%    3/8/96   2/28/06   120
GMACCM      78    The Dukes' Plaza                                      4,192,097      30   8.700%  12/31/96    1/1/07   120
GMACCM      79    Sportmart Sporting Goods Store                        4,162,053      88   9.050%  10/21/96   11/1/03    84
GMACCM      80    Desert Gardens                                        4,160,292  13,551   8.850%    4/1/96    5/1/06   120
GMACCM      81    Mercado Del  Lago                                     3,985,524      67   9.375%   7/10/96    8/1/06   120
MSMC        82    Best Western-Lubbock Regency                  8       3,874,248  23,480  10.360%    6/7/96   6/30/06   121
MSMC        83    A-American SSF - Sun Valley                           3,867,979      38   9.710%   4/30/96   4/30/06   120
CT          84    Mullikan Medical Center                               3,800,000     115   8.750%   2/14/97    1/1/06   106
MSMC        85    Shoppes of Silverwood                        13       3,444,957      59   8.000%  10/18/96   11/1/16   240
MSMC        86    Safe Keep  Self Storage - Del Ray Oaks                3,439,021      54   8.900%   3/20/96   3/31/03    84
CT          87    Days Inn Hotel                                        3,436,693  28,639  10.250%  11/19/96   12/1/16   240
MSMC        88    A-American SSF- La Verne                              3,322,497      31   9.710%   4/30/96   4/30/06   120
GMACCM      89    Creekside Apartments                                  3,199,367  19,996   8.250%    3/1/96    3/1/06   120
MSMC        90    Imperial Park & Imperial Estates                      3,186,563   9,236   8.660%   2/27/96   2/28/06   120
MSMC        91    Town South Shopping Center                            3,022,395      28   9.210%   1/29/97    2/1/09   144
GMACCM      92    Applied Materials                                     2,994,917      62   8.875%  11/11/96   12/1/03    84
GMACCM      93    Madison & Manzanita                                   2,987,310      65   9.410%   9/30/96   10/1/06   120
GMACCM      94    Sundance Apartments                                   2,985,849  20,312   8.750%   10/9/96    7/1/06   117
CT          95    U-STOR-IT - Decatur                         4(F)        379,000      12  10.000%    1/8/97    2/1/17   240
CT          96    U-STOR-IT Self Storage                      4(F)        191,747      12  10.000%    1/8/97    2/1/17   240
CT          97    U-STOR-IT Self-Storage                      4(F)        617,186      12  10.000%    1/8/97    2/1/17   240
CT          98    U-STOR-IT - Mobile 2                        4(F)        359,526      12  10.000%    1/8/97    2/1/17   240
CT          99    U-STOR-IT Self Storage                      4(F)        316,083      12  10.000%    1/8/97    2/1/17   240
CT          100   U-STOR-IT - Shreveport                      4(F)        366,017      12  10.000%    1/8/97    2/1/17   240
CT          101   U-STOR-IT - Tempe                           4(F)        386,490      12  10.000%    1/8/97    2/1/17   240
CT          102   U-STOR-IT - Tuscon                          4(F)        344,546      12  10.000%    1/8/97    2/1/17   240
CT          103   Greenbelt Vault                                       2,891,556      48   9.250%   12/9/96    1/1/07   120
GMACCM      104   Sherwood Village Apartments                           2,891,328  24,297   8.370%  11/27/96   12/1/03    84
GMACCM      105   Lincoln Plaza                                         2,794,936      47   8.940%  12/24/96    1/1/07   120
CT          106   East Bank Self-Storage                                2,784,540      36   9.730%   10/8/96   11/1/16   240
GMACCM      107   Parkway III & IV                                      2,750,603      43   9.350%  10/30/96   11/1/03    84
CT          108   Sierra Vista Apartments                               2,690,358  12,011   9.063%  10/28/96   11/1/14   216

                                                                       Orig.                         Under-           Related
          Loan                                              Foot  Rem. Amort.  Balloon   Balloon    writable          Borrower
Seller (1)  ID  Property Name                              Notes  Term  Term    Amount    LTV      Cash Flow    DSCR  Code (3)
-----------------------------------------------------------------------------------------------------------------------------
GMACCM       70   Maple Hill Apartments                            118      336  4,279,321  64%      640,368   1.38     IX
MSMC         71   Bingham Office Park                        7     171      168          0  0%     1,050,420   1.77
MSMC         72   11211 Vanowen Street                       13    178      180          0  0%       623,700   1.11
MSMC         73   Highland Square Shopping Center                  117      300  3,742,628  59%      594,709   1.32
CT           74   Country View                                     115      300  3,752,348  57%      625,099   1.35
MSMC         75   United Artists Theatre                           120      300  3,675,804  58%      640,177   1.43
CT           76   Spectrum Self Storage                            115      300  3,739,074  53%      718,846   1.48
MSMC         77   Security Public Storage                          108      300  3,647,593  61%      527,300   1.19
GMACCM       78   The Dukes' Plaza                                 118      300  3,460,133  61%      484,545   1.17
GMACCM       79   Sportmart Sporting Goods Store                    80      300  3,752,900  68%      549,573   1.30
GMACCM       80   Desert Gardens                                   110      300  3,472,221  48%      547,268   1.31
GMACCM       81   Mercado Del  Lago                                113      360  3,605,810  67%      444,804   1.11
MSMC         82   Best Western-Lubbock Regency               8     112      300  3,322,022  50%      637,833   1.46
MSMC         83   A-American SSF - Sun Valley                      110      300  3,285,967  54%      622,953   1.50      X
CT           84   Mullikan Medical Center                          106      180  2,243,595  41%      576,459   1.26
MSMC         85   Shoppes of Silverwood                      13    236      240          0  0%       420,820   1.21
MSMC         86   Safe Keep  Self Storage - Del Ray Oaks            73      300  3,115,286  63%      470,385   1.36     IV
CT           87   Days Inn Hotel                                   237      240          0  0%       736,627   1.81     XI
MSMC         88   A-American SSF- La Verne                         110      300  2,822,566  56%      552,524   1.55      X
GMACCM       89   Creekside Apartments                             108      360  2,848,131  66%      370,738   1.28     VII
MSMC         90   Imperial Park & Imperial Estates                 108      240  2,297,568  50%      512,228   1.50
MSMC         91   Town South Shopping Center                       143      300  2,351,472  58%      402,653   1.30
GMACCM       92   Applied Materials                                 81      360  2,808,213  72%      322,925   1.13
GMACCM       93   Madison & Manzanita                              115      300  2,511,473  54%      344,741   1.10
GMACCM       94   Sundance Apartments                              112      300  2,493,992  47%      515,238   1.74
CT           95   U-STOR-IT - Decatur                       4(F)   239      240          0  0%        65,359   1.38
CT           96   U-STOR-IT Self Storage                    4(F)   239      240          0  0%        31,296   1.38
CT           97   U-STOR-IT Self-Storage                    4(F)   239      240          0  0%        93,041   1.38
CT           98   U-STOR-IT - Mobile 2                      4(F)   239      240          0  0%        52,386   1.38
CT           99   U-STOR-IT Self Storage                    4(F)   239      240          0  0%        51,927   1.38
CT          100   U-STOR-IT - Shreveport                    4(F)   239      240          0  0%        62,712   1.38
CT          101   U-STOR-IT - Tempe                         4(F)   239      240          0  0%        57,829   1.38
CT          102   U-STOR-IT - Tuscon                        4(F)   239      240          0  0%        60,494   1.38
CT          103   Greenbelt Vault                                  118      240  2,084,969  44%      467,250   1.47
GMACCM      104   Sherwood Village Apartments                       81      300  2,578,768  69%      365,430   1.32    XIII
GMACCM      105   Lincoln Plaza                                    118      300  2,319,602  50%      444,248   1.58
CT          106   East Bank Self-Storage                           236      240          0  0%       457,059   1.44
GMACCM      107   Parkway III & IV                                  80      300  2,490,474  65%      341,108   1.19
CT          108   Sierra Vista Apartments                          212      300  1,424,721  41%      411,675   1.51

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information


                                                                      Cut-off    Cut-off                                Orig.
Seller      Loan                                             Foot       Date      Loan per          Note    Maturity    Loan
 (1)         ID   Property Name                              Notes     Balance    Unit(2)  Rate     Date      Date      Term
-------------------------------------------------------------------- --------------------------------------------------------
CT          109   ABC Self-Storage                                     2,518,604       30    9.375%   11/5/96   12/1/06   120
MSMC        110   American Self Storage                                2,514,131       31    9.110%   7/18/96   7/31/06   120
GMACCM      111   Woodcrest Pavilion                                   2,396,139       53    9.125%   11/8/96   12/1/06   120
CT          112   International Self Storage                           2,390,409       15    9.750%   9/17/96   10/1/06   120
MSMC        113   Parkview Apartments                         9, 13    2,384,526   35,067    8.500%  10/18/96   11/1/06   120
GMACCM      114   Park Village Apartments                              2,373,358   20,113    8.790%  10/14/96   11/1/03    84
CT          115   ABC Mini Storage                                     2,340,450       30    9.650%   10/1/96   10/1/03    84
CT          116   Days Inn - Wytheville                                2,340,333   19,833    9.750%  11/19/96   12/1/16   240
CT          117   Candlewood Valley Care Center                        2,296,923   16,407    9.625%   1/10/97    2/1/07   120
CT          118   RitePlace Self Storage                               2,162,944       18    9.625%   10/9/96   11/1/06   120
CT          119   United Artists Theaters                              2,161,876      106    9.625%  10/10/96    3/1/16   232
CT          120   U-Haul Storage (S.Hulen)                     10      2,058,811       25    9.000%   12/1/93   12/1/03   120
GMACCM      121   Pine Park Apartments                                 2,042,666   21,502    8.375%  11/20/95   12/1/05   120
GMACCM      122   The Registry                                         1,975,737       41    9.600%    6/3/96    6/1/06   120
GMACCM      123   Washington Woodworking                               1,893,335       24    9.170%  10/23/96   11/1/06   120
GMACCM      124   Scott Manor Apartments                               1,888,143   20,303    9.140%   7/17/96    8/1/06   120
MSMC        125   Security Self Storage                                1,835,325       57    9.920%   4/24/96   4/30/06   120
CT          126   Budget Unit Storage                                  1,817,397       45    9.360%    1/7/97    2/1/17   240
CT          127   Shenandoah Apartments                                1,797,262    9,361    8.875%   1/17/97    2/1/12   180
CT          128   Las Vegas Mini Storage                               1,732,899       19   10.000%   10/9/96   11/1/11   180
MSMC        129   Ladson-Oakbrook S.C.                                 1,726,652       32    8.530%  11/21/96   12/1/06   119
CT          130   Stonewall Jackson Building                           1,707,183       32    9.500%  12/18/96    1/1/04    84
GMACCM      131   Four Seasons Estates                                 1,650,035   17,188    8.350%  11/22/96   12/1/06   120
CT          132   Shaw Mini Storage                                    1,593,552       22    9.700%   9/18/96   10/1/03    84
CT          133   Congress-Sheraton Mini Storage                       1,527,317       24    9.125%   12/5/96    1/1/04    84
MSMC        134   Lincoln Center                                       1,498,719       82    9.260%   1/17/97   1/31/07   120
CT          135   Dependable Mini Storage                              1,495,123       27    9.625%  10/30/96   11/1/06   120
CT          136   U-Haul Storage (Pasadena)                    10      1,476,371       37    9.000%    9/1/93    9/1/03   120
GMACCM      137   Valley View Apartments                               1,443,638   17,823    9.190%    9/6/96   10/1/06   120
GMACCM      138   University Avenue Retail                             1,430,765      165    8.450%  11/25/96   12/1/06   120
CT          139   Comfort Inn                                          1,394,241   16,798    9.750%  11/21/96   12/1/16   240
GMACCM      140   Oakland Terrace Apartments                           1,343,725   17,227    8.840%   9/13/96   10/1/06   120
GMACCM      141   Capri/ Graham House/ Hale Hall Apartments            1,337,612   15,737    8.980%   8/19/96    9/1/16   240
CT          142   Alamo Self Storage                                   1,297,813       25    9.375%  12/23/96    1/1/04    84
GMACCM      143   Royal Garden Apartments                              1,291,671   23,066    8.980%   7/31/96    8/1/06   120
GMACCM      144   Lincoln Court Apartments                             1,263,874   21,791    9.125%   8/12/96    9/1/03    84
CT          145   Pantano/22nd St. Self Storage                        1,222,940       26    9.375%   12/4/96    1/1/07   120
GMACCM      146   Kutztown Garden Apartments                           1,168,288   17,701    8.500%  12/12/96    1/1/07   120
GMACCM      147   Clarke Products                                      1,097,923       12    8.680%  12/13/96    1/1/07   120

                                                                       Orig.                         Under-             Related
          Loan                                              Foot  Rem. Amort.  Balloon   Balloon    writable            Borrower
Seller (1)  ID  Property Name                              Notes  Term  Term    Amount    LTV      Cash Flow    DSCR    Code (3)
-----------------------------------------------------------------------------------------------------------------------------
CT          109   ABC Self-Storage                                 117    300   2,112,212  64%       371,637    1.42
MSMC        110   American Self Storage                            113    300   2,104,010  61%       406,320    1.58
GMACCM      111   Woodcrest Pavilion                               117    360   2,154,237  53%       385,303    1.64     XII
CT          112   International Self Storage                       115    300   2,023,827  57%       375,075    1.46
MSMC        113   Parkview Apartments                       9, 13  116    240   1,688,717  53%       329,944    1.32
GMACCM      114   Park Village Apartments                           80    336   2,193,298  71%       296,752    1.30    XIII
CT          115   ABC Mini Storage                                  79    300   2,129,347  58%       324,878    1.30     XIV
CT          116   Days Inn - Wytheville                            237    240           0  0%        509,714    1.91     XI
CT          117   Candlewood Valley Care Center                    119    300   1,982,793  55%       586,602    2.41
CT          118   RitePlace Self Storage                           116    300   1,825,053  59%       300,646    1.31
CT          119   United Artists Theaters                          228    232           0  0%        313,647    1.26
CT          120   U-Haul Storage (S.Hulen)                    10    81    300   1,858,512  62%       346,668    1.67
GMACCM      121   Pine Park Apartments                             105    300   1,696,285  53%       338,002    1.70
GMACCM      122   The Registry                                     111    360   1,795,719  63%       255,072    1.26
GMACCM      123   Washington Woodworking                           116    300   1,582,211  49%       218,677    1.13
GMACCM      124   Scott Manor Apartments                           113    300   1,581,151  61%       221,968    1.15
MSMC        125   Security Self Storage                            110    300   1,565,547  58%       291,968    1.46
CT          126   Budget Unit Storage                              239    240           0  0%        247,738    1.23
CT          127   Shenandoah Apartments                            179    240     785,716  26%       401,400    2.08
CT          128   Las Vegas Mini Storage                           176    180           0  0%        291,002    1.29
MSMC        129   Ladson-Oakbrook S.C.                             117    300   1,423,378  56%       281,294    1.68
CT          130   Stonewall Jackson Building                        82    300   1,546,251  51%       254,928    1.42
GMACCM      131   Four Seasons Estates                             117    300   1,352,120  47%       293,194    1.86
CT          132   Shaw Mini Storage                                 79    300   1,450,752  62%       238,221    1.40     XIV
CT          133   Congress-Sheraton Mini Storage                    82    300   1,376,156  69%       197,087    1.27
MSMC        134   Lincoln Center                                   119    300   1,251,613  57%       203,020    1.32
CT          135   Dependable Mini Storage                          116    300   1,261,557  64%       226,951    1.43     XV
CT          136   U-Haul Storage (Pasadena)                   10    78    300   1,339,813  49%       290,048    1.95
GMACCM      137   Valley View Apartments                           115    300   1,208,016  58%       228,280    1.54
GMACCM      138   University Avenue Retail                         117    300   1,175,218  59%       174,219    1.26    VIII
CT          139   Comfort Inn                                      237    240           0  0%        306,137    1.92     XI
GMACCM      140   Oakland Terrace Apartments                       115    300   1,115,813  65%       143,477    1.07
GMACCM      141   Capri/ Graham House/ Hale Hall Apartments        234    240           0  0%        197,521    1.36
CT          142   Alamo Self Storage                                82    300   1,173,463  62%       202,769    1.50     XV
GMACCM      143   Royal Garden Apartments                          113    300   1,077,942  52%       193,640    1.48
GMACCM      144   Lincoln Court Apartments                          78    360   1,190,328  65%       155,434    1.26     XII
CT          145   Pantano/22nd St. Self Storage                    118    300   1,024,736  51%       173,691    1.37
GMACCM      146   Kutztown Garden Apartments                       118    336   1,011,477  60%       179,804    1.64     IX
GMACCM      147   Clarke Products                                  118    300     905,801  60%       141,797    1.31

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Loan Information


                                                                        Cut-off    Cut-off                                Orig.
Seller       Loan                                             Foot       Date      Loan per          Note    Maturity    Loan
 (1)          ID   Property Name                              Notes     Balance    Unit(2)  Rate     Date      Date      Term
-----------------------------------------------------------------------------------------------------------------------------
GMACCM        148   Springview Garden Apartments                           998,188  19,964  8.550%    11/22/96   12/1/06  120
CT            149   Morningstar Mini Storage                               995,615      12  9.250%     11/7/96   12/1/16  240
GMACCM        150   Greystone Court Apartments                             995,321  27,648  8.800%     9/13/96   10/1/03   84
GMACCM        151   Fort Knox Storage Park                                 995,388       7  8.850%    11/20/96   12/1/06  120
CT            152   Atherton Storage                                       949,204      24  9.375%     1/15/97    2/1/07  120
CT            153   Beauford Manor                                         900,000  12,676  8.875%     2/13/97    3/1/07  120
CT            154   Colonial Mobile Home Park                              772,911   6,495  9.000%    11/27/96   12/1/06  120
CT            155   City Center Plaza & Storage                            758,154      30  9.625%    11/11/96   12/1/06  120
GMACCM        156   Montana Avenue Retail                                  627,144     187  8.450%    11/25/96   12/1/06  120
Loan Group 2
CT            157   Holly Hall Apartments                     12        15,125,403  26,582  8.531%     9/16/94   10/1/04  120
CT            158   Olive Tree Apartments                     12        14,230,839  18,676  8.531%      9/9/94   10/1/04  120
CT            159   Donner Apartments                         12         7,359,724  36,077  8.500%     7/20/95    8/1/02   84
GMACCM        160   Northview Terrace Apartments              12         1,532,518  29,473  7.938%      7/8/96    8/1/06  120

                                                                        Orig.                        Under-             Related
            Loan                                            Foot  Rem . Amort.  Balloon   Balloon   writable            Borrower
Seller (1)   ID  Property Name                             Notes  Term  Term    Amount    LTV      Cash Flow    DSCR    Code (3)
-----------------------------------------------------------------------------------------------------------------------------
GMACCM      148   Springview Garden Apartments                     117    360      888,271  59%      114,388   1.23
CT          149   Morningstar Mini Storage                         237    240            0  0%       338,334   3.08
GMACCM      150   Greystone Court Apartments                        79    300      895,145  66%      122,360   1.24
GMACCM      151   Fort Knox Storage Park                           117    240      710,843  33%      206,020   1.93
CT          152   Atherton Storage                                 119    300      794,694  57%      139,433   1.41
CT          153   Beauford Manor                                   120    300      744,476  47%      151,258   1.69
CT          154   Colonial Mobile Home Park                        117    300      642,911  64%      120,052   1.54
CT          155   City Center Plaza & Storage                      117    300      639,189  47%      111,664   1.39
GMACCM      156   Montana Avenue Retail                            117    300      515,131  52%       81,404   1.34    VIII
Loan Group 2
CT          157   Holly Hall Apartments                      12     91    360   13,695,134  54%    1,888,119   1.32     VII
CT          158   Olive Tree Apartments                      12     91    360   12,885,233  58%    1,928,200   1.44     VII
CT          159   Donner Apartments                          12     65    360    6,943,621  70%      921,368   1.34
GMACCM      160   Northview Terrace Apartments               12    113    360    1,351,500  66%      178,964   1.33

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Property Information


           Loan                                          Foot                                                    Units    Ownership
Seller (1)  ID  Property Name                            Notes     City         State     Property Type          or NSF   Interest
-----------------------------------------------------------------------------------------------------------------------------------
Loan Group 1
CT          1   Crestwood - Hampton                      4(A)    Stockton          CA     Nursing Home              120      Fee
CT          2   Crestwood - Redding                      4(A)    Redding           CA     Nursing Home              113      Fee
CT          3   Crestwood - Fremont                      4(A)    Fremont           CA     Nursing Home              126      Fee
CT          4   Crestwood - Sacramento                   4(A)    Sacramento        CA     Nursing Home              130      Fee
CT          5   Crestwood - Stockton                     4(A)    Stockton          CA     Nursing Home              190      Fee
CT          6   Crestwood - Modesto                      4(A)    Modesto           CA     Nursing Home              194      Fee
CT          7   Crestwood Executive Office               4(A)    Stockton          CA     Office                 10,788      Fee
CT          8   Kern Care Center                         4(A)    Bakersfield       CA     Nursing Home              109      Fee
GMACCM      9   St. Paul Gardens                         4(B)    Brookline         MA     Multifamily                80      Fee
GMACCM      10  Chauncy Street                           4(B)    Cambridge         MA     Multifamily                98      Fee
GMACCM      11  Auburn/Harris                            4(B)    Brookline         MA     Multifamily                34      Fee
CT          12  The Manors Rollup                                Various           NY     Congregate Care           241      Fee
CT         12A  Colonie Manor                                    Latham            NY     Congregate Care            94      Fee
CT         12B  West Side Manor                                  Rochester         NY     Congregate Care            72      Fee
CT         12C  Woodland Manor                                   Vestal            NY     Congregate Care            75      Fee
MSMC        13  Livonia Metroplex Roll-Up                        Various           MI     Industrial            440,672      Fee
MSMC       13A  Livonia Trade  Center I and II                   Livonia           MI     Industrial            101,376      Fee
MSMC       13B  Livonia Commerce Center                          Livonia           MI     Industrial             38,085      Fee
MSMC       13C  Livonia Commerce Center West                     Livonia           MI     Industrial             87,200      Fee
MSMC       13D  Jeffries Commerce Center                         Livonia           MI     Industrial            159,144      Fee
MSMC       13E  Wayne Road Industrial                            Livonia           MI     Industrial             24,200      Fee
MSMC       13F  Eight Mile Industrial                            Farmington Hills  MI     Industrial             30,667      Fee
GMACCM      14  Sunset Industrial Park                           Brooklyn          NY     Industrial            305,561      Fee
MSMC        15  Commonwealth Properties Rollup                   Boston            MA     Multifamily               304      Fee
MSMC       15A  66-70 Chiswick Street                            Boston            MA     Multifamily                53      Fee
MSMC       15B  1626-1638 Commonwealth Avenue                    Boston            MA     Multifamily               107      Fee
MSMC       15C  1800-1820 Commonwealth Avenue                    Boston            MA     Multifamily               108      Fee
MSMC       15D  2045 Commonwealth Avenue                         Boston            MA     Multifamily                35      Fee
CT          16  Glenoaks Convalescent Hospital           4(D)    Glendale          CA     Nursing Home               99      Fee
CT          17  Golden State - Riverdale                 4(D)    Glendale          CA     Nursing Home               94      Fee
CT          18  Sylmar Health & Rehab. Center            4(D)    Sylmar            CA     Nursing Home              208      Fee
CT          19  Westlake Convalescent Hospital           4(D)    Los Angeles       CA     Nursing Home              114      Fee
GMACCM      20  Centerpoint Plaza                                Tempe             AZ     Office/Retail         157,231  Fee & lease
GMACCM      21  Sandy Springs Crossing Shopping Center           Atlanta           GA     Retail                133,324      Fee
CT          22  The Manors Rollup                                Williamsville     NY     Congregate Care           183      Fee
CT         22A  Bassett Manor                                    Williamsville     NY     Congregate Care           105      Fee
CT         22B  Bassett Park Manor                               Williamsville     NY     Congregate Care            78      Fee
CT          23  Vineland Nursing Center                          Vineland          NJ     Nursing Home              210      Fee
GMACCM      24  Hampton Court                            4(E)    Brookline         MA     Multifamily                68      Fee
GMACCM      25  Langdon Terrace                          4(E)    Cambridge         MA     Multifamily                33      Fee

                                                                                           Loan
             Loan                                        Foot                     Value     To   Yr. Built/               Occupancy
 Seller (1)   ID   Property Name                        Notes     Value (15)    Date (15)  Value    Renov.  Occupancy(11)  Date (11)
------------------------------------------------------------------------------------------------------------------------------------
Loan Group 1
CT            1    Crestwood - Hampton                   4(A)    $3,610,000    11/18/96    52%      1980         96%     12/24/96
CT            2    Crestwood - Redding                   4(A)     4,550,000    11/18/96    52%      1990         92%     12/21/96
CT            3    Crestwood - Fremont                   4(A)     4,870,000    11/18/96    52%      1968         91%     12/20/96
CT            4    Crestwood - Sacramento                4(A)     7,020,000    11/18/96    52%      1971         81%     12/21/96
CT            5    Crestwood - Stockton                  4(A)     9,610,000    11/18/96    52%      1973         95%     11/18/96
CT            6    Crestwood - Modesto                   4(A)     4,000,000    11/18/96    52%      1970         77%     12/28/96
CT            7    Crestwood Executive Office            4(A)       750,000    11/11/96    52%      1981         50%     12/24/96
CT            8    Kern Care Center                      4(A)     2,400,000    11/18/96    52%      1970         61%     12/16/96
GMACCM        9    St. Paul Gardens                      4(B)     8,000,000     9/16/96    75%      1953        100%      1/14/97
GMACCM        10   Chauncy Street                        4(B)     7,700,000     9/16/96    75%      1890         97%      1/15/97
GMACCM        11   Auburn/Harris                         4(B)     3,300,000     9/16/96    75%      1939        100%      1/14/97
CT            12   The Manors Rollup                             16,900,000     Various    79%    Various      Various    Various
CT           12A   Colonie Manor                                  8,400,000      9/1/96             1989         98%       9/1/96
CT           12B   West Side Manor                                5,300,000      9/1/96             1988        100%     12/18/96
CT           12C   Woodland Manor                                 3,200,000      9/1/96             1992         92%     12/20/96
MSMC          13   Livonia Metroplex Roll-Up                     18,200,000     Various    66%    Various      Various     9/1/96
MSMC         13A   Livonia Trade  Center I and II                 4,310,000     12/8/95             1972         98%       9/1/96
MSMC         13B   Livonia Commerce Center                        1,800,000     12/8/95             1974        100%       9/1/96
MSMC         13C   Livonia Commerce Center West                   3,670,000     12/8/95             1975        100%       9/1/96
MSMC         13D   Jeffries Commerce Center                       6,730,000     12/8/95             1978         92%       9/1/96
MSMC         13E   Wayne Road Industrial                            704,000     12/8/95             1971        100%       9/1/96
MSMC         13F   Eight Mile Industrial                            986,000     12/8/95             1971        100%       9/1/96
GMACCM        14   Sunset Industrial Park                        18,000,000     7/30/96    66%      1989         96%     11/27/96
MSMC          15   Commonwealth Properties Rollup                15,000,000     7/19/96    78%    Various      Various   12/27/96
MSMC         15A   66-70 Chiswick Street                          2,630,000     7/19/96             1910         94%     12/27/96
MSMC         15B   1626-1638 Commonwealth Avenue                  5,270,000     7/19/96             1990         94%     12/27/96
MSMC         15C   1800-1820 Commonwealth Avenue                  5,270,000     7/19/96             1990         95%     12/27/96
MSMC         15D   2045 Commonwealth Avenue                       1,830,000     7/19/96             1991        100%     12/27/96
CT            16   Glenoaks Convalescent Hospital        4(D)     3,110,000    10/15/96    73%      1970         91%     12/11/96
CT            17   Golden State - Riverdale              4(D)     2,090,000    10/15/96    73%      1963         83%     10/31/96
CT            18   Sylmar Health & Rehab. Center         4(D)     7,360,000    10/15/96    73%      1992         94%     12/11/96
CT            19   Westlake Convalescent Hospital        4(D)     3,090,000    10/15/96    73%      1970         83%     12/11/96
GMACCM        20   Centerpoint Plaza                             17,000,000      5/1/96    67%      1989        100%       1/4/97
GMACCM        21   Sandy Springs Crossing Shopping Center        16,000,000     3/22/96    71%      1988        100%      1/17/97
CT            22   The Manors Rollup                             13,400,000      9/1/96    79%    Various      Various   12/18/96
CT           22A   Bassett Manor                                  7,100,000      9/1/96             1995         92%     12/18/96
CT           22B   Bassett Park Manor                             6,300,000      9/1/96             1992         99%     12/18/96
CT            23   Vineland Nursing Center                       12,500,000     10/1/96    80%      1986         98%     12/22/96
GMACCM        24   Hampton Court                         4(E)     6,700,000     9/16/96    74%      1970         97%      1/14/97
GMACCM        25   Langdon Terrace                       4(E)     3,400,000     9/16/96    74%      1924         97%      1/15/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Property Information


            Loan                                         Foot                                                    Units    Ownership
Seller (1)  ID  Property Name                            Notes     City         State     Property Type          or NSF   Interest
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM     26   Wendell Terrace                           4(E)   Cambridge         MA     Multifamily                38      Fee
MSMC       27   Tennessee Office Rollup                          Various           TN     Office                269,238      Fee
MSMC       27A  Estate Office Park                               Memphis           TN     Office                 41,926      Fee
MSMC       27B  Perimeter II Office Building                     Nashville         TN     Office                 65,347      Fee
MSMC       27C  The Terraces                                     Knoxville         TN     Office                 69,815      Fee
MSMC       27D  Crossroad Commons                                Knoxville         TN     Office                 32,300      Fee
MSMC       27E  Pine Ridge                                       Oak Ridge         TN     Office                 59,850      Fee
GMACCM     28   Hilton Village Shopping Center                   Scottsdale        AZ     Retail                 70,184   Leasehold
MSMC       29   Safe Keep Self Storage - Redwood City            Redwood City      CA     Self-Storage          167,932      Fee
MSMC       30   American Business Center                         Hammond           IN     Industrial            762,528      Fee
GMACCM     31   Liberty Central Warehouse                        Worcester         MA     Industrial            606,462      Fee
CT         32   Gem Suburban MHC                                 Rockford          IL     Mobile Home Park          380      Fee
GMACCM     33   Tower 801 Apt                                    Seattle           WA     Multifamily               171      Fee
MSMC       34   North Broadway Plaza                      5, 13  Santa Maria       CA     Retail                 97,555      Fee
GMACCM     35   Southpointe Plaza                         4(C)   Augusta           GA     Retail                 31,475      Fee
GMACCM     36   Plantation Plaza                          4(C)   Georgetown        SC     Retail                 31,400      Fee
GMACCM     37   Mountain View Plaza                       4(C)   Martinsville      VA     Retail                 34,000      Fee
MSMC       38   Quincy Commons Shopping Center                   Quincy            IL     Retail                167,117      Fee
MSMC       39   Watt Properties Rollup                           Various           CA     Retail                112,214      Fee
MSMC       39A  Country Hills Shopping Center                    Torrance          CA     Retail                 53,296      Fee
MSMC       39B  Canyon Country Shopping Center                   Santa Clarita     CA     Retail                 58,918      Fee
GMACCM     40   Trident Pool I Roll Up                           Various           CA     Various                45,328      Fee
GMACCM     40A  7565 Melrose Avenue                              Los Angeles       CA     Retail                  3,426      Fee
GMACCM     40B  Star Of India Building                           La Jolla          CA     Retail                  3,679      Fee
GMACCM     40C  Napoleon Bakery Building                         Santa Monica      CA     Retail                  8,701      Fee
GMACCM     40D  1426 Montana Retail Property                     Santa Monica      CA     Retail                 14,237      Fee
GMACCM     40E  1460 Westwood Office Building                    Los Angeles       CA     Office                 15,285      Fee
GMACCM     41   Fenton Place Apartments                          Denver            CO     Multifamily               278      Fee
MSMC       42   Rainbow Plaza                                    Las Vegas         NV     Retail                 90,000      Fee
GMACCM     43   Rock Grove Multiproperty Rollup                  Gaithersburg      MD     Various                68,672      Fee
GMACCM     43A  Comfort Inn - Shady Grove                        Gaithersburg      MD     Hotel                     127      Fee
GMACCM     43B  Shady Grove Professional Building                Gaithersburg      MD     Office/Retail          68,672      Fee
MSMC       44   1111 West Mockingbird Lane                       Dallas            TX     Office                265,409      Fee
GMACCM     45   Trident Pool II-Rollup Of Six Properties         Various           CA     Various                49,601      Fee
GMACCM     45A  Fourth Avenue Retail Property                    San Diego         CA     Retail                  5,771      Fee
GMACCM     45B  Melrose Ave Retail Building                      Los Angeles       CA     Retail                  6,100      Fee
GMACCM     45C  12260 - 12266 Ventura Blvd.                      Studio City       CA     Office/Retail           6,517      Fee
GMACCM     45D  The Gap - 2654 Main Street                       Santa Monica      CA     Retail                  9,334      Fee
GMACCM     45E  Men's Wearhouse Building                         San Diego         CA     Office/Retail           9,906      Fee
GMACCM     45F  Larchmont Market Building-125 N. Larchmont       Los Angeles       CA     Office/Retail          11,973      Fee
GMACCM     46   Trident Pool III - Roll Up                       Various           CA     Various                68,138      Fee
GMACCM     46A  6907 Melrose Ave. Retail Building                Los Angeles       CA     Retail                  2,770      Fee

                                                                                        Loan
           Loan                                          Foot                 Value     To    Yr. Built/               Occupancy
 Seller (1  ID  Property Name                            Notes     Value (15) Date (15) Value  Renov.  Occupancy(11)   Date (11)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM      26  Wendell Terrace                             4(E)    3,200,00  9/16/96   74%     1900        97%        1/15/97
MSMC        27  Tennessee Office Rollup                           15,350,000  Various   63%   Various     Various      Various
MSMC       27A  Estate Office Park                                 3,000,000  12/5/96           1982       100%         1/1/97
MSMC       27B  Perimeter II Office Building                       4,150,000  12/2/96           1983        99%         1/1/97
MSMC       27C  The Terraces                                       4,200,000 11/18/96           1987        85%       12/31/96
MSMC       27D  Crossroad Commons                                  1,400,000 11/18/96           1980        91%        12/4/96
MSMC       27E  Pine Ridge                                         2,600,000 11/18/96           1985        86%         1/1/97
GMACCM      28  Hilton Village Shopping Center                    14,555,000  7/10/96   62%     1987       100%        12/4/96
MSMC        29  Safe Keep Self Storage - Redwood City             12,400,000  1/18/96   72%     1984        99%         7/1/96
MSMC        30  American Business Center                          12,200,000  7/30/96   71%     1996       100%        9/30/96
GMACCM      31  Liberty Central Warehouse                         13,550,000   6/3/96   62%     1945        98%        1/21/97
CT          32  Gem Suburban MHC                                  11,100,000  8/20/96   74%     1996        96%       11/30/96
GMACCM      33  Tower 801 Apt                                     11,900,000  6/21/96   69%     1970        99%       12/21/96
MSMC        34  North Broadway Plaza                       5, 13  10,900,000   8/5/96   73%                100%       12/26/96
GMACCM      35  Southpointe Plaza                           4(C)   3,750,000   9/6/96   74%     1996       100%        8/22/96
GMACCM      36  Plantation Plaza                            4(C)   3,275,000  9/11/96   74%     1996       100%        1/16/97
GMACCM      37  Mountain View Plaza                         4(C)   3,340,000   9/9/96   74%     1996        88%        8/13/96
MSMC        38  Quincy Commons Shopping Center                    11,000,000  5/30/96   68%     1990        99%       11/12/96
MSMC        39  Watt Properties Rollup                            10,450,000   8/1/96   72%   Various     Various      Various
MSMC       39A  Country Hills Shopping Center                      5,250,000   8/1/96           1976        84%        12/1/96
MSMC       39B  Canyon Country Shopping Center                     5,200,000   8/1/96           1976       100%        12/1/96
GMACCM      40  Trident Pool I Roll Up                            10,580,000  Various   70%   Various     Various      Various
GMACCM     40A  7565 Melrose Avenue                                1,200,000 10/31/96           1949       100%        11/4/96
GMACCM     40B  Star Of India Building                               750,000 10/17/96           1989       100%        11/4/96
GMACCM     40C  Napoleon Bakery Building                           1,040,000 10/15/96           1940        85%        10/1/96
GMACCM     40D  1426 Montana Retail Property                       5,700,000 10/15/96           1986       100%        10/1/96
GMACCM     40E  1460 Westwood Office Building                      1,890,000  11/4/96           1972       100%        11/4/96
GMACCM      41  Fenton Place Apartments                            8,900,000  7/25/96   81%     1973        97%         1/6/97
MSMC        42  Rainbow Plaza                                     10,900,000  6/19/96   66%     1994       100%       11/14/96
GMACCM      43  Rock Grove Multiproperty Rollup                   10,455,000  4/12/96   68%   Various     Various      Various
GMACCM     43A  Comfort Inn - Shady Grove                          5,450,000  4/12/96           1994        83%       11/30/96
GMACCM     43B  Shady Grove Professional Building                  5,120,000  4/12/96           1979        92%       11/25/96
MSMC        44  1111 West Mockingbird Lane                        10,400,000 12/10/96   68%     1989        92%        12/1/96
GMACCM      45  Trident Pool II - Rollup Of Six Properties        10,445,000  Various   67%   Various     Various      Various
GMACCM     45A  Fourth Avenue Retail Property                        895,000 10/16/96           1989       100%        10/1/96
GMACCM     45B  Melrose Ave Retail Building                        1,960,000 10/21/96           1985       100%        10/1/96
GMACCM     45C  12260 - 12266 Ventura Blvd.                          900,000  11/4/96           1940        53%        10/1/96
GMACCM     45D  The Gap - 2654 Main Street                         3,350,000 10/15/96           1960        83%        10/1/96
GMACCM     45E  Men's Wearhouse Building                             950,000  11/5/96           1975       100%        10/1/96
GMACCM     45F  Larchmont Market Building - 125 N. Larchmont       2,390,000 10/21/96           1926        76%        11/4/96
GMACCM      46  Trident Pool III - Roll Up                         9,610,000  Various   73%   Various      100%        10/1/96
GMACCM     46A  6907 Melrose Ave. Retail Building                    370,000 10/21/96           1952       100%        10/1/96

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Property Information


         Loan                                            Foot                                                      Units   Ownership
Seller(1)ID     Property Name                            Notes City               State     Property Type          or NSF   Interest
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM  46B     Pico Boulevard Retail Building                 Los Angeles           CA     Retail                    2,900     Fee
GMACCM  46C     Midnite Expresso Building                      Long Beach            CA     Office/Retail             5,220     Fee
GMACCM  46D     First Republic Thrift Building                 Beverly Hills         CA     Office/Retail             5,766     Fee
GMACCM  46E     Pacific Plaza Shopping Center                  San Diego             CA     Retail                   51,482     Fee
MSMC    47      Big Key SSF                                    Long Island City      NY     Self-Storage            114,820     Fee
GMACCM  48      Clinton Adams Corporation                      Clinton               MA     Industrial              457,000     Fee
CT      49      Crocker's Lockers                              San Francisco         CA     Self-Storage             76,341     Fee
CT      50      Montgomery Nursing Home                        Montgomery            NY     Nursing Home                100     Fee
GMACCM  51      Lyons Plaza Shopping Center                    Irvington/Newark      NJ     Retail                   78,411     Fee
CT      52      Long Island Hebrew Living Ctr.                 Far Rockaway          NY     Congregate Care             226     Fee
MSMC    53      The Oxford Rollup                        6     Denver                CO     Various                 145,873     Fee
MSMC    53A     The Oxford Hotel and Parking                   Denver                CO     Hospitality              77,940     Fee
MSMC    53B     The Oxford Office Annex                        Denver                CO     Office                   39,775     Fee
CT      54      Skyline Village MHC                            Inver Grove Heights   MN     Mobile Home Park            370     Fee
CT      55      Carriage Villa MHC                             Sioux Falls           SD     Mobile Home Park            119     Fee
CT      56      Johnson Estates MHC                            Sioux Falls           SD     Mobile Home Park            157     Fee
CT      57      Starlite Estates                               Sioux Falls           SD     Mobile Home Park            145     Fee
CT      58      Valley View                                    Sioux Falls           SD     Mobile Home Park            100     Fee
MSMC    59      Intech of Novi                                 Novi                  MI     Industrial               91,381     Fee
CT      60      Brentwood Place                                Dallas                TX     Nursing Home                456     Fee
MSMC    61      Apollo - Utah Retail Rollup                    Various               UT     Retail                  103,341     Fee
MSMC    61A     Highline Plaza                                 Salt Lake City        UT     Retail                   45,170     Fee
MSMC    61B     Parley's Plaza                                 Salt Lake City        UT     Retail                   16,371     Fee
MSMC    61C     Plaza 7000                                     Salt Lake City        UT     Retail                   21,800     Fee
MSMC    61D     Antelope Plaza                                 Clearfield            UT     Retail                   20,000     Fee
MSMC    62      Columbia Plaza Shopping Center                 Columbia              MO     Retail                   78,789     Fee
MSMC    63      Holiday Inn - Hasbrouck Heights                Hasbrouck Heights     NJ     Hospitality                 246     Fee
CT      64      Westwood Hills Health Care Center              Poplar Bluff          MO     Nursing Home                132     Fee
MSMC    65      Colonial Acres Mobile Home Park                Miami                 FL     Mobile Home Park            296     Fee
MSMC    66      Regency Suites Hotel                    13     Atlanta               GA     Hospitality                  96     Fee
MSMC    67      Peachtree Marketplace                   13     Gaffney               SC     Retail                  141,679     Fee
GMACCM  68      Promenade Shopping Center                      Sun City              AZ     Retail                   70,125     Fee
GMACCM  69      Ashley Court                                   Philadelphia          PA     Multifamily                 254     Fee
GMACCM  70      Maple Hill Apartments                          Horsham Twp.          PA     Multifamily                 204     Fee
MSMC    71      Bingham Office Park                      7     Bingham Farms         MI     Office                  154,375     Fee
MSMC    72      11211 Vanowen Street                    13     North Hollywood       CA     Industrial              202,000     Fee
MSMC    73      Highland Square Shopping Center                Sugar Land            TX     Retail                   64,171     Fee
CT      74      Country View                                   Lakeville             MN     Mobile Home Park            373     Fee
MSMC    75      United Artists Theatre                         Denver                CO     Retail                   42,180     Fee
CT      76      Spectrum Self Storage                          Brooklyn              NY     Self-Storage/Mini-Storage98,999     Fee
MSMC    77      Security Public Storage                        South Gate            CA     Self-Storage            108,270     Fee
GMACCM  78      The Dukes' Plaza                               Harrisonburg          VA     Retail                  139,956     Fee

                                                                                        Loan
           Loan                                          Foot                 Value     To    Yr. Built/               Occupancy
 Seller (1  ID  Property Name                            Notes     Value (15) Date (15) Value  Renov.  Occupancy(11)   Date (11)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM     46B  Pico Boulevard Retail Building                       530,000 10/22/96           1948       100%        10/1/96
GMACCM     46C  Midnite Expresso Building                          1,250,000  11/1/96           1928       100%        10/1/96
GMACCM     46D  First Republic Thrift Building                     2,060,000 10/29/96           1940       100%        10/1/96
GMACCM     46E  Pacific Plaza Shopping Center                      5,400,000  11/5/96           1988        96%        10/1/96
MSMC        47  Big Key SSF                                        8,700,000  11/3/95   80%     1988        82%        9/30/96
GMACCM      48  Clinton Adams Corporation                         10,000,000  9/10/96   69%     1972       100%       12/17/96
CT          49  Crocker's Lockers                                  8,700,000 11/23/96   78%     1984        92%       10/25/96
CT          50  Montgomery Nursing Home                            8,700,000   7/1/96   78%     1993        99%       12/31/96
GMACCM      51  Lyons Plaza Shopping Center                        9,300,000  6/13/96   73%     1990        96%        1/10/97
CT          52  Long Island Hebrew Living Ctr.                     8,800,000  10/1/96   73%     1996        89%       12/28/96
MSMC        53  The Oxford Rollup                            6    11,730,000  7/10/96   54%   Various     Various      Various
MSMC       53A  The Oxford Hotel and Parking                      10,900,000  7/10/96           1983        79%       12/31/95
MSMC       53B  The Oxford Office Annex                              830,000  7/10/96           1983        95%         1/1/96
CT          54  Skyline Village MHC                                8,900,000  8/26/96   71%     1990        89%        11/1/96
CT          55  Carriage Villa MHC                                 1,700,000   8/1/96   80%     1973       100%         8/1/96
CT          56  Johnson Estates MHC                                2,450,000   8/1/96   80%     1963       100%       12/27/96
CT          57  Starlite Estates                                   2,300,000   8/1/96   80%     1988       100%         8/1/96
CT          58  Valley View                                        1,250,000   8/1/96   80%     1960       100%         8/1/96
MSMC        59  Intech of Novi                                     8,700,000   5/8/96   71%     1996        96%         5/8/96
CT          60  Brentwood Place                                    8,400,000   1/1/96   71%     1993        84%         1/1/96
MSMC        61  Apollo - Utah Retail Rollup                        7,700,000 10/19/96   73%               Various      9/24/96
MSMC       61A  Highline Plaza                                     3,125,000 10/19/96           1984       100%        9/24/96
MSMC       61B  Parley's Plaza                                     1,450,000 10/19/96           1987        85%        9/24/96
MSMC       61C  Plaza 7000                                         1,775,000 10/19/96           1988        88%        9/24/96
MSMC       61D  Antelope Plaza                                     1,350,000 10/19/96           1987        88%        9/24/96
MSMC        62  Columbia Plaza Shopping Center                     7,600,000   2/1/96   73%     1993       100%       11/30/96
MSMC        63  Holiday Inn - Hasbrouck Heights                   10,100,000   4/1/96   55%     1988        88%        9/30/96
CT          64  Westwood Hills Health Care Center                  7,300,000  12/1/95   75%     1995        99%         1/7/97
MSMC        65  Colonial Acres Mobile Home Park                    7,325,000  1/23/96   72%     1970        99%        1/23/96
MSMC        66  Regency Suites Hotel                         13    8,370,000  7/11/96   63%     1985        72%        3/31/96
MSMC        67  Peachtree Marketplace                        13    6,933,000  4/12/96   75%     1989        99%        1/10/97
GMACCM      68  Promenade Shopping Center                          6,670,000  6/12/96   75%     1984        97%       12/30/96
GMACCM      69  Ashley Court                                       6,570,000  2/22/96   75%     1991        93%       11/19/96
GMACCM      70  Maple Hill Apartments                              6,700,000  9/18/96   74%     1964        94%        1/15/97
MSMC        71  Bingham Office Park                          7     7,750,000            61%     1978        90%        1/16/97
MSMC        72  11211 Vanowen Street                         13    7,550,000  8/20/96   62%     1953       100%        10/1/96
MSMC        73  Highland Square Shopping Center                    6,365,000  9/18/96   71%     1981        98%        11/7/96
CT          74  Country View                                       6,600,000  6/24/96   68%     1971        99%        12/4/96
MSMC        75  United Artists Theatre                             6,300,000  9/26/96   70%     1996       100%       10/24/96
CT          76  Spectrum Self Storage                              7,100,000  2/14/96   62%     1986        84%         1/9/97
MSMC        77  Security Public Storage                            5,940,000 11/22/95   73%     1980        91%         7/1/96
GMACCM      78  The Dukes' Plaza                                   5,700,000 11/26/96   74%     1987        87%        1/18/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Property Information

         Loan                                            Foot                                                   Units   Ownership
Seller(1)ID     Property Name                            Notes   City           State  Property Type            or NSF   Interest
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM      79  Sportmart Sporting Goods Store                   Torrance          CA  Retail                    47,328      Fee
GMACCM      80  Desert Gardens                                   Glendale          AZ  Multifamily                  307      Fee
GMACCM      81  Mercado Del  Lago                                Scottsdale        AZ  Office/Retail             59,512      Fee
MSMC        82  Best Western-Lubbock Regency               8     Lubbock           TX  Hospitality                  165      Fee
MSMC        83  A-American SSF - Sun Valley                      Sun Valley        CA  Self-Storage             101,780      Fee
CT          84  Mullikan Medical Center                          Hawthorne         CA  Office                    33,000      Fee
MSMC        85  Shoppes of Silverwood                     13     Rincon            GA  Retail                    58,100      Fee
MSMC        86  Safe Keep  Self Storage - Del Ray Oaks           Del Rey Oaks      CA  Self-Storage              63,247      Fee
CT          87  Days Inn Hotel                                   Midlothian        VA  Hospitality                  120      Fee
MSMC        88  A-American SSF- La Verne                         La Verne          CA  Self-Storage             108,701      Fee
GMACCM      89  Creekside Apartments                             San Angelo        TX  Multifamily                  160      Fee
MSMC        90  Imperial Park & Imperial Estates                 Lexington         KY  Mobile Home Park             345      Fee
MSMC        91  Town South Shopping Center                       Greenville        TX  Retail                   108,795  Fee & lease
GMACCM      92  Applied Materials                                Austin            TX  Industrial                48,396      Fee
GMACCM      93  Madison & Manzanita                              Sacramento        CA  Retail                    46,237      Fee
GMACCM      94  Sundance Apartments                              Colorado Springs  CO  Multifamily                  147      Fee
CT          95  U-STOR-IT - Decatur                      4(F)    Atlanta           GA  Self-Storage/Mini-Storage 23,410      Fee
CT          96  U-STOR-IT Self Storage                   4(F)    Macon             GA  Self-Storage/Mini-Storage 22,425      Fee
CT          97  U-STOR-IT Self-Storage                   4(F)    Mobile            AL  Self-Storage/Mini-Storage 54,400      Fee
CT          98  U-STOR-IT - Mobile 2                     4(F)    Mobile            AL  Self-Storage/Mini-Storage 27,600      Fee
CT          99  U-STOR-IT Self Storage                   4(F)    Montgomery        AL  Self-Storage/Mini-Storage 26,926      Fee
CT          100 U-STOR-IT - Shreveport                   4(F)    Shreveport        LA  Self-Storage/Mini-Storage 31,860      Fee
CT          101 U-STOR-IT - Tempe                        4(F)    Tempe             AZ  Self-Storage/Mini-Storage 24,960      Fee
CT          102 U-STOR-IT - Tuscon                       4(F)    Tucson            AZ  Self-Storage/Mini-Storage 27,100      Fee
CT          103 Greenbelt Vault                                  Lanham            MD  Self-Storage/Mini-Storage 60,380      Fee
GMACCM      104 Sherwood Village Apartments                      Aurora            CO  Multifamily                  119      Fee
GMACCM      105 Lincoln Plaza                                    Salt Lake City    UT  Office/Retail             59,115      Fee
CT          106 East Bank Self-Storage                           Chicago           IL  Self-Storage/Mini-Storage 77,313      Fee
GMACCM      107 Parkway III & IV                                 Virginia Beach    VA  Office/Warehouse          64,437      Fee
CT          108 Sierra Vista Apartments                          Dallas            TX  Multifamily                  224      Fee
CT          109 ABC Self-Storage                                 Sante Fe          NM  Self-Storage/Mini-Storage 84,554      Fee
MSMC        110 American Self Storage                            Novi              MI  Self-Storage              80,200      Fee
GMACCM      111 Woodcrest Pavilion                               Cherry Hill       NJ  Office                    45,191      Fee
CT          112 International Self Storage                       San Ysidro        CA  Self-Storage/Mini-Storage159,802      Fee
MSMC        113 Parkview Apartments                      9, 13   Columbus          GA  Multifamily                   68      Fee
GMACCM      114 Park Village Apartments                          Mesa              AZ  Multifamily                  118      Fee
CT          115 ABC Mini Storage                                 Santa Rosa        CA  Self-Storage/Mini-Storage 78,015      Fee
CT          116 Days Inn - Wytheville                            Wytheville        VA  Hospitality                  118      Fee
CT          117 Candlewood Valley Care Center                    New Milford       CT  Nursing Home                 140      Fee
CT          118 RitePlace Self Storage                           Corpus Christi    TX  Self-Storage/Mini-Storage122,600      Fee
CT          119 United Artists Theaters                          Bakersfield       CA  Retail                    20,400      Fee
CT          120 U-Haul Storage (S.Hulen)                  10     Fort Worth        TX  Self-Storage/Mini-Storage 83,063      Fee


                                                                                        Loan
           Loan                                          Foot                 Value     To    Yr. Built/               Occupancy
 Seller (1  ID  Property Name                            Notes     Value (15) Date (15) Value  Renov.  Occupancy(11)   Date (11)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM      79  Sportmart Sporting Goods Store                     5,550,000  7/16/96   75%     1994       100%       10/14/96
GMACCM      80  Desert Gardens                                     7,200,000 12/12/95   58%     1984        82%         9/9/96
GMACCM      81  Mercado Del  Lago                                  5,400,000  5/15/96   74%     1994        91%         1/6/97
MSMC        82  Best Western-Lubbock Regency                 8     6,680,000   1/1/96   58%     1995        57%       12/31/15
MSMC        83  A-American SSF - Sun Valley                        6,100,000  3/27/96   63%     1975        94%        3/27/96
CT          84  Mullikan Medical Center                            5,500,000 11/27/96   69%     1996       100%       11/27/96
MSMC        85  Shoppes of Silverwood                        13    4,625,000  2/20/96   74%     1996        96%        1/19/96
MSMC        86  Safe Keep  Self Storage - Del Ray Oaks             4,950,000  1/18/96   69%     1988        98%        1/18/96
CT          87  Days Inn Hotel                                     5,650,000  6/20/96   61%     1995        73%       11/30/96
MSMC        88  A-American SSF- La Verne                           5,000,000  3/29/96   66%     1974        95%        3/29/96
GMACCM      89  Creekside Apartments                               4,300,000 11/20/95   74%     1995        94%         1/3/97
MSMC        90  Imperial Park & Imperial Estates                   4,600,000 12/29/95   69%     1973        95%       12/31/95
MSMC        91  Town South Shopping Center                         4,073,000  9/24/96   74%     1996        98%        11/1/96
GMACCM      92  Applied Materials                                  3,885,000   8/1/96   77%     1996       100%        1/16/97
GMACCM      93  Madison & Manzanita                                4,625,000  7/18/96   65%     1979        87%        6/26/96
GMACCM      94  Sundance Apartments                                5,350,000  4/24/96   56%     1997        97%        6/10/96
CT          95  U-STOR-IT - Decatur                         4(F)     600,000  7/15/96   65%     1973        96%        7/15/96
CT          96  U-STOR-IT Self Storage                      4(F)     400,000  7/10/96   65%     1994        99%        7/10/96
CT          97  U-STOR-IT Self-Storage                      4(F)     800,000  7/28/96   65%     1972        89%        7/28/96
CT          98  U-STOR-IT - Mobile 2                        4(F)     580,000  7/28/96   65%     1974        98%        7/28/96
CT          99  U-STOR-IT Self Storage                      4(F)     500,000  7/27/96   65%     1992        98%        7/11/96
CT         100  U-STOR-IT - Shreveport                      4(F)     520,000  7/22/96   65%     1992        99%        7/22/96
CT         101  U-STOR-IT - Tempe                           4(F)     650,000  7/19/96   65%     1975        99%        7/19/96
CT         102  U-STOR-IT - Tuscon                          4(F)     540,000  7/11/96   65%     1972        98%        7/11/96
CT         103  Greenbelt Vault                                    4,770,000 10/22/96   61%     1988        98%       12/18/96
GMACCM     104  Sherwood Village Apartments                        3,750,000  9/10/96   77%     1994        95%         1/6/97
GMACCM     105  Lincoln Plaza                                      4,600,000  10/4/96   61%     1990        96%        1/17/97
CT         106  East Bank Self-Storage                             3,900,000  2/15/96   71%     1981        88%        12/1/96
GMACCM     107  Parkway III & IV                                   3,850,000   8/1/96   71%     1986        97%         1/1/97
CT         108  Sierra Vista Apartments                            3,500,000  8/12/96   77%     1996        97%       11/27/96
CT         109  ABC Self-Storage                                   3,300,000  5/14/96   76%     1992        89%       11/30/96
MSMC       110  American Self Storage                              3,440,000  3/22/96   73%     1987        93%        3/22/96
GMACCM     111  Woodcrest Pavilion                                 4,100,000  9/10/96   58%     1990        92%        1/15/97
CT         112  International Self Storage                         3,550,000   6/7/96   67%     1985        63%        12/2/96
MSMC       113  Parkview Apartments                        9, 13   3,200,000   8/5/96   75%     1994        96%         1/9/97
GMACCM     114  Park Village Apartments                            3,100,000  8/24/96   77%     1992        94%         1/4/97
CT         115  ABC Mini Storage                                   3,650,000  1/16/96   64%     1984       100%       12/29/96
CT         116  Days Inn - Wytheville                              4,100,000  6/21/96   57%     1995        66%       11/30/96
CT         117  Candlewood Valley Care Center                      3,600,000   5/1/96   64%     1992        89%        5/14/96
CT         118  RitePlace Self Storage                             3,100,000  8/15/96   70%     1995        97%       12/27/96
CT         119  United Artists Theaters                            3,500,000   1/1/96   62%     1995       100%        11/1/96
CT         120  U-Haul Storage (S.Hulen)                     10    3,000,000  11/1/95   69%     1987        97%       12/17/96

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Property Information

            Loan                                     Foot                                                          Units   Ownership
Seller(1)    ID     Property Name                    Notes   City               State  Property Type               or NSF   Interest
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       121     Pine Park Apartments                    Midvale               UT   Multifamily                      95     Fee
GMACCM       122     The Registry                            St. Louis             MO   Office/Warehouse             48,121     Fee
GMACCM       123     Washington Woodworking                  Landover              MD   Industrial                   78,427     Fee
GMACCM       124     Scott Manor Apartments                  Denver                CO   Multifamily                      93     Fee
MSMC         125     Security Self Storage                   Hollywood             CA   Self-Storage                 31,937     Fee
CT           126     Budget Unit Storage                     Westminster           CA   Self-Storage/Mini-Storage    40,145     Fee
CT           127     Shenandoah Apartments                   Richardson            TX   Multifamily                     192     Fee
CT           128     Las Vegas Mini Storage                  Las Vegas             NV   Self-Storage/Mini-Storage    91,775     Fee
MSMC         129     Ladson-Oakbrook S.C.                    Summerville           SC   Retail                       54,152     Fee
CT           130     Stonewall Jackson Building              Alexandria            VA   Office                       52,903     Fee
GMACCM       131     Four Seasons Estates                    Plymouth              MN   Multifamily                      96     Fee
CT           132     Shaw Mini Storage                       Fresno                CA   Self-Storage/Mini-Storage    73,074     Fee
CT           133     Congress-Sheraton Mini Storage          Austin                TX   Self-Storage/Mini-Storage    62,630     Fee
MSMC         134     Lincoln Center                          Lincoln               RI   Office                       18,316     Fee
CT           135     Dependable Mini Storage                 Dallas                TX   Self-Storage/Mini-Storage    55,625     Fee
CT           136     U-Haul Storage (Pasadena)        10     Pasadena              CA   Self-Storage/Mini-Storage    39,556     Fee
GMACCM       137     Valley View Apartments                  Holyoke               MA   Multifamily                      81     Fee
GMACCM       138     University Avenue Retail                San Diego             CA   Retail/Multifamily            8,655     Fee
CT           139     Comfort Inn                             Tupelo                MS   Hospitality                      83     Fee
GMACCM       140     Oakland Terrace Apartments              Philadelphia          PA   Multifamily                      78     Fee
GMACCM       141     Capri/ Graham House/
                       Hale Hall Apartments                  Denver                CO   Multifamily                      85     Fee
CT           142     Alamo Self Storage                      Carson                CA   Self-Storage/Mini-Storage    52,778     Fee
GMACCM       143     Royal Garden Apartments                 Salt Lake City        UT   Multifamily                      56     Fee
GMACCM       144     Lincoln Court Apartments                Philadelphia          PA   Multifamily                      58     Fee
CT           145     Pantano/22nd St. Self Storage           Tucson                AZ   Self-Storage/Mini-Storage    46,360     Fee
GMACCM       146     Kutztown Garden Apartments              Borough of Kutztown   PA   Multifamily                      66     Fee
GMACCM       147     Clarke Products                         Grand Prairie         TX   Industrial                   92,500     Fee
GMACCM       148     Springview Garden Apartments            Morton                PA   Multifamily                      50     Fee
CT           149     Morningstar Mini Storage                Burlington            NC   Self-Storage/Mini-Storage    84,450     Fee
GMACCM       150     Greystone Court Apartments              Dallas                TX   Multifamily                      36     Fee
GMACCM       151     Fort Knox Storage Park                  Greensboro            NC   Warehouse                   153,251     Fee
CT           152     Atherton Storage                        Taylorsville          UT   Self-Storage/Mini-Storage    39,550     Fee
CT           153     Beauford Manor                          Phoenix               AZ   Multifamily                      71     Fee
CT           154     Colonial Mobile Home Park               Pasadena              TX   Mobile Home Park                119     Fee
CT           155     City Center Plaza & Storage             Salt Lake City        UT   Self-Storage/Mini-Storage    25,688     Fee
GMACCM       156     Montana Avenue Retail                   Santa Monica          CA   Retail/Office                 3,354     Fee
Loan Group 2
CT           157     Holly Hall Apartments            12     Houston               TX   Multifamily                     569     Fee
CT           158     Olive Tree Apartments            12     Glendale              AZ   Multifamily                     762     Fee
CT           159     Donner Apartments                12     Chesterfield Township MI   Multifamily                     204     Fee
GMACCM       160     Northview Terrace Apartments     12     Federal Way           WA   Multifamily                      52     Fee

                                                                                        Loan
           Loan                                            Foot               Value     To    Yr. Built/               Occupancy
 Seller (1  ID  Property Name                              Notes   Value (15) Date (15) Value  Renov.  Occupancy(11)   Date (11)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM     121  Pine Park Apartments                               3,200,000   8/4/95   64%     1974        98%         1/4/97
GMACCM     122  The Registry                                       2,850,000  4/16/96   69%     1973        98%       12/23/96
GMACCM     123  Washington Woodworking                             3,200,000  5/30/96   59%     1986       100%         1/3/97
GMACCM     124  Scott Manor Apartments                             2,600,000  5/20/96   73%     1968        96%         1/6/97
MSMC       125  Security Self Storage                              2,700,000  3/13/96   68%     1990        93%        3/13/96
CT         126  Budget Unit Storage                                2,500,000 11/19/96   73%     1988        91%       12/20/96
CT         127  Shenandoah Apartments                              3,000,000 11/21/96   60%     1993        94%       11/21/96
CT         128  Las Vegas Mini Storage                             3,000,000  4/23/96   58%     1984        79%        9/29/96
MSMC       129  Ladson-Oakbrook S.C.                               2,550,000  9/17/96   68%     1988        79%       11/19/96
CT         130  Stonewall Jackson Building                         3,060,000  8/21/96   56%     1984        88%       12/15/96
GMACCM     131  Four Seasons Estates                               2,850,000  2/26/96   58%     1991       100%        11/1/96
CT         132  Shaw Mini Storage                                  2,330,000   6/1/96   68%     1976        84%        5/18/96
CT         133  Congress-Sheraton Mini Storage                     2,000,000 10/18/96   76%     1977        79%       10/18/96
MSMC       134  Lincoln Center                                     2,200,000 11/21/96   68%     1989       100%        1/13/97
CT         135  Dependable Mini Storage                            1,980,000  9/15/96   76%     1986        94%        9/15/96
CT         136  U-Haul Storage (Pasadena)                    10    2,750,000  11/1/95   54%     1989        83%        9/18/96
GMACCM     137  Valley View Apartments                             2,100,000   6/7/96   69%     1974        98%       12/28/96
GMACCM     138  University Avenue Retail                           2,000,000 10/16/96   72%     1987       100%        11/4/96
CT         139  Comfort Inn                                        3,200,000  6/19/96   44%     1986        75%       11/30/96
GMACCM     140  Oakland Terrace Apartments                         1,725,000  5/21/96   78%     1961        96%       12/11/96
GMACCM     141  Capri/ Graham House/ Hale Hall Apartments          2,200,000  5/29/96   61%     1953        95%         1/6/97
CT         142  Alamo Self Storage                                 1,900,000 10/18/96   68%     1989        68%       11/30/96
GMACCM     143  Royal Garden Apartments                            2,090,000  4/27/96   62%     1964       100%         1/6/97
GMACCM     144  Lincoln Court Apartments                           1,825,000  6/13/96   69%     1987        97%        1/14/97
CT         145  Pantano/22nd St. Self Storage                      2,000,000   8/6/96   61%     1994        95%         8/6/96
GMACCM     146  Kutztown Garden Apartments                         1,700,000  9/19/96   69%     1964        96%        1/13/97
GMACCM     147  Clarke Products                                    1,500,000  9/12/96   73%     1975       100%       12/24/96
GMACCM     148  Springview Garden Apartments                       1,500,000  8/20/96   67%     1996        94%        1/13/97
CT         149  Morningstar Mini Storage                           2,880,000  9/18/96   35%     1990        84%       12/13/96
GMACCM     150  Greystone Court Apartments                         1,350,000  6/25/96   74%     1985       100%         1/2/97
GMACCM     151  Fort Knox Storage Park                             2,140,000  8/13/96   47%     1996        90%         1/7/97
CT         152  Atherton Storage                                   1,400,000  11/6/96   68%     1994        88%        11/1/96
CT         153  Beauford Manor                                     1,600,000 11/27/96   56%     1985        99%        11/1/96
CT         154  Colonial Mobile Home Park                          1,000,000  6/26/96   77%     1972        98%         5/1/96
CT         155  City Center Plaza & Storage                        1,350,000  7/30/96   56%     1904        93%        7/30/96
GMACCM     156  Montana Avenue Retail                              1,000,000 10/15/96   63%     1994       100%        10/1/96
Loan Group 2
CT         157  Holly Hall Apartments                        12   25,600,000  4/11/94   59%     1991        89%       12/19/96
CT         158  Olive Tree Apartments                        12   22,400,000  2/28/94   64%     1984        93%        12/9/96
CT         159  Donner Apartments                            12    9,950,000  4/28/95   74%     1994        97%        12/8/96
GMACCM     160  Northview Terrace Apartments                 12    2,050,000  11/1/95   75%     1986        95%       12/21/96

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Prepayment and Servicing Information


                                                                                                      Penalty    First
               Loan                                                                Foot     Lockout    Start     Open
 Seller (1)     ID    Property Name                                                Notes    Period     Date      Date
-------------------------------------------------------------------------------------------------------------------------
Loan Group 1
CT               1    Crestwood - Hampton                                          4(A)        0      12/30/96    7/1/06
CT               2    Crestwood - Redding                                          4(A)        0      12/30/96    7/1/06
CT               3    Crestwood - Fremont                                          4(A)        0      12/30/96    7/1/06
CT               4    Crestwood - Sacramento                                       4(A)        0      12/30/96    7/1/06
CT               5    Crestwood - Stockton                                         4(A)        0      12/30/96    7/1/06
CT               6    Crestwood - Modesto                                          4(A)        0      12/30/96    7/1/06
CT               7    Crestwood Executive Office                                   4(A)        0      12/30/96    7/1/06
CT               8    Kern Care Center                                             4(A)        0      12/30/96    7/1/06
GMACCM           9    St. Paul Gardens                                             4(B)        0      12/24/96    7/1/06
GMACCM          10    Chauncy Street                                               4(B)        0      12/24/96    7/1/06
GMACCM          11    Auburn/Harris                                                4(B)        0      12/24/96    7/1/06
CT              12    The Manors Rollup                                                       36       12/1/99   12/1/15
CT              12A   Colonie Manor
CT              12B   West Side Manor
CT              12C   Woodland Manor
MSMC            13    Livonia Metroplex Roll-Up                                                0       1/30/96    ######
MSMC            13A   Livonia Trade  Center I and II
MSMC            13B   Livonia Commerce Center
MSMC            13C   Livonia Commerce Center West
MSMC            13D   Jeffries Commerce Center
MSMC            13E   Wayne Road Industrial
MSMC            13F   Eight Mile Industrial
GMACCM          14    Sunset Industrial Park                                                   0      11/27/96    6/1/06
MSMC            15    Commonwealth Properties Rollup                                           0       5/30/96   5/31/06
MSMC            15A   66-70 Chiswick Street
MSMC            15B   1626-1638 Commonwealth Avenue
MSMC            15C   1800-1820 Commonwealth Avenue
MSMC            15D   2045 Commonwealth Avenue
CT              16    Glenoaks Convalescent Hospital                               4(D)       36        2/1/00    8/1/11
CT              17    Golden State - Riverdale                                     4(D)       36        2/1/00    8/1/11
CT              18    Sylmar Health & Rehab. Center                                4(D)       36        2/1/00    8/1/11
CT              19    Westlake Convalescent Hospital                               4(D)       36        2/1/00    8/1/11
GMACCM          20    Centerpoint Plaza                                                       12       7/24/97   4/30/03
GMACCM          21    Sandy Springs Crossing Shopping Center                                  12      10/15/97    8/1/03
CT              22    The Manors Rollup                                                       36       12/1/99   12/1/15
CT              22A   Bassett Manor
CT              22B   Bassett Park Manor
CT              23    Vineland Nursing Center                                                  0      12/31/96    7/1/06
GMACCM          24    Hampton Court                                                4(E)        0      12/24/96    7/1/06
GMACCM          25    Langdon Terrace                                              4(E)        0      12/24/96    7/1/06

                                                                                                                      Servicing
Seller  Loan                                   Foot                                                                      Fee
  (1)    ID   Property Name                    Notes    Prepayment Code (14)                                             (bps)
------------------------------------------------------------------------------------------------------------------------------------
Loan
Group
 1
CT       1    Crestwood - Hampton               4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       2    Crestwood - Redding               4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       3    Crestwood - Fremont               4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       4    Crestwood - Sacramento            4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       5    Crestwood - Stockton              4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       6    Crestwood - Modesto               4(A)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT       7    Crestwood Executive Office        4(A)    1(.5)/2(.5)/3(.5)/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/0(.5)          13.6
CT       8    Kern Care Center                  4(A)    1(.5)/2(.5)/3(.5)/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/0(.5)          13.6
GMACCM   9    St. Paul Gardens                  4(B)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  10    Chauncy Street                    4(B)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  11    Auburn/Harris                     4(B)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      12    The Manors Rollup                         LO/LO/LO/5/4/3/2/1/1/1/1/.5/.5/.5/.5/.5/.5/.5/.5/0               13.6
CT      12A   Colonie Manor
CT      12B   West Side Manor
CT      12C   Woodland Manor
MSMC    13    Livonia Metroplex Roll-Up                 YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
MSMC    13A   Livonia Trade Center I and II
MSMC    13B   Livonia Commerce Center
MSMC    13C   Livonia  Commerce  Center West
MSMC    13D   Jeffries  Commerce Center
MSMC    13E   Wayne Road Industrial
MSMC    13F   Eight Mile Industrial
GMACCM  14    Sunset Industrial Park                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    15    Commonwealth Properties Rollup            YM/YM/YM/YM/YM/YM/YM/YM/YM/YM                                    13.6
MSMC    15A   66-70 Chiswick Street
MSMC    15B   1626-1638 Commonwealth Avenue
MSMC    15C   1800-1820 Commonwealth Avenue
MSMC    15D   2045 Commonwealth Avenue
CT      16    Glenoaks Convalescent Hospital    4(D)    LO/LO/LO/5/4/3/2/1/1/1/1/1/1/1/1(.5)/0(.5)                       13.6
CT      17    Golden State - Riverdale          4(D)    LO/LO/LO/5/4/3/2/1/1/1/1/1/1/1/1(.5)/0(.5)                       13.6
CT      18    Sylmar Health & Rehab. Center     4(D)    LO/LO/LO/5/4/3/2/1/1/1/1/1/1/1/1(.5)/0(.5)                       13.6
CT      19    Westlake Convalescent Hospital    4(D)    LO/LO/LO/5/4/3/2/1/1/1/1/1/1/1/1(.5)/0(.5)                       13.6
GMACCM  20    Centerpoint Plaza                         LO/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)                           13.6
GMACCM  21    Sandy Springs Crossing
                Shopping Center                         LO/YM1/YM1/YM1/YM1/YM1/YM1(.75)0/(.25)                           13.6
CT      22    The Manors Rollup                         LO/LO/LO/5/4/3/2/1/1/1/1/.5/.5/.5/.5/.5/.5/.5/.5/0               13.6
CT      22A   Bassett Manor
CT      22B   Bassett Park Manor
CT      23    Vineland Nursing Center                   YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  24    Hampton Court                     4(E)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  25    Langdon Terrace                   4(E)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Prepayment and Servicing Information


                                                                                                      Penalty    First
               Loan                                                                Foot     Lockout    Start     Open
 Seller (1)     ID    Property Name                                                Notes    Period     Date      Date
-------------------------------------------------------------------------------------------------------------------------
GMACCM          26    Wendell Terrace                                              4(E)        0      12/24/96    7/1/06
MSMC            27    Tennessee Office Rollup                                                 60        1/2/02    7/1/06
MSMC            27A   Estate Office Park
MSMC            27B   Perimeter II Office Building
MSMC            27C   The Terraces
MSMC            27D   Crossroad Commons
MSMC            27E   Pine Ridge
GMACCM          28    Hilton Village Shopping Center                                          12       12/6/97   10/1/06
MSMC            29    Safe Keep Self Storage - Redwood City                                    0       3/14/96    ######
MSMC            30    American Business Center                                                 0       8/13/96   2/28/06
GMACCM          31    Liberty Central Warehouse                                               12       7/23/97    2/1/03
CT              32    Gem Suburban MHC                                                         0       9/16/96   10/1/00
GMACCM          33    Tower 801 Apt                                                            0        9/5/96    4/1/03
MSMC            34    North Broadway Plaza                                         5, 13      60        2/1/02
GMACCM          35    Southpointe Plaza                                            4(C)        0       12/6/96    7/1/06
GMACCM          36    Plantation Plaza                                             4(C)        0       12/6/96    7/1/06
GMACCM          37    Mountain View Plaza                                          4(C)        0       12/6/96    7/1/06
MSMC            38    Quincy Commons Shopping Center                                          36      10/31/99   11/1/11
MSMC            39    Watt Properties Rollup                                                  60        1/1/02    7/1/06
MSMC            39A   Country Hills Shopping Center
MSMC            39B   Canyon Country Shopping Center
GMACCM          40    Trident Pool I Roll Up                                                   0      11/25/96    6/1/06
GMACCM          40A   7565 Melrose Avenue
GMACCM          40B   Star Of India Building
GMACCM          40C   Napoleon Bakery Building
GMACCM          40D   1426 Montana Retail Property
GMACCM          40E   1460 Westwood Office Building
GMACCM          41    Fenton Place Apartments                                                  0       10/3/96    5/1/03
MSMC            42    Rainbow Plaza                                                           36      11/19/99    9/1/06
GMACCM          43    Rock Grove Multiproperty Rollup                                          0        8/9/96    3/1/06
GMACCM          43A   Comfort Inn - Shady Grove
GMACCM          43B   Shady Grove Professional Building
MSMC            44    1111 West Mockingbird Lane                                              36        3/2/00    9/1/03
GMACCM          45    Trident Pool II - Rollup Of Six Properties                               0      11/25/96    6/1/06
GMACCM          45A   Fourth Avenue Retail Property
GMACCM          45B   Melrose Ave Retail Building
GMACCM          45C   12260 - 12266 Ventura Blvd.
GMACCM          45D   The Gap - 2654 Main Street
GMACCM          45E   Men's Wearhouse Building
GMACCM          45F   Larchmont Market Building - 125 N. Larchmont
GMACCM          46    Trident Pool III - Roll Up                                               0      11/25/96    6/1/06
GMACCM          46A   6907 Melrose Ave. Retail Building

                                                                                                                      Servicing
Seller  Loan                                   Foot                                                                      Fee
  (1)    ID   Property Name                    Notes    Prepayment Code (14)                                             (bps)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM  26    Wendell Terrace                   4(E)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    27    Tennessee Office Rollup                   LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.50)/0(.50)                   13.6
MSMC    27A   Estate Office Park
MSMC    27B   Perimeter II Office Building
MSMC    27C   The Terraces
MSMC    27D   Crossroad Commons
MSMC    27E   Pine Ridge
GMACCM  28    Hilton Village Shopping Center            LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)               13.6
MSMC    29    Safe Keep Self Storage-
                Redwood City                            YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                                 13.6
MSMC    30    American Business Center                  YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.5)/0(.5)                          13.6
GMACCM  31    Liberty Central Warehouse                 LO/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                             13.6
CT      32    Gem Suburban MHC                          YM/YM/YM/1/0                                                     18.6
GMACCM  33    Tower 801 Apt                             YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
MSMC    34    North Broadway Plaza              5, 13   LO/LO/LO/LO/LO/5/5/5/5/5/4/4/4/4/4                               13.6
GMACCM  35    Southpointe Plaza                 4(C)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  36    Plantation Plaza                  4(C)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  37    Mountain View Plaza               4(C)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    38    Quincy Commons Shopping Center            LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1         13.6
MSMC    39    Watt Properties Rollup                    LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     13.6
MSMC    39A   Country Hills Shopping Center
MSMC    39B   Canyon Country Shopping Center
GMACCM  40    Trident Pool I Roll Up                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  40A   7565 Melrose Avenue
GMACCM  40B   Star Of India Building
GMACCM  40C   Napoleon Bakery Building
GMACCM  40D   1426 Montana Retail Property
GMACCM  40E   1460 Westwood Office Building
GMACCM  41    Fenton Place Apartments                   YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
MSMC    42    Rainbow Plaza                             LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)                 13.6
GMACCM  43    Rock Grove Multiproperty Rollup           YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  43A   Comfort Inn - Shady Grove
GMACCM  43B   Shady Grove Professional Building
MSMC    44    1111 West Mockingbird Lane                LO/LO/LO/1/1/1/1(.5)/0(.5)                                       13.6
GMACCM  45    Trident Pool II-
                Rollup Of Six Properties                YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  45A   Fourth Avenue Retail Property
GMACCM  45B   Melrose Ave Retail Building
GMACCM  45C   12260 - 12266 Ventura Blvd.
GMACCM  45D   The Gap - 2654 Main Street
GMACCM  45E   Men's Wearhouse Building
GMACCM  45F   Larchmont Market Building-
                125 N. Larchmont
GMACCM  46    Trident Pool III - Roll Up                YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  46A   6907 Melrose Ave. Retail Building

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Prepayment and Servicing Information


                                                                                                      Penalty    First
               Loan                                                                Foot     Lockout    Start     Open
 Seller (1)     ID    Property Name                                                Notes    Period     Date      Date
-------------------------------------------------------------------------------------------------------------------------
GMACCM          46B   Pico Boulevard Retail Building
GMACCM          46C   Midnite Expresso Building
GMACCM          46D   First Republic Thrift Building
GMACCM          46E   Pacific Plaza Shopping Center
MSMC            47    Big Key SSF                                                              0       3/14/96   12/1/05
GMACCM          48    Clinton Adams Corporation                                                0      12/17/96    7/1/06
CT              49    Crocker's Lockers                                                        0       2/17/97    9/1/06
CT              50    Montgomery Nursing Home                                                  0       8/29/96    9/1/05
GMACCM          51    Lyons Plaza Shopping Center                                              0       1/10/97    8/1/06
CT              52    Long Island Hebrew Living Ctr.                                           0      12/26/96    7/1/11
MSMC            53    The Oxford Rollup                                              6         0       7/18/96   7/31/03
MSMC            53A   The Oxford Hotel and Parking
MSMC            53B   The Oxford Office Annex
CT              54    Skyline Village MHC                                                      0       9/16/96   10/1/01
CT              55    Carriage Villa MHC                                                       0       9/24/96    4/1/03
CT              56    Johnson Estates MHC                                                      0       9/24/96    4/1/03
CT              57    Starlite Estates                                                         0       9/24/96    4/1/03
CT              58    Valley View                                                              0      11/22/96    6/1/03
MSMC            59    Intech of Novi                                                           0       5/30/96   2/28/06
CT              60    Brentwood Place                                                          0       10/2/96    5/1/06
MSMC            61    Apollo - Utah Retail Rollup                                             24      11/22/98    6/1/03
MSMC            61A   Highline Plaza
MSMC            61B   Parley's Plaza
MSMC            61C   Plaza 7000
MSMC            61D   Antelope Plaza
MSMC            62    Columbia Plaza Shopping Center                                          60       9/30/01   10/1/16
MSMC            63    Holiday Inn - Hasbrouck Heights                                          0       3/29/96   1/31/06
CT              64    Westwood Hills Health Care Center                                        0      10/25/96    5/1/06
MSMC            65    Colonial Acres Mobile Home Park                                          0       2/28/96    ######
MSMC            66    Regency Suites Hotel                                          13         0      10/10/96    5/1/06
MSMC            67    Peachtree Marketplace                                         13         0       12/1/96   11/1/06
GMACCM          68    Promenade Shopping Center                                               12       8/14/97    6/1/06
GMACCM          69    Ashley Court                                                            48       5/30/00   12/1/05
GMACCM          70    Maple Hill Apartments                                                    0      12/12/96    7/1/06
MSMC            71    Bingham Office Park                                            7         0      12/23/94    6/1/11
MSMC            72    11211 Vanowen Street                                          13        36       1/30/00    7/1/11
MSMC            73    Highland Square Shopping Center                                         60       12/1/01    6/1/06
CT              74    Country View                                                             0        9/4/96    4/1/06
MSMC            75    United Artists Theatre                                                  60        3/2/02    9/1/06
CT              76    Spectrum Self Storage                                                    0       10/1/96   10/1/05
MSMC            77    Security Public Storage                                                  0        3/8/96    ######
GMACCM          78    The Dukes' Plaza                                                         0      12/31/96    7/1/06

                                                                                                                      Servicing
Seller  Loan                                   Foot                                                                      Fee
  (1)    ID   Property Name                    Notes    Prepayment Code (14)                                             (bps)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM  46B   Pico Boulevard Retail Building
GMACCM  46C   Midnite Expresso Building
GMACCM  46D   First Republic Thrift Building
GMACCM  46E   Pacific Plaza Shopping Center
MSMC    47    Big Key SSF                               YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
GMACCM  48    Clinton Adams Corporation                 YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      49    Crocker's Lockers                         YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
CT      50    Montgomery Nursing Home                   YM/YM/YM/YM/YM/2/1.5/1/.5/0                                      13.6
GMACCM  51    Lyons Plaza Shopping Center               YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      52    Long Island Hebrew Living Ctr.            YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1(.5)/0(.5)                                             13.6
MSMC    53    The Oxford Rollup                   6     YM/YM/YM/YM/YM/YM/YM                                             13.6
MSMC    53A   The Oxford Hotel and Parking
MSMC    53B   The Oxford Office Annex
CT      54    Skyline Village MHC                       YM/YM/YM/YM/1/0/0                                                18.6
CT      55    Carriage Villa MHC                        YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
CT      56    Johnson Estates MHC                       YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
CT      57    Starlite Estates                          YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
CT      58    Valley View                               YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
MSMC    59    Intech of Novi                            YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
CT      60    Brentwood Place                           YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    61    Apollo - Utah Retail Rollup               LO/LO/YM1/YM1/YM1/YM1/YM1(0.5)/0(0.5)                            13.6
MSMC    61A   Highline Plaza
MSMC    61B   Parley's Plaza
MSMC    61C   Plaza 7000
MSMC    61D   Antelope Plaza
MSMC    62    Columbia Plaza Shopping Center            LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1/YM1/YM1/YM1                                       13.6
MSMC    63    Holiday Inn - Hasbrouck Heights           YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
CT      64    Westwood Hills Health Care Center         YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
MSMC    65    Colonial Acres Mobile Home Park           YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
MSMC    66    Regency Suites Hotel               13     4/4/4/4/4/3/3/3/3/3(.5)/0(.5)                                    13.6
MSMC    67    Peachtree Marketplace              13     4/4/4/4/4/3/3/3/3/3                                              13.6
GMACCM  68    Promenade Shopping Center                 LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)               13.6
GMACCM  69    Ashley Court                              LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/1(.5)/1(.5)/0(.5)            13.6
GMACCM  70    Maple Hill Apartments                     YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    71    Bingham Office Park                 7     2(.5)/1.5(1)/1/1/1/1/1/1/1/1/1/1/1/1/1/1/1                       13.6
MSMC    72    11211 Vanowen Street               13     LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1(.5)/0(.5)                                             13.6
MSMC    73    Highland Square Shopping Center           LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     13.6
CT      74    Country View                              YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
MSMC    75    United Artists Theatre                    LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     13.6
CT      76    Spectrum Self Storage                     YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/0                            18.6
MSMC    77    Security Public Storage                   YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
GMACCM  78    The Dukes' Plaza                          YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Prepayment and Servicing Information


                                                                                                      Penalty    First
               Loan                                                                Foot     Lockout    Start     Open
 Seller (1)     ID    Property Name                                                Notes    Period     Date      Date
-------------------------------------------------------------------------------------------------------------------------
GMACCM          79    Sportmart Sporting Goods Store                                           0      10/21/96    5/1/03
GMACCM          80    Desert Gardens                                                          60        4/1/02   11/1/05
GMACCM          81    Mercado Del  Lago                                                       12       7/10/97    5/1/06
MSMC            82    Best Western-Lubbock Regency                                   8         0        6/7/96    4/1/06
MSMC            83    A-American SSF - Sun Valley                                              0       4/30/96   1/31/06
CT              84    Mullikan Medical Center                                                  0       2/14/97    7/1/05
MSMC            85    Shoppes of Silverwood                                         13         0      10/18/96   11/1/16
MSMC            86    Safe Keep  Self Storage - Del Ray Oaks                                   0        4/1/96    ######
CT              87    Days Inn Hotel                                                          12       12/1/97    6/1/16
MSMC            88    A-American SSF- La Verne                                                 0       4/30/96   1/31/06
GMACCM          89    Creekside Apartments                                                    12        3/1/97    3/1/05
MSMC            90    Imperial Park & Imperial Estates                                         0       2/27/96    ######
MSMC            91    Town South Shopping Center                                              60        2/2/02    8/1/08
GMACCM          92    Applied Materials                                                        0      11/11/96    9/1/03
GMACCM          93    Madison & Manzanita                                                      0       9/30/96    4/1/06
GMACCM          94    Sundance Apartments                                                      0        7/1/96    1/1/06
CT              95    U-STOR-IT - Decatur                                          4(F)        0        2/1/97    2/1/16
CT              96    U-STOR-IT Self Storage                                       4(F)        0        2/1/97    2/1/16
CT              97    U-STOR-IT Self-Storage                                       4(F)        0        2/1/97    2/1/16
CT              98    U-STOR-IT - Mobile 2                                         4(F)        0        2/1/97    2/1/16
CT              99    U-STOR-IT Self Storage                                       4(F)        0        2/1/97    2/1/16
CT              100   U-STOR-IT - Shreveport                                       4(F)        0        2/1/97    8/1/16
CT              101   U-STOR-IT - Tempe                                            4(F)        0        2/1/97    2/1/16
CT              102   U-STOR-IT - Tuscon                                           4(F)        0        2/1/97    2/1/16
CT              103   Greenbelt Vault                                                          0       12/9/96    7/1/06
GMACCM          104   Sherwood Village Apartments                                              0      11/27/96    6/1/03
GMACCM          105   Lincoln Plaza                                                            0      12/24/96    7/1/06
CT              106   East Bank Self-Storage                                                   0       10/8/96   11/1/13
GMACCM          107   Parkway III & IV                                                         0      10/30/96    5/1/03
CT              108   Sierra Vista Apartments                                                 120      12/1/06    5/1/14
CT              109   ABC Self-Storage                                                         0       11/5/96    5/1/06
MSMC            110   American Self Storage                                                    0       7/18/96   4/30/06
GMACCM          111   Woodcrest Pavilion                                                      12       11/8/97    9/1/06
CT              112   International Self Storage                                               0       9/17/96    4/1/06
MSMC            113   Parkview Apartments                                          9, 13       0      10/18/96   11/1/06
GMACCM          114   Park Village Apartments                                                  0      10/14/96    5/1/03
CT              115   ABC Mini Storage                                                         0       10/1/96    4/1/03
CT              116   Days Inn - Wytheville                                                   12       12/1/97    6/1/16
CT              117   Candlewood Valley Care Center                                            0       1/10/97    8/1/06
CT              118   RitePlace Self Storage                                                   0       10/9/96    5/1/06
CT              119   United Artists Theaters                                                 36      10/10/99    9/1/15
CT              120   U-Haul Storage (S.Hulen)                                      10        84                 12/1/00

                                                                                                                      Servicing
Seller  Loan                                   Foot                                                                      Fee
  (1)    ID   Property Name                    Notes    Prepayment Code (14)                                             (bps)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM  79    Sportmart Sporting Goods Store            YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
GMACCM  80    Desert Gardens                            LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     13.6
GMACCM  81    Mercado Del  Lago                         LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)               13.6
MSMC    82    Best Western-Lubbock Regency        8     YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
MSMC    83    A-American SSF - Sun Valley               YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
CT      84    Mullikan Medical Center                   YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.33)/0(.5)                   13.6
MSMC    85    Shoppes of Silverwood              13     4/4/4/4/4/3/3/3/3/3/3/3/3/3/3/3/3/3/3/3                          13.6
MSMC    86    Safe Keep Self Storage-
                Del Ray Oaks                            YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                                 13.6
CT      87    Days Inn Hotel                            LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/3/2/1/1/1/1(.5)/0(.5)                                     18.6
MSMC    88    A-American SSF- La Verne                  YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
GMACCM  89    Creekside Apartments                      LO/YM1/YM1/YM1/YM1/YM1/3/2/1/0                                   13.6
MSMC    90    Imperial Park &
                Imperial Estates                        YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
MSMC    91    Town South Shopping Center                LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)             13.6
GMACCM  92    Applied Materials                         YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)                          13.6
GMACCM  93    Madison & Manzanita                       YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  94    Sundance Apartments                       YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      95    U-STOR-IT - Decatur               4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      96    U-STOR-IT Self Storage            4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      97    U-STOR-IT Self-Storage            4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      98    U-STOR-IT - Mobile 2              4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      99    U-STOR-IT Self Storage            4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      100   U-STOR-IT - Shreveport            4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                         18.6
CT      101   U-STOR-IT - Tempe                 4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      102   U-STOR-IT - Tuscon                4(F)    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/4/3/2/1/0                                             18.6
CT      103   Greenbelt Vault                           YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
GMACCM  104   Sherwood Village Apartments               YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
GMACCM  105   Lincoln Plaza                             YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      106   East Bank Self-Storage                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /(Greater than)5-YM/(Greater than)4-YM/(Greater than)3-YM
                                                          /(Greater than)2-YM/(Greater than)1-YM/0/0/0                   18.6
GMACCM  107   Parkway III & IV                          YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
CT      108   Sierra Vista Apartments                   LO/LO/LO/LO/LO/LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1(.5)/0(.5)                                         18.6
CT      109   ABC Self-Storage                          YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
MSMC    110   American Self Storage                     YM/YM/YM/YM/YM/YM/YM/YM/YM/YM(.75)/0(.25)                        13.6
GMACCM  111   Woodcrest Pavilion                        LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.75)/0(.25)               13.6
CT      112   International Self Storage                YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
MSMC    113   Parkview Apartments               9, 13   4/4/4/4/4/3/3/3/3/3                                              13.6
GMACCM  114   Park Village Apartments                   YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
CT      115   ABC Mini Storage                          YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
CT      116   Days Inn - Wytheville                     LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/3/2/1/1/1/1(.5)/0(.5)                                     18.6
CT      117   Candlewood Valley Care Center             YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      118   RitePlace Self Storage                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
CT      119   United Artists Theaters                   LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                                 18.6
CT      120   U-Haul Storage (S.Hulen)           10     LO/LO/LO/LO/LO/LO/LO/0/0/0                                       18.6

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
Prepayment and Servicing Information


                                                                                                      Penalty    First
               Loan                                                                Foot     Lockout    Start     Open
 Seller (1)     ID    Property Name                                                Notes    Period     Date      Date
-------------------------------------------------------------------------------------------------------------------------
GMACCM          121   Pine Park Apartments                                                    60      11/20/00    6/1/05
GMACCM          122   The Registry                                                            12        6/3/97   12/1/05
GMACCM          123   Washington Woodworking                                                   0      10/23/96    5/1/06
GMACCM          124   Scott Manor Apartments                                                   0       7/17/96    2/1/06
MSMC            125   Security Self Storage                                                    0       4/24/96   4/30/03
CT              126   Budget Unit Storage                                                     60        2/1/02    2/1/12
CT              127   Shenandoah Apartments                                                   60        2/1/02    2/1/07
CT              128   Las Vegas Mini Storage                                                   0       10/9/96   11/1/10
MSMC            129   Ladson-Oakbrook S.C.                                                    60       12/1/01    6/1/06
CT              130   Stonewall Jackson Building                                               0      12/18/96    7/1/03
GMACCM          131   Four Seasons Estates                                                     0      11/22/96    6/1/06
CT              132   Shaw Mini Storage                                                        0       9/18/96    4/1/03
CT              133   Congress-Sheraton Mini Storage                                           0       12/5/96    7/1/03
MSMC            134   Lincoln Center                                                          60        2/1/02   7/31/06
CT              135   Dependable Mini Storage                                                  0      10/30/96    5/1/06
CT              136   U-Haul Storage (Pasadena)                                     10        84                  9/1/00
GMACCM          137   Valley View Apartments                                                   0        9/6/96    4/1/06
GMACCM          138   University Avenue Retail                                                 0      11/25/96    6/1/06
CT              139   Comfort Inn                                                             12       12/1/97    6/1/16
GMACCM          140   Oakland Terrace Apartments                                               0       9/13/96    4/1/06
GMACCM          141   Capri/ Graham House/ Hale Hall Apartments                                0       8/19/96    3/1/16
CT              142   Alamo Self Storage                                                       0      12/23/96    7/1/03
GMACCM          143   Royal Garden Apartments                                                  0       7/31/96    2/1/06
GMACCM          144   Lincoln Court Apartments                                                12       8/12/97    6/1/03
CT              145   Pantano/22nd St. Self Storage                                            0       12/4/96    7/1/06
GMACCM          146   Kutztown Garden Apartments                                               0      12/12/96    7/1/06
GMACCM          147   Clarke Products                                                          0      12/13/96    7/1/06
GMACCM          148   Springview Garden Apartments                                             0      11/22/96    6/1/06
CT              149   Morningstar Mini Storage                                                 0       11/7/96    6/1/16
GMACCM          150   Greystone Court Apartments                                               0       9/13/96    4/1/03
GMACCM          151   Fort Knox Storage Park                                                   0      11/20/96    6/1/06
CT              152   Atherton Storage                                                         0       1/15/97    2/1/06
CT              153   Beauford Manor                                                          60        3/1/02    9/1/06
CT              154   Colonial Mobile Home Park                                                0      11/27/96    6/1/06
CT              155   City Center Plaza & Storage                                              0      11/11/96    6/1/06
GMACCM          156   Montana Avenue Retail                                                    0      11/25/96    6/1/06
Loan Group 2
CT              157   Holly Hall Apartments                                         12         0       10/1/94   10/1/99
CT              158   Olive Tree Apartments                                         12         0       10/1/94   10/1/99
CT              159   Donner Apartments                                             12         0       7/20/95   7/20/99
GMACCM          160   Northview Terrace Apartments                                  12         0        9/1/96    9/1/01

                                                                                                                      Servicing
Seller  Loan                                   Foot                                                                      Fee
  (1)    ID   Property Name                    Notes    Prepayment Code (14)                                             (bps)
------------------------------------------------------------------------------------------------------------------------------------
GMACCM  121   Pine Park Apartments                      LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     13.6
GMACCM  122   The Registry                              LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                 13.6
GMACCM  123   Washington Woodworking                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  124   Scott Manor Apartments                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
MSMC    125   Security Self Storage                     5/4/3/3/2/2/1/0/0/0                                              13.6
CT      126   Budget Unit Storage                       LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/0/0/0/0/0                                                 18.6
CT      127   Shenandoah Apartments                     LO/LO/LO/LO/LO/5/4/3/2/1/0/0/0/0/0                               18.6
CT      128   Las Vegas Mini Storage                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/5/3/1/1/0                18.6
MSMC    129   Ladson-Oakbrook S.C.                      LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(0.5)/0(0.5)                   13.6
CT      130   Stonewall Jackson Building                YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
GMACCM  131   Four Seasons Estates                      YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      132   Shaw Mini Storage                         YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
CT      133   Congress-Sheraton Mini Storage            YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
MSMC    134   Lincoln Center                            LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     18.6
CT      135   Dependable Mini Storage                   YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
CT      136   U-Haul Storage (Pasadena)          10     LO/LO/LO/LO/LO/LO/LO/0/0/0                                       18.6
GMACCM  137   Valley View Apartments                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  138   University Avenue Retail                  YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      139   Comfort Inn                               LO/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/3/2/1/1/1/1(.5)/0(.5)                                     18.6
GMACCM  140   Oakland Terrace Apartments                YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  141   Capri/ Graham House/
                Hale Hall Apartments                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                         13.6
CT      142   Alamo Self Storage                        YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            18.6
GMACCM  143   Royal Garden Apartments                   YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  144   Lincoln Court Apartments                  LO/YM1/YM1/YM1/YM1/YM1/YM1(.75.)/0(.25)                          13.6
CT      145   Pantano/22nd St. Self Storage             YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
GMACCM  146   Kutztown Garden Apartments                YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  147   Clarke Products                           YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
GMACCM  148   Springview Garden Apartments              YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      149   Morningstar Mini Storage                  YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1
                                                          /YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                         18.6
GMACCM  150   Greystone Court Apartments                YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                            13.6
GMACCM  151   Fort Knox Storage Park                    YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
CT      152   Atherton Storage                          YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/0                            18.6
CT      153   Beauford Manor                            LO/LO/LO/LO/LO/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                     18.6
CT      154   Colonial Mobile Home Park                 YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
CT      155   City Center Plaza & Storage               YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                18.6
GMACCM  156   Montana Avenue Retail                     YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1/YM1(.5)/0(.5)                13.6
Loan
Group
 2
CT      157   Holly Hall Apartments              12     5/4/3/2/1/0/0/0/0/0                                              13.6
CT      158   Olive Tree Apartments              12     5/4/3/2/1/0/0/0/0/0                                              13.6
CT      159   Donner Apartments                  12     4/3/2/1/0/0/0                                                    13.6
GMACCM  160   Northview Terrace Apartments       12     5/4/3/2/1/0/0/0/0/0                                              13.6

Footnotes to Appendix II


1 "CT", "GMACCM", and "MSMC" denote ContiTrade Services L.L.C., GMAC Commercial Mortgage Corporation, Morgan Stanley Mortgage Capital Inc., respectively as Sellers.

2 Loan per Unit of Mortgage Loans secured by a portfolio of properties (Cross-Collateralized Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties) are calculated based on the combined Cut-off Date Balances and relevant units except where not possible due to differing property types.

3 Sets of Mortgage Loans that have identical roman numeral coding designate Mortgaged Properties as to which the related borrowers are the same or affiliated with one another.

4 Sets of Mortgage Loans that have identical alphabetical coding designate Cross-Collateralized Mortgaged Properties.

5 This loan has a stated maturity date of January 1, 2017 but contains a call option and the Pooling and Servicing Agreement will provide for the Master Servicer to call the loan on January 1, 2012.

6 Denotes hyper amortizing loan. Interest rate increases 500 basis points in the 8th year and all excess cashflow is applied to pay down principal.

7 The Bingham Office Park Loan (MSMC 71) is an interest only loan through June 1997. Amortization begins July 1, 1997 and the Mortgage Loan will fully amortize over the remaining 168 months of the term. Debt Service and DSCR reflect the payment of principal and interest commencing in July of 1997.

8 Denotes hyper amortizing loan. Interest rate increases 500 bps in the 10th year and all excess cashflow is applied to pay down principal.

9 This loan has a stated maturity date of November 1, 2016 but contains a call option and the Pooling and Servicing Agreement will provide for the Master Servicer to call the loan on November 1, 2006.

10 The U-Haul Loans pay interest on a monthly basis at the stated rate on the last day of every month. For the first seven years, principal payments are due on the last day of each calendar quarter in an amount equal to 50% of net cash flow from the related Mortgaged Property for such calendar quarter. For the final years, principal payments are due on the last day of each calendar quarter in an amount equal to 100% of the net cash flow from the related Mortgaged Property for such calendar quarter.

11 In general for each property, occupancy was determined based on a rent roll provided by the borrower. In certain cases, occupancy was determined based on an appraisal or site inspection. "Occupancy Date" indicates the date as of which occupancy is determined based on such information.

12   Denotes adjustable rate Loans with the following features:

                                                                               Gross                  Adj.        Adj.
 Seller    Loan ID   Property Name                 Rate          Cap    Floor  Margin       Index    Frequency    Dates
 CT           157    Holly Hall Apartments          8.531%   11.750%   6.000%   2.750 LIBOR - 6 mo  Semiannually  April 1, October 1
 CT           158    Olive Tree Apartments          8.531%   11.750%   6.000%   2.750 LIBOR - 6 mo  Semiannually  April 1, October 1
 CT           159    Donner Apartments              8.500%   13.750%   8.500%   2.750 LIBOR - 6 mo  Semiannually  April 1, October 1
 GMACCM       160    Northview Terrace Apartments   7.938%   10.375%   5.750%   2.500 LIBOR - 1 mo  Monthly       Monthly

13 Denotes Mortgage Loans wherein up to 10% of the loan may be prepaid without penalty each year.

14 Indicates prepayment provisions from first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1" represents the greater of yield maintenance or one percent of the outstanding Principal Balance at such time.

15 Values are generally based upon appraisals but in certain cases, values of the related Mortgaged Property were estimated internally based on the net operating income generated by the Mortgaged Property as well as sales and rental information with respect to comparable properties.

================================================================================
MORGAN STANLEY                    |                    |          March   , 1997
Real Estate Debt Capital Markets  |     [GRAPHIC]      |
Mortgage/Asset Capital Markets    |                    |
================================================================================

                                 CMBS New Issue
                             Preliminary Term Sheet

                                   ----------

                        Expected Launch: March [ ], 1997
                       Expected Pricing: March [ ], 1997

                                   ----------

                                  $563,777,484
                                 (Approximate)

                          Morgan Stanley Capital, Inc.
                                  as Depositor

                           ContiTrade Services L.L.C.
                      Morgan Stanley Mortgage Capital Inc.
                            as Mortgage Loan Sellers

                      GMAC Commercial Mortgage Corporation
                      as Master Servicer, Special Servicer
                            and Mortgage Loan Seller

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1997-C1

                                   ----------

                              Morgan Stanley & Co.
                                  Incorporated

THE SERCURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                                  $563,777,484
                                 (Approximate)
                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1997-C1

-----------------------------------------------------------------------------------------------------------------------
        Initial Aggregate
           Certificate
            Balance or                        Weighted                                                   Description of
         Notional Amount      Ratings          Average           Principal           Expected Final       Pass-Through
Class        ($MM)(1)      (DCR/Moody's)   Life (yrs.)(3)   Window (mos.)(3)(4)   Distribution Date(3)       Rate
-----        --------      -------------   --------------   -------------------   --------------------       ----
-----------------------------------------------------------------------------------------------------------------------
A-1A         $61.7            AAA/Aaa           3.0                1-61              April 15, 2002          Fixed
-----------------------------------------------------------------------------------------------------------------------
A-1B         193.0            AAA/Aaa           7.0               61-108             March 15, 2006          Fixed
-----------------------------------------------------------------------------------------------------------------------
A-1C         139.5            AAA/Aaa           9.4              108-117             December 15, 2006       Fixed
-----------------------------------------------------------------------------------------------------------------------
A-2           38.2            AAA/Aaa           5.8               1-113              August 15, 2006       LIBOR-Based
-----------------------------------------------------------------------------------------------------------------------
IO-1         601.8 (2)        AAA/Aaa            -                  -                February 15, 2017      Variable
-----------------------------------------------------------------------------------------------------------------------
IO-2          38.2 (2)        AAA/Aaa            -                  -                August 15, 2006        Variable
-----------------------------------------------------------------------------------------------------------------------
B             51.3            AA-/Aa2           9.8              117-118             January 15, 2007        Fixed
-----------------------------------------------------------------------------------------------------------------------
C             38.4             A-/A2            9.8                118               January 15, 2007        Fixed
-----------------------------------------------------------------------------------------------------------------------
D             35.2            BBB-/Baa2         9.8              118-119             February 15, 2007       Fixed
-----------------------------------------------------------------------------------------------------------------------
E              6.4             NR/Baa3          9.9                119               February 15, 2007       Fixed
-----------------------------------------------------------------------------------------------------------------------
F             19.2             BB/Ba2          10.2              119-134             May 15, 2008            Fixed
-----------------------------------------------------------------------------------------------------------------------
G             11.2             BB-/Ba3         12.0              134-154             January 15, 2010        Fixed
-----------------------------------------------------------------------------------------------------------------------
H             20.8              B/B3           14.3              154-179             February 16, 2012       Fixed
-----------------------------------------------------------------------------------------------------------------------
J             25.6              NR/NR          17.3              179-239             February 15, 2017       Fixed
-----------------------------------------------------------------------------------------------------------------------

Notes: (1) In the case of each Class subject to a variance of plus or minus 5%.

       (2) The aggregate Notional Amount of Class IO-1 Cerfiticates is equal to 99.9% of the aggregate stated principal balance of the Group 1 Mortgage Loans (or, following the Class A-2 Cross-Over Date, if any, of all the Mortgage Loans) outstanding from time to time. The aggregate Notional Amount of the Class IO-2 Certificates is equal to the aggregate Stated Principal Balance of the Group 2 Loans outstanding from time to time.

       (3) Based on Maturity Assumptions and a pricing speed of 5% CPR for each Mortgage Loan commencing in each case at the end of the period where voluntary principal prepayments are prohibited and/or Yield Maintenance Premiums are imposed.

       (4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal will be made to the holders of each designated Class.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1



I.  Issue Characteristics


Issue Type:         The Class A-1A,  A-1B,  A-1C, A-2, IO-1, IO-2, B, C, D and E
                    Certificates will be offered by a Prospectus Supplement (and accompanying Prospectus) to be dated March __, 1997, and the
                    Class F, G, H and J  Certificates  will be privately  placed
                    (including pursuant to Rule 144A under the Securities Act of
                    1933, as  amended)   pursuant   to  a  Private   Placement
                    Memorandum, to be dated March __, 1997.

Offered
Certificates:       $563.8MM  sequential  monthly pay,  multi-class,  Commercial
                    Mortgage Pass-Through Certificates;  7 fixed rate Classes of
                    Certificates (Classes A-1A, A-1B, A-1C, B, C, D and E); one adjustable rate (LIBOR-Based) Class of Certificates (Class
                    A-2); and two variable rate Interest Only Classes of Certificates (Classes IO-1 and IO-2).

Loan Groups:        Loan Group 1 will consist of 156 fixed rate  Mortgage  Loans with an aggregate principal balance as of the Cut-off Date of approximately $602.4MM and Loan Group 2 will consist of four adjustable rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately
                    $38.2MM. The Class A-1A, A-1B, A-1C, IO-1, B, C, D, E, F, G,
                    H and J  Certificates  will be  primarily  supported by Loan
                    Group 1, while the Class A-2 and IO-2 Certificates will be primarily supported by Loan Group 2.

Sellers: GMAC Commercial Mortgage Corporation, ContiTrade Services L.L.C. and Morgan Stanley Mortgage Capital Inc.


Underwriter:        Morgan Stanley & Co. Incorporated

Master Servicer:    GMAC Commercial Mortgage Corporation

Special Servicer:   GMAC Commercial Mortgage Corporation

Trustee/
Fiscal Agent:       LaSalle National Bank/ABN AMRO Bank N.V.

Expected Pricing:   March __, 1997

Closing Date:       March __, 1997

Distribution
Dates: The 15th day of each month or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing on April 15, 1997.

Minimum
Denominations:      In the  case  of  the  Class  IO-1  and  IO-2  Certificates,
                    $100,000 Notional Amount and multiples of $1 in excess thereof, and in the case of the other Offered Certificates, $100,000 Certificate Balance and multiples of $1 in excess thereof.

Settlement Terms:   DTC, same day funds, with accrued interest.

Legal/
Regulatory Status:  The Class A-1A, A-1B, A-1C, A-2, IO-1 and IO-2  Certificates
                    are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

Risk Factors:       THE  OFFERED  CERTIFICATES  INVOLVE A DEGREE OF RISK AND MAY
                    NOT BE  SUITABLE  FOR ALL  INVESTORS.  PLEASE  SEE THE "RISK
                    FACTORS  AND OTHER  SPECIAL  CONSIDERATIONS"  SECTION OF THE
                    PROSPECTUS  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE
                    PROSPECTUS.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1

                               [GRAPHIC OMITTED]


[IN THE PRINTED MATERIAL, A BAR CHART DEPICTS THE PORTION OF INTEREST CASH FLOW, ON EACH OF LOAN GROUP 1 AND LOAN GROUP 2, TO WHICH EACH CLASS OF CERTIFICATES IS GENERALLY ENTITLED.]


II.  Structure Characteristics


The Class A-1A, A-1B, A-1C, B, C, D, E, F, G, H and J Certificates are fixed rate, sequential monthly pay, pass-through certificates and Class IO-1 is a variable rate interest strip, all of which are generally supported by cash flow from Loan Group 1. The Pass-Through Rate of the Class A-2 Certificates adjusts monthly based upon a spread over 1-month LIBOR and Class IO-2 is a variable rate interest strip, both of which are primarily supported by Loan Group 2. As described in the Prospectus Supplement, in certain circumstances principal and/or interest from Loan Group 1 can be utilized to make payments on the Certificates supported primarily by Loan Group 2, and the aggregate Balance of the Senior Certificates will be paid down first before any principal from either Loan Group will be allocated to pay down the Subordinate Classes. After such "Class A-2 Cross-Over Date," the Pass-Through Rate of the Class IO-1 Certificates will be calculated based upon the Net Mortgage Rates of all of the Mortgage Loans, including the Group 2 Mortgage Loans.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1


Priority of Cash Flows


                               [GRAPHIC OMITTED]


[IN THE PRINTED MATERIAL, A BAR CHART DEPICTS THE GENERAL TIMING AND PRIORITY OF DISTRIBUTIONS OF INTEREST AND PRINCIPAL CASH FLOW, ON EACH OF THE LOAN GROUP 1 AND LOAN GROUP 2, TO EACH CLASS OF CERTIFICATES.]


Notes: (1) The Class A-1A, A-1B, A-1C, A-2, IO-1 and IO-2 Certificates will be paid interest on a pro rata basis.
          (2) Based on the Maturity Assumptions, a pricing speed of 5% CPR for each Mortgage Loan commencing in each case at the end of the period where voluntary principal prepayments are prohibited and/or Yield Maintenance Premiums are imposed and no defaults on any of the Mortgage Loans.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1


Interest
Distributions:      Interest will be  distributed on each  Distribution  Date to each class of Certificates at its Pass-Through Rate, on the outstanding Certificate Principal Balance.




Pass-Through Rates:  A-1A Pass-Through Rate:      ___%
                     A-1B Pass-Through Rate:      ___%
                     A-1C Pass-Through Rate:      ___%
                     A-2 Pass-Through Rate:       Adjustable (LIBOR-Based)
                     B Pass-Through Rate:         ___%
                     C Pass-Through Rate:         ___%
                     D Pass-Through Rate:         ___%
                     E Pass-Through Rate:         ___%
                     F Pass-Through Rate:         ___%
                     G Pass-Through Rate:         ___%
                     H Pass-Through Rate:         ___%
                     J Pass-Through Rate:         ___%
                     IO-1 Pass-Through Rate:      Generally,     the    weighted
                                                  average Net  Mortgage  Rate of
                                                  Loan Group 1 less the weighted
                                                  average  of  the  Pass-Through
                                                  Rates on Classes  A-1A,  A-1B,
                                                  A-1C and B through J.
                    IO-2 Pass-Through Rate:       Generally  (prior to the Class
                                                  A-2  Cross-Over   Date),   the
                                                  weighted  average Net Mortgage
                                                  Rate of Loan  Group 2 less the
                                                  Pass-Through   Rate  on  Class
                                                  A-2,  adjusted  for the actual
                                                  number of days of the  related
                                                  Collection Period.

Principal
Distributions:      Principal  with respect to Loan Group 1 will be  distributed
                    (in sequential  order) to the Class A-1A, A-1B, A-1C and A-2
                    Certificates and principal with respect to Loan Group 2 will be distributed (in sequential order) to the Class A-2, A-1A, A-1B and A-1C Certificates with the remaining portion of principal to the Class B, C, D, E, F, G, H and J
                    Certificates, in each case in sequential order until their principal balances are reduced to zero.

Prepayment Penalty
Allocation:         Prepayment Premiums  will  be   distributed  to  both  the
                    Principal   Balance   Certificates  and  the  Interest  Only
                    Certificates with respect to the applicable Loan Groups as described further in the "DESCRIPTION OF THE CERTIFICATES -
                    Distributions  of  Prepayment  Premiums"  in the  Prospectus
                    Supplement.

Credit Enhancement: Each  Class of  Certificates  shall be  subordinated  to all other Classes, if any, with higher ratings.

Advancing:          The Master  Servicer,  the Trustee and the Fiscal Agent,  in
                    that order, will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, generally only to the extent that such Advances are deemed to be recoverable from Related Proceeds.

Realized Losses
and Interest
Shortfalls:         Realized  Losses  and  Expense  Losses,   if  any,  will  be
                    allocated  to the Class J,  Class H, Class G, Class F, Class
                    E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1A, A-1B, A-1C, A-2 Certificates, pro rata with respect to principal and to the IO-1 and IO-2
                    Certficates with respect to interest.

                    Any interest shortfall on any Class of Certificates will result in unpaid interest for such Class which, together with (except in the case of the Interest Only Certificates) interest thereon compounded monthly at an annualized rate equal to the applicable Pass-Through Rate, will be included in subsequent periods subject to available funds.

Prepayment Interest
Shortfalls:         To the extent that aggregate  Prepayment Interest Shortfalls exceed the aggregate Prepayment Interest Excesses for the Collection Period related to a Distribution Date, such amount will reduce the aggregate Master Servicing Fee for such Collection Period (such reduction not to exceed .05% per annum applied to all of the Mortgage Loans). On each Distribution Date, any Prepayment Interest Shortfall not offset in such manner by the Master Servicing Fee or by Prepayment Interest Excesses will generally be allocated pro rata to each Class of Certificates proportionately to the amount of interest that would otherwise be payable.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1


Appraisal
Reductions:         Appraisal  reductions will be created in the amount, if any,
                    by  which  the  Stated  Principal   Balance  of  a  Required
                    Appraisal  Loan  (plus  certain  other  amounts  overdue  in connection  with  such  Mortgage  Loan)  exceeds  90% of the
                    appraised   value  of  the   related   mortgaged   property.
                    Notwithstanding the foregoing, if an internal valuation of the mortgaged property is performed, the appraisal reduction will be the greater of (a) the amount calculated as described in the preceding sentence and (b) 25% of the Stated Principal Balance of the Mortgage Loan.


                    The Appraisal Reduction amount will reduce proportionately the amount of P&I Advances for such loan, which reduction is borne by the most subordinate Class of Principal Balance
                    Certificates outstanding. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, liquidated, repurchased or otherwise disposed of.

Servicing
Standard:           Subject  to  the  Servicing  Standard  as  described  in the
                    Prospectus   Supplement,   the  Master   Servicer   and,  as
                    applicable,  the Special  Servicer  will, in its  reasonable discretion, service and administer the Mortgage Loans in the
                    best   interest   of,   and  for   the   benefit   of,   the
                    Certificateholders.

Operating Advisor:  The  Operating  Advisor,  which  will  be  appointed  by the
                    Controlling Class, will have the right to be notified by the Special Servicer with respect to certain events regarding specially serviced Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral. In addition, the
                    Operating Advisor will have the right to terminate the Special Servicer and appoint a successor Special Servicer which is acceptable to the Rating Agencies. Initially, the Operating Advisor will be the same entity as the Special Servicer.

Controlling Class:  The Controlling  Class will be the most subordinate Class of
                    Principal Balance Certificates outstanding at any time or, if the aggregate Certificate Balance of such Class is less than 25% of the initial aggregate Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates.

Optional
Termination:        The Depositor, the Master Servicer, the Special Servicer and
                    the  holder  of  a  majority   interest  in  the  Class  R-I
                    Certificates will have the option to purchase, in whole, but not in part, the remaining collateral on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 3% of the Initial Pool Balance at a price generally equal to the unpaid principal balance plus accrued and unpaid interest and unreimbursed Servicing Advances and expenses with respect to the Mortgage Loans and the fair market value of any other collateral in the Trust Fund.

Reports to
Certificateholders: The   Trustee    will    prepare    and   deliver    monthly
                    Certificateholder Reports. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee a monthly report setting forth, among other things, the DSCRs for each Mortgage Loan, as available. The Special Servicer will prepare and deliver to the Trustee a monthly Special Servicer Report detailing the status of each specially serviced Mortgage Loan. Each of the reports will be available to the Certificateholders.

                                  $563,777,484
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1

III. Originators:   GMACCM

                    The Mortgage Pool includes approximately $223.4MM of Mortgage Loans representing 34.9% of the Initial Pool Balance that are owned by GMAC Commercial Mortgage Corporation ("GMACCM").

                    GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

                    ContiTrade

                    The Mortgage Pool includes approximately $220.4MM of Mortgage Loans representing 34.4% of the Initial Pool Balance that are owned by ContiTrade Services L.L.C. ("ContiTrade").

                    ContiTrade was organized in the State of Delaware on June 1, 1995 and is a wholly-owned indirect subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purpose of acquiring and selling mortgage assets. Through its commercial mortgage conduit program, ContiMAP(R), ContiTrade purchases commercial mortgage loans from its select correspondent network and then pools loans for securitization. The principal executive offices of ContiTrade is located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800.

                    Morgan Stanley Mortgage Capital Inc.

                    The Mortgage Pool includes approximately $196.8MM of Mortgage Loans representing 30.7% of the Initial Pool
                    Balance originated by or on behalf of, or acquired by, Morgan Stanley Mortgage Capital Inc. ("MSMC").

                    MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed to originate and purchase loans secured by commercial real estate including multifamily assets. Each of the Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, directly by MSMC or purchased by MSMC in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, NY 10036. Its telephone number is (212) 761-4700.


IV. Collateral Description

Collateral:         The  collateral for the  Certificates  is a $640.7MM pool of
                    156  fixed-rate  and  four  adjustable   rate,  first  lien,
                    commercial  and   multifamily   mortgage  loans  secured  by
                    commercial properties located in 31 different states with a WAC of 8.94%, and a WAM of 121 months The loans were originated or acquired by GMACCM (34.9%), ContiTrade (34.4%) and MSMC (30.7%).

                                  $563,777,484
                                 (Approximate)
                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1


                                                 PROPERTY SUMMARY
                                                 ----------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                                   Weighted
                                                                     Weighted       Weighted       Average     Weighted
                                        Aggregate     Percentage     Average        Average          Debt       Average
                            Number    Cut-off Date    of Initial     Mortgage    Remaining Term    Service      Loan to
       Property Type        of Loans     Balance     Pool Balance      Rate        to Stated       Coverage      Value
                                                                                 Maturity (mos.     Ratio
--------------------------------------------------------------------------------------------------------------------------
Multifamily                   35      $138,132,083       21.6%          8.603%        105             1.34x       70.1%
--------------------------------------------------------------------------------------------------------------------------
Retail                        23       116,913,683       18.2           8.667         130             1.32        70.8
--------------------------------------------------------------------------------------------------------------------------
Self-Storage                  36        81,350,900       12.7           9.402         118             1.45        69.4
--------------------------------------------------------------------------------------------------------------------------
Industrial                    11        65,837,933       10.3           8.862         112             1.34        66.9
--------------------------------------------------------------------------------------------------------------------------
Nursing Home                  16        60,388,912        9.4           9.339         129             1.90        67.8
--------------------------------------------------------------------------------------------------------------------------
Office                         8        31,372,021        4.9           9.047         115             1.48        63.7
--------------------------------------------------------------------------------------------------------------------------
Various                        5        34,950,187        5.5           9.088         109             1.35        66.8
--------------------------------------------------------------------------------------------------------------------------
Mobile Home Park              10        34,467,540        5.4           8.809          86             1.25        73.2
--------------------------------------------------------------------------------------------------------------------------
Congregate Care                3        30,400,739        4.7           8.819         225             1.35        77.8
--------------------------------------------------------------------------------------------------------------------------
Hospitality                    6        21,823,043        3.4           9.685         154             1.55        57.7
--------------------------------------------------------------------------------------------------------------------------
Other                          7        25,020,880        3.9           9.151          94             1.32        68.4
--------------------------------------------------------------------------------------------------------------------------
                  TOTAL      160      $640,657,923      100.0%          8.940%        121             1.41x       69.1%
--------------------------------------------------------------------------------------------------------------------------



                             GEOGRAPHIC DISTRIBUTION
                             -----------------------

                                [GRAPHIC OMITTED]

[SET FORTH IN THE PRINTED MATERIALS IS A MAP OF THE CONTINENTAL UNITED STATES SHOWING THE BORDERS OF THE UNITED STATES.]

[THE FIGURES SET FORTH IN THE FOLLOWING TABLE WERE SET FORTH ON SUCH MAP OF THE UNITED STATES.]


       AL ....................................................      0.2%
       AZ ....................................................      8.3%
       CA ....................................................     20.4%
       CO ....................................................      4.2%
       CT ....................................................      0.4%
       FL ....................................................      0.8%
       GA ....................................................      4.0%
       IL ....................................................      2.9%
       IN ....................................................      1.4%
       KY ....................................................      0.5%
       LA ....................................................      0.1%
       MA ....................................................      8.2%
       MD ....................................................      1.8%
       MI ....................................................      5.1%
       MN ....................................................      1.9%
       MO ....................................................      2.0%
       MS ....................................................      0.2%
       NC ....................................................      0.3%
       NJ ....................................................      3.8%
       NM ....................................................      0.4%
       NV ....................................................      1.4%
       NY ....................................................      9.4%
       PA ....................................................      2.3%
       RI ....................................................      0.2%
       SC ....................................................      1.4%
       SD ....................................................      1.0%
       TN ....................................................      1.5%
       TX ....................................................      9.4%
       UT ....................................................      2.1%
       VA ....................................................      2.6%
       WA ....................................................      1.5%

PROSPECTUS DATED MARCH 14, 1997


                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                          Morgan Stanley Capital I Inc.
                                    Depositor

                                    --------

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                  (cover continued on next page)

                                    --------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

     Investors  should  consider,  among other  things,  certain risks set forth
under  the  caption  "Risk  Factors"  herein  and  in  the  related   Prospectus
Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                                    --------

                              MORGAN STANLEY & CO.
                                  INCORPORATED

March 14, 1997

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the
Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain


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


summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates-Reports to Certificateholders" and "Description of the Agreements-Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.


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                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUPPLEMENT.........................................................2

AVAILABLE INFORMATION.........................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................3

SUMMARY OF PROSPECTUS.........................................................5

RISK FACTORS.................................................................13

DESCRIPTION OF THE TRUST FUNDS...............................................19

USE OF PROCEEDS..............................................................25

YIELD CONSIDERATIONS.........................................................26

THE DEPOSITOR................................................................29

DESCRIPTION OF THE CERTIFICATES..............................................29

DESCRIPTION OF THE AGREEMENTS................................................36

DESCRIPTION OF CREDIT SUPPORT................................................52

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES...................54

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................69

STATE TAX CONSIDERATIONS.....................................................92

ERISA CONSIDERATIONS.........................................................92

LEGAL INVESTMENT.............................................................94

PLAN OF DISTRIBUTION.........................................................96

LEGAL MATTERS................................................................97

FINANCIAL INFORMATION........................................................97

RATING   ....................................................................97

INDEX OF PRINCIPAL DEFINITIONS...............................................98


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                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...............    Mortgage   Pass-Through    Certificates,
                                        issuable in series (the "Certificates").

Depositor...........................    Morgan   Stanley   Capital  I  Inc.,   a
                                        wholly-owned    subsidiary   of   Morgan
                                        Stanley Group Inc. See "The Depositor."

Master Servicer.....................    The   master   servicer   (the   "Master
                                        Servicer"),  if any,  for each series of
                                        Certificates,  which may be an affiliate
                                        of the  Depositor,  will be named in the
                                        related   Prospectus   Supplement.   See
                                        "Description            of           the
                                        Agreements-Collection      and     Other
                                        Servicing Procedures."

Special Servicer....................    The  special   servicer   (the  "Special
                                        Servicer"),  if any,  for each series of
                                        Certificates,  which may be an affiliate
                                        of the Depositor,  will be named, or the
                                        circumstances in accordance with which a
                                        Special  Servicer will be appointed will
                                        be described,  in the related Prospectus
                                        Supplement.   See  "Description  of  the
                                        Agreements--Special Servicers."

Trustee.............................    The  trustee  (the  "Trustee")  for each
                                        series of Certificates  will be named in
                                        the related Prospectus  Supplement.  See
                                        "Description   of  the   Agreements--The
                                        Trustee."

The Trust Assets....................    Each   series   of   Certificates   will
                                        represent in the aggregate the entire beneficial ownership interest in a Trust
                                        Fund consisting primarily of:

      (a) Mortgage Assets...........    The Mortgage Assets with respect to each
                                        series of Certificates will consist of a
                                        pool of  multifamily  and/or  commercial
                                        mortgage   loans   (collectively,    the
                                        "Mortgage     Loans")    and    mortgage
                                        participations,   mortgage  pass-through
                                        certificates  or  other  mortgage-backed
                                        securities  evidencing  interests  in or
                                        secured by Mortgage Loans (collectively,
                                        the "MBS") or a combination  of Mortgage
                                        Loans and MBS. The  Mortgage  Loans will
                                        not  be  guaranteed  or  insured  by the
                                        Depositor or any of its  affiliates  or,
                                        unless   otherwise   provided   in   the
                                        Prospectus     Supplement,     by    any
                                        governmental  agency or  instrumentality
                                        or other  person.  As more  specifically
                                        described  herein,  the  Mortgage  Loans
                                        will be secured by first or junior liens
                                        on, or security interests in, properties
                                        consisting of (i) residential properties
                                        consisting  of five or  more  rental  or
                                        cooperatively-owned  dwelling units (the
                                        "Multifamily Properties") or (ii) office
                                        buildings,   shopping  centers,   retail
                                        stores, hotels or motels, nursing homes,
                                        hospitals or other  health-care  related
                                        facilities, mobile home parks, warehouse
                                        facilities, mini-warehouse facilities or
                                        self-storage   facilities,    industrial
                                        plants,   congregate  care   facilities,
                                        mixed use or other  types of  commercial
                                        properties       (the        "Commercial
                                        Properties").    The   term   "Mortgaged
                                        Properties"  shall refer to  Multifamily
                                        Properties or Commercial Properties, or both.


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                                        To the extent  described  in the related
                                        Prospectus  Supplement,  some  or all of
                                        the  Mortgage  Loans may also be secured
                                        by an  assignment  of one or more leases
                                        (each, a "Lease") of one or more lessees
                                        (each,  a "Lessee")  of all or a portion
                                        of  the  related  Mortgaged  Properties.
                                        Unless   otherwise   specified   in  the
                                        related   Prospectus    Supplement,    a
                                        significant   or  the  sole   source  of
                                        payments on certain Commercial Loans (as
                                        defined   herein)  will  be  the  rental
                                        payments  due under the related  Leases.
                                        In certain  circumstances,  with respect
                                        to Commercial  Properties,  the material
                                        terms  and  conditions  of  the  related
                                        Leases  may be set forth in the  related
                                        Prospectus Supplement.  See "Description
                                        of     the     Trust     Funds--Mortgage
                                        Loans--Leases"         and         "Risk
                                        Factors--Limited Assets" herein.

                                        The Mortgaged  Properties may be located
                                        in  any  one of the  fifty  states,  the
                                        District of Columbia or the Commonwealth
                                        of   Puerto   Rico.    The    Prospectus
                                        Supplement   will  indicate   additional
                                        jurisdictions,  if  any,  in  which  the
                                        Mortgaged  Properties  may  be  located.
                                        Unless otherwise provided in the related
                                        Prospectus   Supplement,   all  Mortgage
                                        Loans  will  have  individual  principal
                                        balances at origination of not less than
                                        $25,000 and  original  terms to maturity
                                        of not more than 40 years.  All Mortgage
                                        Loans  will  have  been   originated  by
                                        persons  other than the  Depositor,  and
                                        all  Mortgage   Assets  will  have  been
                                        purchased,     either     directly    or
                                        indirectly,   by  the  Depositor  on  or
                                        before the date of initial  issuance  of
                                        the related series of Certificates.  The
                                        related   Prospectus   Supplement   will
                                        indicate   if  any  such   persons   are
                                        affiliates of the Depositor.

                                        Each  Mortgage  Loan may  provide for no
                                        accrual of  interest  or for  accrual of
                                        interest  thereon at an interest rate (a
                                        "Mortgage  Rate") that is fixed over its
                                        term or that  adjusts from time to time,
                                        or  that  may  be   converted   from  an
                                        adjustable to a fixed  Mortgage Rate, or
                                        from a fixed to an  adjustable  Mortgage
                                        Rate,   from   time   to   time  at  the
                                        mortgagor's  election,  in each  case as
                                        described  in  the  related   Prospectus
                                        Supplement. Adjustable Mortgage Rates on
                                        the  Mortgage  Loans in a Trust Fund may
                                        be  based on one or more  indices.  Each
                                        Mortgage  Loan may provide for scheduled
                                        payments  to  maturity,   payments  that
                                        adjust from time to time to  accommodate
                                        changes  in  the  Mortgage  Rate  or  to
                                        reflect   the   occurrence   of  certain
                                        events,  and may  provide  for  negative
                                        amortization        or       accelerated
                                        amortization,  in each case as described
                                        in the  related  Prospectus  Supplement.
                                        Each   Mortgage   Loan   may  be   fully
                                        amortizing or require a balloon  payment
                                        due on its stated maturity date, in each
                                        case  as   described   in  the   related
                                        Prospectus  Supplement.   Each  Mortgage
                                        Loan   may   contain   prohibitions   on
                                        prepayment  or  require   payment  of  a
                                        premium or a yield  maintenance  penalty
                                        in connection with a prepayment, in each
                                        case  as   described   in  the   related
                                        Prospectus   Supplement.   The  Mortgage
                                        Loans  may  provide   for   payments  of
                                        principal,  interest  or  both,  on  due
                                        dates  that  occur  monthly,  quarterly,
                                        semi-annually  or at such other interval
                                        as   is   specified   in   the   related
                                        Prospectus Supplement.  See "Description
                                        of   the   Trust    Funds-Assets."

      (b) Government Securities.....    If so provided in the related Prospectus
                                        Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct

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                                        obligations   of  the   United   States,
                                        agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").

      (c) Collection Accounts.......    Each Trust Fund will include one or more
                                        accounts  established  and maintained on
                                        behalf  of the  Certificateholders  into
                                        which the person or  persons  designated
                                        in  the  related  Prospectus  Supplement
                                        will, to the extent described herein and
                                        in such Prospectus  Supplement,  deposit
                                        all payments and collections received or
                                        advanced  with  respect to the  Mortgage
                                        Assets  and  other  assets  in the Trust
                                        Fund.  Such an account may be maintained
                                        as an interest bearing or a non-interest
                                        bearing account,  and funds held therein
                                        may be  held  as  cash  or  invested  in
                                        certain  short-term,   investment  grade
                                        obligations,  in each case as  described
                                        in the  related  Prospectus  Supplement.
                                        See       "Description       of      the
                                        Agreements--Certificate    Account   and
                                        Other Collection Accounts."

      (d) Credit Support............    If so provided in the related Prospectus
                                        Supplement,  partial or full  protection
                                        against  certain  defaults and losses on
                                        the Mortgage Assets in the related Trust
                                        Fund  may be  provided  to  one or  more
                                        classes of  Certificates  of the related
                                        series in the form of  subordination  of
                                        one   or   more    other    classes   of
                                        Certificates of such series, which other
                                        classes may include one or more  classes
                                        of  Offered  Certificates,  or by one or
                                        more other types of credit support, such
                                        as a letter of credit, insurance policy,
                                        guarantee,  reserve fund or another type
                                        of  credit  support,  or  a  combination
                                        thereof (any such  coverage with respect
                                        to  the   Certificates  of  any  series,
                                        "Credit Support").  The amount and types
                                        of coverage,  the  identification of the
                                        entity   providing   the   coverage  (if
                                        applicable) and related information with
                                        respect to each type of Credit  Support,
                                        if  any,   will  be   described  in  the
                                        Prospectus  Supplement  for a series  of
                                        Certificates.  The Prospectus Supplement
                                        for   any    series   of    Certificates
                                        evidencing  an  interest in a Trust Fund
                                        that  includes  MBS  will  describe  any
                                        similar forms of credit support that are
                                        provided  by or with  respect to, or are
                                        included  as  part  of  the  trust  fund
                                        evidenced by or providing  security for,
                                        such  MBS.  See  "Risk   Factors--Credit
                                        Support Limitations" and "Description of
                                        Credit Support."

      (e) Cash Flow Agreements......    If so provided in the related Prospectus
                                        Supplement,  the Trust Fund may  include
                                        guaranteed investment contracts pursuant
                                        to which  moneys  held in the  funds and
                                        accounts  established  for  the  related
                                        series  will be  invested at a specified
                                        rate.  The Trust  Fund may also  include
                                        certain   other   agreements,   such  as
                                        interest   rate   exchange   agreements,
                                        interest  rate cap or floor  agreements,
                                        currency exchange  agreements or similar
                                        agreements   provided   to  reduce   the
                                        effects  of  interest  rate or  currency
                                        exchange rate fluctuations on the Assets
                                        or   on   one   or   more   classes   of
                                        Certificates.     (Currency     exchange
                                        agreements  might  be  included  in  the
                                        Trust   Fund  if  some  or  all  of  the
                                        Mortgage  Assets (such as Mortgage Loans
                                        secured by Mortgaged  Properties located
                                        outside   the   United    States)   were
                                        denominated   in  a  non-United   States
                                        currency.)  The  principal  terms of any
                                        such guaranteed  investment  contract or
                                        other agreement (any such  agreement,  a
                                        "Cash   Flow   Agreement"),   including,
                                        without limitation, provisions relating to the timing, manner and amount of


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                                        payments   thereunder   and   provisions
                                        relating  to  the  termination  thereof,
                                        will  be  described  in  the  Prospectus
                                        Supplement  for the related  series.  In
                                        addition,    the   related    Prospectus
                                        Supplement    will    provide    certain
                                        information  with respect to the obligor
                                        under any such Cash Flow Agreement.  The
                                        Prospectus  Supplement for any series of
                                        Certificates evidencing an interest in a
                                        Trust  Fund  that   includes   MBS  will
                                        describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates.........    Each series of  Certificates  evidencing
                                        an   interest   in  a  Trust  Fund  that
                                        includes  Mortgage  Loans as part of its
                                        assets  will  be  issued  pursuant  to a
                                        pooling  and  servicing  agreement,  and
                                        each series of  Certificates  evidencing
                                        an  interest  in a Trust  Fund that does
                                        not  include   Mortgage  Loans  will  be
                                        issued  pursuant  to a trust  agreement.
                                        Pooling  and  servicing  agreements  and
                                        trust  agreements are referred to herein
                                        as  the  "Agreements."  Each  series  of
                                        Certificates  will  include  one or more
                                        classes.  Each  series  of  Certificates
                                        (including   any  class  or  classes  of
                                        Certificates  of such series not offered
                                        hereby) will  represent in the aggregate
                                        the entire beneficial ownership interest
                                        in  the  Trust   Fund.   Each  class  of
                                        Certificates    (other   than    certain
                                        Stripped   Interest   Certificates,   as
                                        defined   below)   will  have  a  stated
                                        principal    amount   (a    "Certificate
                                        Balance")   and  (other   than   certain
                                        Stripped  Principal   Certificates,   as
                                        defined  below),  will  accrue  interest
                                        thereon  based on a fixed,  variable  or
                                        adjustable      interest     rate     (a
                                        "Pass-Through    Rate").   The   related
                                        Prospectus  Supplement  will specify the
                                        Certificate  Balance,  if  any,  and the
                                        Pass-Through  Rate  for  each  class  of
                                        Certificates   or,  in  the  case  of  a
                                        variable  or   adjustable   Pass-Through
                                        Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates.......    Each series of Certificates will consist
                                        of one or more  classes of  Certificates
                                        that may (i)  provide for the accrual of
                                        interest   thereon   based   on   fixed,
                                        variable or  adjustable  rates;  (ii) be
                                        senior      (collectively,       "Senior
                                        Certificates")       or      subordinate
                                        (collectively,              "Subordinate
                                        Certificates")  to  one  or  more  other
                                        classes  of  Certificates  in respect of
                                        certain     distributions     on     the
                                        Certificates;   (iii)  be   entitled  to
                                        principal      distributions,       with
                                        disproportionately  low,  nominal  or no
                                        interest  distributions   (collectively,
                                        "Stripped Principal Certificates"); (iv)
                                        be entitled  to interest  distributions,
                                        with  disproportionately low, nominal or
                                        no        principal        distributions
                                        (collectively,     "Stripped    Interest
                                        Certificates");    (v)    provide    for
                                        distributions    of   accrued   interest
                                        thereon  commencing  only  following the
                                        occurrence  of certain  events,  such as
                                        the  retirement  of  one or  more  other
                                        classes of  Certificates  of such series
                                        (collectively,  "Accrual Certificates");
                                        (vi)   provide  for   distributions   of
                                        principal    sequentially,    based   on
                                        specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                        Principal  Certificate  component  and a
                                        Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related
                                        Prospectus Supplement. Any such


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                                        classes may  include  classes of Offered
                                        Certificates.     With     respect    to
                                        Certificates    with    two   or    more
                                        components,    references    herein   to
                                        Certificate Balance, notional amount and
                                        Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                        The Certificates  will not be guaranteed
                                        or  insured by the  Depositor  or any of
                                        its  affiliates,   by  any  governmental
                                        agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

      (a) Interest..................    Interest   on  each   class  of  Offered
                                        Certificates    (other   than   Stripped
                                        Principal   Certificates   and   certain
                                        classes     of     Stripped     Interest
                                        Certificates) of each series will accrue
                                        at the applicable  Pass-Through  Rate on
                                        the  outstanding   Certificate   Balance
                                        thereof  and  will  be   distributed  to
                                        Certificateholders  as  provided  in the
                                        related  Prospectus  Supplement (each of
                                        the    specified    dates    on    which
                                        distributions   are   to  be   made,   a
                                        "Distribution Date"). Distributions with
                                        respect to interest on Stripped Interest
                                        Certificates   may  be   made   on  each
                                        Distribution  Date  on  the  basis  of a
                                        notional  amount  as  described  in  the
                                        related      Prospectus      Supplement.
                                        Distributions  of interest  with respect
                                        to one or more  classes of  Certificates
                                        may be  reduced to the extent of certain
                                        delinquencies,     losses,    prepayment
                                        interest    shortfalls,     and    other
                                        contingencies  described  herein  and in
                                        the related Prospectus  Supplement.  See
                                        "Risk     Factors--Average    Life    of
                                        Certificates;    Prepayments;   Yields,"
                                        "Yield Considerations" and "Description of the Certificates--Distributions of
                                        Interest on the Certificates."

      (b) Principal.................    The    Certificates   of   each   series
                                        initially   will   have   an   aggregate
                                        Certificate  Balance no greater than the
                                        outstanding  principal  balance  of  the
                                        Assets  as  of,   unless   the   related
                                        Prospectus      Supplement      provides
                                        otherwise,  the close of business on the
                                        first day of the month of  formation  of
                                        the  related  Trust  Fund (the  "Cut-off
                                        Date"),  after  application of scheduled
                                        payments  due on or  before  such  date,
                                        whether or not received. The Certificate
                                        Balance  of  a  Certificate  outstanding
                                        from time to time represents the maximum
                                        amount  that the holder  thereof is then
                                        entitled   to   receive  in  respect  of
                                        principal  from  future cash flow on the
                                        assets in the related Trust Fund. Unless
                                        otherwise   provided   in  the   related
                                        Prospectus Supplement,  distributions of
                                        principal   will   be   made   on   each
                                        Distribution   Date  to  the   class  or
                                        classes of Certificates entitled thereto
                                        until the  Certificate  Balances of such
                                        Certificates  have been reduced to zero.
                                        Unless   otherwise   specified   in  the
                                        related      Prospectus      Supplement,
                                        distributions  of principal of any class
                                        of  Certificates  will  be made on a pro
                                        rata basis among all of the Certificates
                                        of such class or by random selection, as
                                        described  in  the  related   Prospectus
                                        Supplement or otherwise  established  by
                                        the related Trustee.  Stripped  Interest
                                        Certificates with no Certificate Balance
                                        will  not   receive   distributions   in
                                        respect of principal. See "Description of the Certificates--Distributions of
                                        Principal of the Certificates."


                                        9
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Advances............................    Unless otherwise provided in the related
                                        Prospectus   Supplement,    the   Master
                                        Servicer  will be  obligated  as part of
                                        its servicing  responsibilities  to make
                                        certain  advances that in its good faith
                                        judgment  it  deems   recoverable   with
                                        respect to delinquent scheduled payments
                                        on the Whole  Loans in such Trust  Fund.
                                        Neither  the  Depositor  nor  any of its
                                        affiliates will have any  responsibility
                                        to make such advances.  Advances made by
                                        a  Master   Servicer  are   reimbursable
                                        generally from subsequent  recoveries in
                                        respect   of  such   Whole   Loans   and
                                        otherwise to the extent described herein
                                        and    in   the    related    Prospectus
                                        Supplement.   If  and   to  the   extent
                                        provided  in the  Prospectus  Supplement
                                        for any series, the Master Servicer will
                                        be entitled  to receive  interest on its
                                        outstanding   advances,   payable   from
                                        amounts in the related  Trust Fund.  The
                                        Prospectus  Supplement for any series of
                                        Certificates evidencing an interest in a
                                        Trust  Fund  that   includes   MBS  will
                                        describe  any  corresponding   advancing
                                        obligation  of any person in  connection
                                        with such MBS. See  "Description  of the
                                        Certificates--Advances   in  Respect  of
                                        Delinquencies."

Termination.........................    If   so   specified   in   the   related
                                        Prospectus   Supplement,   a  series  of
                                        Certificates  may be subject to optional
                                        early termination through the repurchase
                                        of the Assets in the related  Trust Fund
                                        by the party  specified  therein,  under
                                        the  circumstances and in the manner set
                                        forth  therein.  If so  provided  in the
                                        related Prospectus Supplement,  upon the
                                        reduction of the Certificate  Balance of
                                        a   specified   class  or   classes   of
                                        Certificates  by a specified  percentage
                                        or   amount  or  on  and  after  a  date
                                        specified in such Prospectus Supplement,
                                        the party specified therein will solicit
                                        bids  for  the  purchase  of  all of the
                                        Assets  of  the  Trust  Fund,  or  of  a
                                        sufficient  portion  of such  Assets  to
                                        retire   such  class  or   classes,   or
                                        purchase  such  Assets  at a  price  set
                                        forth   in   the   related    Prospectus
                                        Supplement.  In addition, if so provided
                                        in the  related  Prospectus  Supplement,
                                        certain classes of  Certificates  may be
                                        purchased subject to similar conditions.
                                        See       "Description       of      the
                                        Certificates--Termination."

Registration of Certificates........    If so provided in the related Prospectus
                                        Supplement,  one or more  classes of the
                                        Offered  Certificates  will initially be
                                        represented by one or more  Certificates
                                        registered in the name of Cede & Co., as
                                        the nominee of DTC. No person  acquiring
                                        an interest in Offered  Certificates  so
                                        registered will be entitled to receive a
                                        definitive certificate representing such
                                        person's  interest  except  in the event
                                        that definitive  certificates are issued
                                        under    the    limited    circumstances
                                        described     herein.      See     "Risk
                                        Factors--Book-Entry   Registration"  and
                                        "Description            of           the
                                        Certificates--Book-Entry    Registration
                                        and Definitive Certificates."

Tax Status of the Certificates......    The  Certificates  of each  series  will
                                        constitute     either    (i)    "regular
                                        interests"        ("REMIC        Regular
                                        Certificates") and "residual  interests"
                                        ("REMIC  Residual  Certificates")  in  a
                                        Trust  Fund  treated  as a  REMIC  under
                                        Sections  860A through 860G of the Code,
                                        or  (ii)   interests   ("Grantor   Trust
                                        Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

      (a) REMIC.....................    REMIC  Regular  Certificates   generally
                                        will be treated as debt obligations of the applicable REMIC for federal income tax


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                                        purposes.    Certain    REMIC    Regular
                                        Certificates may be issued with original
                                        issue  discount  for federal  income tax
                                        purposes.  See "Certain  Federal  Income
                                        Tax   Consequences"  in  the  Prospectus
                                        Supplement.

                                        The Offered Certificates will be treated
                                        as  (i)  assets   described  in  section
                                        7701(a)(19)(C)  of the Internal  Revenue
                                        Code of 1986,  as amended  (the  "Code")
                                        and (ii) "real estate assets" within the
                                        meaning of section  856(c)(5)(A)  of the
                                        Code,   in  each  case  to  the   extent
                                        described  herein and in the Prospectus.
                                        See   "Certain    Federal   Income   Tax
                                        Consequences"    herein   and   in   the
                                        Prospectus.

      (b) Grantor Trust.............    If no  election  is  made to  treat  the
                                        Trust  Fund  relating  to  a  Series  of
                                        Certificates  as a real estate  mortgage
                                        investment conduit ("REMIC"),  the Trust
                                        Fund  will be  classified  as a  grantor
                                        trust and not as an association  taxable
                                        as a corporation  for federal income tax
                                        purposes,   and  therefore   holders  of
                                        Certificates  will  be  treated  as  the
                                        owners of undivided  pro rata  interests
                                        in  the   Mortgage   Pool   or  pool  of
                                        securities and any other assets held by the Trust Fund.

                                        Investors  are advised to consult  their
                                        tax  advisors  and  to  review  "Certain
                                        Federal Income Tax Consequences"  herein
                                        and    in   the    related    Prospectus
                                        Supplement.

ERISA Considerations................    A fiduciary of an employee  benefit plan
                                        and certain other  retirement  plans and
                                        arrangements,    including    individual
                                        retirement  accounts,  annuities,  Keogh
                                        plans, and collective  investment funds,
                                        separate  accounts and certain insurance
                                        company  general  accounts in which such
                                        plans,     accounts,     annuities    or
                                        arrangements   are  invested,   that  is
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"),  or Section  4975 of the Code
                                        should  carefully  review with its legal
                                        advisors whether the purchase or holding
                                        of Offered  Certificates could give rise
                                        to a  transaction  that is prohibited or
                                        is  not  otherwise   permissible  either
                                        under ERISA or Section 4975 of the Code.
                                        See "ERISA Considerations" herein and in
                                        the   related   Prospectus   Supplement.
                                        Certain classes of Certificates  may not
                                        be  transferred  unless the  Trustee and
                                        the  Depositor  are  furnished   with  a
                                        letter of  representations or an opinion
                                        of  counsel  to  the  effect  that  such
                                        transfer  will not result in a violation
                                        of the prohibited transaction provisions
                                        of ERISA  and the  Code,  will not cause
                                        the  assets  of the  Trust to be  deemed
                                        "plan  assets" for purposes of ERISA and
                                        the  Code  and  will  not   subject  the
                                        Trustee,  the  Depositor  or the  Master
                                        Servicer to additional obligations.  See
                                        "Description            of           the
                                        Certificates--General"     and    "ERISA
                                        Considerations".

Legal Investment....................    The related  Prospectus  Supplement will
                                        specify  whether any class or classes of
                                        the Offered Certificates will constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market    Enhancement   Act   of   1984.
                                        Investors whose investment  authority is
                                        subject  to  legal  restrictions  should
                                        consult  their  own  legal  advisors  to
                                        determine whether and to what extent the
                                        Offered  Certificates  constitute  legal
                                        investments   for   them.   See   "Legal
                                        Investment"  herein  and in the  related
                                        Prospectus Supplement.

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Rating..............................    At the  date  of  issuance,  as to  each
                                        series,    each    class   of    Offered
                                        Certificates  will be  rated  not  lower
                                        than  investment  grade  by one or  more
                                        nationally recognized statistical rating
                                        agencies (each, a "Rating Agency").  See
                                        "Rating"   herein  and  in  the  related
                                        Prospectus Supplement.

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


                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the
Agreements--Evidence   as  to  Compliance"   for   information   concerning  the
Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See
"Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such
Certificateholders  are entitled under the related  Agreement.  Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds-Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "-Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees. .

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

     If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

Obligor Default

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank. See "ERISA Considerations."

Certain Federal Tax Considerations Regarding REMIC Residual Certificates

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre- tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

Assets

     The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan

Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,
(x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government
Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus
Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
          Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus
Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

     The  Certificates  of each series,  other than certain  classes of Stripped
Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from
collections  on  other  Assets  otherwise   distributable  on  such  Subordinate
Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

     Unless  otherwise  provided  in  the  Prospectus   Supplement,   with  each
distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

          (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

          (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

          (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xv) the aggregate amount of principal prepayments made during the related Due Period;

          (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;


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


          (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co.


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


Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless   otherwise   specified  in  the  related   Prospectus   Supplement,
Certificates  initially  issued  in  book-entry  form  will be  issued  in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

     Unless  otherwise  provided  in  the  related  Prospectus   Supplement  the
Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A  Master  Servicer  will  make  certain   representations  and  warranties
regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights
(unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the

Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v)  any  advances  made  as  described  under   "Description  of  the
     Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts representing Prepayment Premiums;

          (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds-- Cash Flow Agreements";

          (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

          (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

          (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

          (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

          (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.


Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i)  to  make   distributions  to  the   Certificateholders   on  each
     Distribution Date;

          (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

          (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

          (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

          (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

          (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

          (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

          (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

          (xix)  to  clear  and  terminate  the   Certificate   Account  at  the
     termination of the Trust Fund.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of

Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

     To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the

Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to
Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged
Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

     If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master
Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable.

The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master

Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and


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


enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master
Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be


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


terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to the Whole Loans

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided


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


by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon


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the prevailing  practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally
establish   priority  over  governmental   claims  for  real  estate  taxes  and
assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in


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


order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily


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residential  property  may be  significant  and may be  greater  than the income derived  from that  property.  The costs of  management  and  operation of those
mortgaged  properties  which  are  hotels,  motels,   restaurants,   nursing  or
convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the
industry's   (including   franchisors')   perception  of  the  quality  of  such
operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See
"Environmental   Legislation."  Generally  state  law  controls  the  amount  of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC
Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the


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expenses of ownership until the redemption period has expired. In some states, a
post-sale   statutory  right  of  redemption  may  exist  following  a  judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are


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subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only


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an unsecured  claim against the debtor for damages  resulting  from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a


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creditor of such general  partner to obtain an order from a court  consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.


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


     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions


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


regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the


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


security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

     A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.


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


Due-on-Sale and Due-on-Encumbrance

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


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


Acceleration on Default

     Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged


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Properties which are multifamily  residential  properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Milbank, Tweed, Hadley & McCloy or Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

     If a REMIC election is not made, Sidley & Austin or Milbank, Tweed, Hadley & McCloy or Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a.  Single Class of Grantor Trust Certificates

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the



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servicing  fees) in a portion of the interest  payments on the Mortgage  Assets.
The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Sidley & Austin or Milbank, Tweed, Hadley & McCloy or Brown & Wood LLP will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable



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



assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount
("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID
Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year



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



and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

b.  Multiple Classes of Grantor Trust Certificates

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must



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change  their  method of  accounting  and  request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on certain provisions of the OID Regulations, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent"real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] ... which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation



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is acquired  after its initial  issuance at a price  greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.   Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c.   Sale or Exchange of a Grantor Trust Certificate

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition of the Grantor Trust Certificate would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.   Non-U.S. Persons

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding



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on behalf of an owner  that is not a U.S.  Person  will be  subject  to  federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

e.   Information Reporting and Backup Withholding

     The Master  Servicer  will furnish or make  available,  within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICs

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Milbank, Tweed, Hadley & McCloy or Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.



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


     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Milbank, Tweed, Hadley & McCloy or Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a.   Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class



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


are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in proposed regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1276(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference



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between actual payments received and projected  payment amounts accrued.  In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the
rules   described   below  under   "--Taxation   of  Owners  of  REMIC   Regular
Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date



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



and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own




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


tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.




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



     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.



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

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

b.   Taxation of Owners of REMIC Residual Certificates

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.




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     A  subsequent  REMIC  Residual  Certificateholder  also will  report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual   Certificateholder,   as  described  above.  The  Legislative  History
indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the



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issue price of the REMIC Residual  Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Proposed Mark-to-Market Regulations change the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.




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     Excess Inclusions.  A portion of the income on a REMIC Residual Certificate
(referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC
Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange



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and its  adjusted  basis in the  REMIC  Residual  Certificate  (except  that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the
cost   of   such   REMIC   Residual   Certificate   to   such   REMIC   Residual
Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net
losses  that  have  been   allowed  as   deductions   to  such  REMIC   Residual
Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.




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Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than



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otherwise  provided  where  necessary to prevent  avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives



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the following:  (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.




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


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments  by ERISA  Plans  are  subject  to  ERISA's  general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

     General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA). Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plan subject to Section 4975 of the Code and disqualified persons with respect to such plans (together with ERISA Plans, "Plans").

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries, subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.




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


     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans and foreign plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

          (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Asset Seller, the Master Servicer, insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.




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


     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1, or any other exemption, with respect to the Certificates offered thereby.

     Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates and the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Certificates will not be treated as high-risk under the Policy Statement.

     The  predecessor  to  the  OTS  issued  a  bulletin,   entitled,  "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Milbank, Tweed, Hadley & McCloy, New York, New York or Brown & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.





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                         INDEX OF PRINCIPAL DEFINITIONS


                                                               Page(s) on which
                                                               term is defined
Term                                                          in the Prospectus


1986 Act......................................................................78
Accrual Certificates.......................................................9, 31
Accrued Certificate Interest..................................................33
ADA...........................................................................72
Agreements.....................................................................8
Applicable Amount.............................................................92
ARM Loans.................................................................23, 78
Asset Seller..................................................................20
Assets.....................................................................1, 20
Available Distribution Amount.................................................32
Balloon Mortgage Loans........................................................16
Bankruptcy Code...............................................................63
Book-Entry Certificates.......................................................31
Cash Flow Agreement............................................................8
Cash Flow Agreements...........................................................1
Cede.......................................................................3, 38
CERCLA....................................................................18, 68
Certificate...................................................................39
Certificate Account...........................................................42
Certificate Balance........................................................8, 33
Certificate Owners............................................................38
Certificateholders.........................................................3, 20
Certificates...................................................................5
Closing Date..................................................................83
Commercial Loans..............................................................20
Commercial Properties......................................................5, 20
Commission.....................................................................2
Contributions Tax.............................................................92
Cooperatives..................................................................21
Covered Trust.............................................................17, 56
CPR...........................................................................29
Credit Support..............................................................1, 7
Crime Control Act.............................................................73
Cut-off Date...................................................................9
Debt Service Coverage Ratio...................................................22
Deferred Interest.............................................................80
Definitive Certificates...................................................31, 38
Depositor.....................................................................20
Determination Date............................................................31
Disqualifying Condition.......................................................70
Distribution Date..............................................................9
DTC........................................................................3, 37
Due Period....................................................................32
Environmental Hazard Condition................................................69
Equity Participations.........................................................24



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ERISA.....................................................................11, 98
Events of Default.............................................................53
Exchange Act...................................................................3
Exemption.....................................................................99
FDIC..........................................................................42
FHLMC.........................................................................51
FNMA..........................................................................69
Government Securities...................................................1, 7, 20
Grantor Trust Certificates....................................................11
Hazardous Materials...........................................................70
Indirect Participants.........................................................38
Insurance Proceeds............................................................43
IRS...........................................................................75
L/C Bank......................................................................57
Labor.........................................................................98
Lease.......................................................................3, 6
Lease Assignment...............................................................1
Lessee......................................................................3, 6
Liquidation Proceeds..........................................................43
Loan-to-Value Ratio...........................................................23
Lock-out Date.................................................................24
Lock-out Period...............................................................24
Master REMIC..................................................................82
Master Servicer................................................................5
MBS.....................................................................1, 5, 20
MBS Agreement.................................................................24
MBS Issuer....................................................................24
MBS Servicer..................................................................24
MBS Trustee...................................................................24
Morgan Stanley...............................................................102
Mortgage Assets............................................................1, 20
Mortgage Loans..........................................................1, 6, 20
Mortgage Notes................................................................20
Mortgage Rate..............................................................6, 24
Mortgaged Properties...........................................................6
Mortgages.....................................................................21
Multifamily LoanMultifamily Properties.....................................6, 20
Net Operating Income..........................................................22
Nonrecoverable Advance........................................................34
Offered Certificates...........................................................1
OID...........................................................................75
OID Regulations...............................................................75
Originator....................................................................21
Participants..................................................................38
Pass-Through Rate..........................................................8, 32
Payment Lag Certificates......................................................88
Permitted Investments.........................................................42
Plans.........................................................................98
Prepayment Assumption.........................................................79
Prepayment Premium............................................................24
Prohibited Transactions Tax...................................................94
Purchase Price................................................................41

Rating Agency.................................................................12
Record Date...................................................................31
Refinance Loans...............................................................23
Related Proceeds..............................................................34
Relief Act....................................................................72
REMIC.........................................................................11
REMIC Certificates............................................................81
REMIC Regular Certificateholders..............................................82
REMIC Regular Certificates................................................11, 81
REMIC Regulations.............................................................73
REMIC Residual Certificateholder..............................................89
REMIC Residual Certificates...............................................11, 81
Restricted Group.............................................................100
Retained Interest.............................................................51
Senior Certificates........................................................8, 31
Servicing Standard............................................................46
SMMEA........................................................................100
SMMEA Certificates...........................................................100
Special Servicer...........................................................5, 46
Stripped ARM Obligations......................................................80
Stripped Bond Certificates....................................................77
Stripped Coupon Certificates..................................................77
Stripped Interest Certificates.............................................8, 31
Stripped Principal Certificates............................................8, 31
Sub-Servicer..................................................................46
Sub-Servicing Agreement.......................................................46
Subordinate Certificates...................................................8, 31
Subsidiary REMIC..............................................................82
Super-Premium Certificates....................................................84
Title V.......................................................................71
Trust Assets...................................................................2
Trust Fund.....................................................................1
Trustee........................................................................5
U.S. Person...................................................................81
UCC...........................................................................38
Underlying MBS................................................................20
Value.........................................................................23
Voting Rights.................................................................19
Warrantying Party.............................................................41
Whole Loans...................................................................20




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